Prospectus

Filed pursuant to Rule 424(b)(3)
File No. 333-140171
74,447,403 shares of common stock
     This prospectus relates to the offering by the selling stockholders of Gran Tierra Energy Inc. of up to 74,447,403 shares of our common stock, par value $0.001 per share. Those shares of common stock include 49,921,799 shares of common stock currently outstanding, and 24,525,604 shares of common stock issuable upon exercise of warrants, issued to the selling stockholders in a private offering. We are registering the offer and sale of the common stock, including common stock underlying warrants, to satisfy registration rights we have granted to the selling stockholders.
     We will not receive any proceeds from the sale of common stock by the selling stockholders. We may receive proceeds from the exercise price of the warrants if they are exercised by the selling stockholders. We intend to use any proceeds received from the selling stockholders’ exercise of the warrants for working capital and general corporate purposes.
     The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”
     Our common stock is traded on the OTC Bulletin Board under the symbol “GTRE.OB”. On May 14, 2007, the closing price of the common stock was $1.44 per share.
     Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 4 of this prospectus.
     You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated May 15, 2007

     You should rely only on the information contained in this prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus or any related free-writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.
     For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

SUMMARY
     This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the notes thereto included elsewhere in this prospectus.
     For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Gran Tierra,” “we,” “us,” and “our,” refer to Gran Tierra Energy Inc., a Nevada corporation, and our subsidiaries.
Our Company
     On November 10, 2005, Goldstrike, Inc. (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation which we refer to as “Gran Tierra Canada” and the holders of Gran Tierra Canada’s capital stock entered into a share purchase agreement, and Goldstrike and Gran Tierra Goldstrike Inc. (which we refer to as Goldstrike Exchange Co.) entered into an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either Goldstrike common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Immediately following the transactions, Goldstrike Exchange Co. acquired the remaining shares of Gran Tierra Canada outstanding after the initial share exchange for shares of common stock of Gran Tierra Energy Inc. using the same exchange ratio as used in the initial exchange. This two step process was part of a single transaction whereby Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike Inc. Additionally, Goldstrike changed its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remains incorporated in the State of Nevada.
     Following the above-described transaction, our operations and management are substantially the operations and management of Gran Tierra Canada prior to the transactions. The former Gran Tierra Canada was formed by an experienced management team in early 2005, with extensive hands-on experience in oil and natural gas exploration and production in most of the world’s principal petroleum producing regions. Our objective is to acquire and exploit international opportunities in oil and natural gas exploration, development and production, focusing on South America. We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005. In addition, we recently acquired assets in Colombia and other minor interests in Argentina and Peru.
Corporate Information
     Goldstrike Inc., now known as Gran Tierra Energy Inc., was incorporated under the laws of the State of Nevada on June 6, 2003. Our principal executive offices are located at 300, 611 - 10th Avenue S.W., Calgary, Alberta, Canada. The telephone number at our principal executive offices is (403) 265-3221. Our website address is www.grantierra.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Common stock currently outstanding (1)	95,455,765 shares

Common stock offered by the selling stockholders (2)	74,447,403 shares

Common stock outstanding after the offering (3)	119,981,369 shares

Use of Proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus. We will receive the proceeds from any warrant exercises, which we intend to use for general corporate purposes, including for working capital.

OTC Bulletin Board Symbol	GTRE.OB

(1)	Amounts are as of April 2, 2007. Includes 49,921,799 shares of common stock which will not be available to trade publicly until the registration statement of which this prospectus is a part is declared effective by the SEC. Also includes 15,873,014 shares of common stock which are issuable upon the exchange of exchangeable shares of Goldstrike Exchange Co., and 948,853 shares that will revert to us as we are contractually required to return the purchase price to the investors pursuant to an escrow arrangement.

(2)	Includes 24,525,604 shares of common stock underlying warrants issued to the selling stockholders.

(3)	Assumes the full exercise of all 24,525,604 warrants.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the risks below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.
Risks Related to Our Business
     We are a new enterprise engaged in the business of oil and natural gas exploration and development. The business of exploring for, developing and producing oil and natural gas reserves is inherently risky. We will face numerous and varied risks which may prevent us from achieving our goals.
We are a Company With Limited Operating History for You to Evaluate Our Business. We May Never Attain Profitability.
     We have limited current oil or natural gas operations. As an oil and gas exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.
     Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and gas reserves on terms that will be commercially viable for us.
Unanticipated Problems in Our Operations May Harm Our Business and Our Viability.
     If our operations in South America are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons, our business may experience a setback. These unexpected events may be due to technical difficulties, operational difficulties which impact the production, transport or sale of our products, geographic and weather conditions, business reasons or otherwise. Because we are at the beginning stages of our development, we are particularly vulnerable to these events. Prolonged problems may threaten the commercial viability of our operations. Moreover, the occurrence of significant unforeseen conditions or events in connection with our acquisition of operations in South America may cause us to question the thoroughness of our due diligence and planning process which occurred before the acquisitions, which may cause us to reevaluate our business model and the viability of our contemplated business. Such actions and analysis may cause us to delay development efforts and to miss out on opportunities to expand our operations.
We May Be Unable to Obtain Development Rights We Need to Build Our Business, and Our Financial Condition and Results of Operations May Deteriorate.
     Our business plan focuses on international exploration and production opportunities, initially in South America and later in other parts of the world. Thus far, we have acquired interests for exploration and development in eight properties in Argentina, eight properties in Colombia and two properties in Peru. In the event that we do not succeed in negotiating additional property acquisitions, our future prospects will likely be substantially limited, and our financial condition and results of operations may deteriorate.
Our Lack of Diversification Will Increase the Risk of an Investment in Our Common Stock.
     Our business will focus on the oil and gas industry in a limited number of properties, initially in Argentina, Colombia and Peru, with the intention of expanding elsewhere in South America and later into other parts of the world. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, factors affecting our industry or the regions in which we operate will likely impact us more acutely than if our business were more diversified.

Strategic Relationships Upon Which We May Rely are Subject to Change, Which May Diminish Our Ability to Conduct Our Operations.
     Our ability to successfully bid on and acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements will depend on developing and maintaining effective working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair Gran Tierra’s ability to grow.
     To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties or with local government bodies, or contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.
Competition in Obtaining Rights to Explore and Develop Oil and Gas Reserves and to Market Our Production May Impair Our Business.
     The oil and gas industry is highly competitive. Other oil and gas companies will compete with us by bidding for exploration and production licenses and other properties and services we will need to operate our business in the countries in which we expect to operate. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger, foreign owned companies, which, in particular, may have access to greater resources than us, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.
We May Be Unable to Obtain Additional Capital that We Will Require to Implement Our Business Plan, Which Could Restrict Our Ability to Grow.
     We expect that our cash balances and cash flow from operations will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Argentina and Colombia will not alone be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current activities and to expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required. Furthermore, inability to obtain capital may damage our reputation and credibility with industry participants in the event we cannot close previously announced transactions.
     Future acquisitions and future exploration, development and production activities, as well as our general overhead expenses (including salaries, travel, office, consulting, audit and legal costs) will require a substantial amount of additional capital and cash flow.
     We will immediately require such additional capital and we plan to pursue sources of such capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do succeed in raising additional capital, the capital received through our past private offerings to accredited investors may not be sufficient to fund our operations going forward without obtaining additional capital financing. Furthermore, future financings are likely to be dilutive to our stockholders, as we will most likely issue additional shares of common stock or other equity to investors in future financing transactions. In addition, debt and other mezzanine financing may involve a pledge of assets and may be senior to interests of equity holders.

     Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise with a limited history, the location of our oil and natural gas properties in South America and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital. Some of the contractual arrangements governing our exploration activity may require us to commit to certain capital expenditures, and we may lose our contract rights if we do not have the required capital to fulfill these commitments. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.
We May Be Required to Pay Liquidated Damages in Cash, Which Could Harm Our Ability to Fund Our Business Plan.
     The 50,000,000 units we issued in June 2006 have liquidated damages payable each month the registration statement is not declared effective. We incurred liquidated damages of approximately $7.75 million through May 14, 2007, the date the registration statement relating to that offering became effective. The investors have the right to take the liquidated damages either in cash or in shares of our common stock, at their election. If we fail to pay the cash payment to an investor entitled thereto by the due date, we will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. If we are required to pay the investors in cash, this would substantially harm our ability to fund our business plan and question our ability to continue as an ongoing business.
We Are Required to Return a Portion of the Proceeds From Our June 2006 Financing, Which Could Harm Our Ability to Fund Our Business Plan.
     In connection with our June 2006 financing, $1,280,951 of the amount we raised is held in escrow, and the holders of those units have the right to receive their purchase price back under the terms of the escrow agreement because we were unable to obtain a securities laws exemption for those holders by a specified date. As a result, we are contractually required to return the purchase price to them, which could harm our ability to fund our business plan.
We May Be Unable to Meet Our Capital Requirements in the Future, Causing Us to Curtail Future Growth Plans or Cut Back Existing Operations.
     We may need additional capital in the future, which may not be available to us on reasonable terms or at all. The raising of additional capital may dilute our stockholders’ interests. We may need to raise additional funds through public or private debt or equity financings in order to meet various objectives including but not limited to:
•	pursuing growth opportunities, including more rapid expansion;

•	acquiring complementary businesses;

•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	responding to competitive pressures;

•	complying with licensing, registration and other requirements; and

•	maintaining compliance with applicable laws.

     Any additional capital raised through the sale of equity may dilute stockholders’ ownership percentage in us. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.
     Furthermore, any additional financing we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional financing, we may be forced to curtail our growth plans or cut back our existing operations.
     We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertibles and warrants, which will adversely impact our financial condition.
If We Fail to Make the Cash Calls Required by Our Current Joint Ventures or Any Future Joint Ventures, We May be Required to Forfeit Our Interests in Such Joint Ventures and Our Results of Operations and Our Liquidity Would be Negatively Affected.
     If we fail to make the cash calls required by our joint ventures, we may be required to forfeit our interests in such joint ventures, which could substantially affect the implementation of our business strategy. We were required to place $400,000 in escrow to secure future cash calls in conjunction with the acquisition of our interest at Palmar Largo in Argentina, which funds have now been returned to us. However, in the future we will be required to make periodic cash calls in connection with our Palmar Largo joint venture and other joint ventures where we are not operator, or we may be required to place additional funds in escrow to secure our obligations related to our joint venture activity. If we fail to make the cash calls required in connection with the joint ventures, we will be subject to certain penalties and eventually would be required to forfeit our interest in the joint venture.
We May Not Be Able To Effectively Manage Our Growth, Which May Harm Our Profitability.
     Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:
•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.
     If we are unable to manage our growth and our operations our financial results could be adversely affected by inefficiency, which could diminish our profitability.
Our Business May Suffer If We Do Not Attract and Retain Talented Personnel.
     Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting the business of Gran Tierra. We have a small management team consisting of Dana Coffield, our President and Chief Executive Officer, Martin Eden, our Vice President, Finance and Chief Financial Officer, Max Wei, our Vice President, Operations, Rafael Orunesu, our

President of Gran Tierra activities in Argentina, and Edgar Dyes, our President of Gran Tierra activities in Colombia. The loss of any of these individuals or our inability to attract suitably qualified staff could materially adversely impact our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain suitably qualified staff and retaining staff who are willing to work in that jurisdiction. We do not currently carry life insurance for our key employees.
     Our success depends on the ability of our management and employees to interpret market and geological data successfully and to interpret and respond to economic, market and other business conditions in order to locate and adopt appropriate investment opportunities, monitor such investments and ultimately, if required, successfully divest such investments. Further, our key personnel may not continue their association or employment with Gran Tierra and we may not be able to find replacement personnel with comparable skills. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.
We may not be Able to Continue as a Going Concern.
     Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of net losses that are likely to continue in the future. We have included an explanatory paragraph in Note 1 of our audited financial statements for the year ended December 31, 2006 to the effect that our dependence on equity and debt financing raises substantial doubt about our ability to continue as a going concern. Our accumulated deficit at December 31, 2006 was $8,043,384. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.
     Our operations must begin to provide sufficient revenues to improve our working capital position. If we are unable to become profitable and cannot generate cash flow from our operating activities sufficient to satisfy our current obligations and meet our capital investment objectives, we may be required to raise additional capital or debt to fund our operations, reduce the scope of our operations or discontinue our operations.
Risks Related to our Prior Business May Adversely Affect our Business.
     Before the share exchange transaction between Goldstrike and Gran Tierra Canada, Goldstrike’s business involved mineral exploration, with a view towards development and production of mineral assets, including ownership of 32 mineral claim units in a property in British Columbia, Canada and the exploration of this property. We have determined not to pursue this line of business following the share exchange, but could still be subject to claims arising from the former Goldstrike business. These claims may arise from Goldstrike’s operating activities (such as employee and labor matters), financing and credit arrangements or other commercial transactions. While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us based on Goldstrike’s former business operations. Even if such asserted claims were without merit and we were ultimately found to have no liability for such claims, the defense costs and the distraction of management’s attention may harm the growth and profitability of our business. While the relevant definitive agreements executed in connection with the share exchange provide indemnities to us for liabilities arising from the prior business activities of Goldstrike, these indemnities may not be sufficient to fully protect us from all costs and expenses.

Risks Related to Our Industry
Our Exploration for Oil and Natural Gas Is Risky and May Not Be Commercially Successful, Impairing Our Ability to Generate Revenues from Our Operations.
     Oil and natural gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.
We May Not Be Able to Develop Oil and Gas Reserves on an Economically Viable Basis, and Our Reserves and Production May Decline as a Result.
     To the extent that we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our company’s viability depends on our ability to find or acquire, develop and commercially produce additional oil and gas reserves. Without the addition of reserves through exploration, acquisition or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.
     Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.
Estimates of Oil and Natural Gas Reserves that We Make May Be Inaccurate and Our Actual Revenues May Be Lower than Our Financial Projections.
     We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. The process of estimating oil and gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Drilling New Wells Could Result in New Liabilities, Which Could Endanger Our Interests in Our Properties and Assets.
     There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills. The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We will obtain insurance with respect to these hazards, but such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.
Decommissioning Costs Are Unknown and May be Substantial; Unplanned Costs Could Divert Resources from Other Projects.
     We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have determined that we do not require a significant reserve account for these potential costs in respect of any of our current properties or facilities at this time but if decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.
Our Inability to Obtain Necessary Facilities Could Hamper Our Operations.
     Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.
We are not the Operator of All Our Current Joint Ventures and Therefore the Success of the Projects Held Under Joint Ventures is Substantially Dependent On Our Joint Venture Partners.
     As our company does not operate all the joint ventures we are currently involved in, we do not have a direct control over operations. When we participate in decisions as a joint venture partner, we must rely on the operator’s disclosure for all decisions. Furthermore, the operator is responsible for the day to day operations of the joint venture including technical operations, safety, environmental compliance, relationships with governments and vendors. As we do not have full control over the activities of our joint ventures, our results of operations are dependent upon the efforts of the operating partner.
We May Have Difficulty Distributing Our Production, Which Could Harm Our Financial Condition.
      To sell the oil and natural gas that we are able to produce, we have to make arrangements for storage and distribution to the market. We rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. In certain areas, we may be required to rely on only one gathering system, trucking company or pipeline, and, if so, our ability to market our production would be subject to their reliability and operations. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses.
     Furthermore, future instability in one or more of the countries in which we will operate, weather conditions or natural disasters, actions by companies doing business in those countries, labor disputes or actions taken by the international community may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.
Our Oil Sales Will Depend on a Relatively Small Group of Customers, Which Could Adversely Affect Our Financial Results
     The entire Argentine domestic refining market is small and export opportunities are limited by available infrastructure. As a result, our oil sales in Argentina will depend on a relatively small group of customers, and currently, on just one customer in the area of our activity in the country. During 2005, we sold all of our production in Argentina to Refinor S.A. The lack of competition in this market could result in unfavorable sales terms which, in turn, could adversely affect our financial results.
     Oil sales in Colombia are made to Ecopetrol, a government agency. While oil prices in Colombia are related to international market prices, lack of competition for sales of oil may diminish prices and depress our financial results.
Drilling Oil and Gas Wells and Production and Transportation Activity Could be Hindered by Hurricanes, Earthquakes and Other Weather-Related Operating Risks.
     We are subject to operating hazards normally associated with the exploration and production of oil and gas, including blowouts, explosions, oil spills, cratering, pollution, earthquakes, hurricanes, labor disruptions and fires. The occurrence of any such operating hazards could result in substantial losses to us due to injury or loss of life and damage to or destruction of oil and gas wells, formations, production facilities or other properties. During November and December of 2005, our operations in Argentina were negatively effected by heavy rains and flooding in Northern Argentina. This caused trucking delays which prevented delivery of oil to the refinery for several days.
     As the majority of current oil production in Argentina is trucked to a local refinery, sales of oil can be delayed by adverse weather and road conditions. While storage facilities are designed to accommodate ordinary disruptions without curtailing production, delayed sales will delay revenues and may adversely impact the company’s working capital position. Furthermore, a prolonged disruption in oil deliveries could exceed storage capacities and shut-in production, which could have a negative impact on future production capability.
     All of our current oil production in Colombia is transported by an export pipeline which provides the only access to markets for our oil. Without other transportation alternatives, sales of oil could be disrupted by landslides or other natural events which impact this pipeline.
Prices and Markets for Oil and Natural Gas Are Unpredictable and Tend to Fluctuate Significantly, Which Could Reduce Profitability, Growth and the Value of Gran Tierra.
     Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years. The average price for West Texas Intermediate oil in 2000 was $30 per barrel. In 2006, it was $66 per barrel. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Although during 2006 market prices for oil and natural gas have remained at high levels, these prices may not remain at current levels. Furthermore, prices which we receive for our oil sales, while based on international oil prices, are established by contract with purchasers with prescribed deductions for transportation and quality differences. These differentials can change over time and have a detrimental impact on realized prices. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

Our Foreign Operations Involve Substantial Costs and are Subject to Certain Risks Because the Oil and Gas Industries in the Countries in Which We Operate are Less Developed.
     The oil and gas industry in South America is not as efficient or developed as the oil and gas industry in North America. As a result, our exploration and development activities may take longer to complete and may be more expensive than similar operations in North America. The availability of technical expertise, specific equipment and supplies may be more limited than in North America. We expect that such factors will subject our international operations to economic and operating risks that may not be experienced in North American operations. In addition, oil and natural gas prices in Argentina are effectively regulated and as a result are substantially lower than those received in North America. Our average price for oil in Argentina in 2006 was $34.75 per barrel compared to the average West Texas Intermediate price of $66 per barrel for the year. Oil prices in Colombia are related to international market prices, but adjustments that are defined by contract with Ecopetrol, a government agency and the purchaser of all oil that we produce in Colombia, may cause realized prices to be lower than those received in North America, meaning that our revenue and gross profit may be lower compared to similar production levels in North America. Our average oil price in Colombia is 2006 was $52.33 per barrel.
Negative Economic, Political and Regulatory Developments in Argentina, Including Export Controls May Negatively Effect our Operations.
     The Argentine economy has experienced volatility in recent decades. This volatility has included periods of low or negative growth and variable levels of inflation. Inflation was at its peak in the 1980’s and early 1990’s. In late-2001 there was a deep fiscal crisis in Argentina involving restrictions on banking transactions, imposition of exchange controls, suspension of payment of Argentina’s public debt and abrogation of the one-to one peg of the peso to the dollar. For the next year, Argentina experienced contractions in economic growth, increasing inflation and a volatile exchange rate. Currently, GDP is growing, inflation is normalized, and public finances are strengthened. However, there is no guarantee of economic stability. Any de-stabilization may seriously impact the economic viability of operations in the country or restrict the movement of cash into and out of the country, which would impair current activity and constrain growth in the country.
     On June 3, 2002, the Argentine government issued a resolution authorizing the Energy Secretariat to limit the amount of crude oil that companies can export. The restriction was to be in place from June 2002 to September 2002. However, on June 14, 2002, the government agreed to abandon the limit on crude export volumes in exchange for a guarantee from oil companies that domestic demand will be supplied. Oil companies also agreed not to raise natural gas and related prices to residential customers during the winter months and to maintain gasoline, natural gas and oil prices in line with those in other South American countries. Any future regulations that limit the amount of oil and gas that we could sell or any regulations that limit price increases in Argentina and elsewhere could severely limit the amount of our revenue and affect our results of operations.
The United States Government May Impose Economic or Trade Sanctions on Colombia That Could Result In A Significant Loss To Us.
Colombia is among several nations whose progress in stemming the production and transit of illegal drugs is subject to annual certification by the President of the United States. Although Colombia has received a 2006 certification, there can be no assurance that, in the future, Colombia will receive certification or a national interest waiver. The failure to receive certification or a national interest waiver may result in any of the following:
•	all bilateral aid, except anti-narcotics and humanitarian aid, would be suspended,

•	the Export-Import Bank of the United States and the Overseas Private Investment Corporation would not approve financing for new projects in Colombia,

•	United States representatives at multilateral lending institutions would be required to vote against all loan requests from Colombia , although such votes would not constitute vetoes, and

•	the President of the United States and Congress would retain the right to apply future trade sanctions.

     Each of these consequences could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with our operations there. Any changes in the holders of significant government offices could have adverse consequences on our relationship with the Colombian national oil company and the Colombian government’s ability to control guerrilla activities and could exacerbate the factors relating to our foreign operations. Any sanctions imposed on Colombia by the United States government could threaten our ability to obtain necessary financing to develop the Colombian properties or cause Colombia to retaliate against us, including by nationalizing our Argosy assets. Accordingly, the imposition of the foregoing economic and trade sanctions on Colombia would likely result in a substantial loss and a decrease in the price of our common stock. There can be no assurance that the United States will not impose sanctions on Colombia in the future, nor can we predict the effect in Colombia that these sanctions might cause.
Guerrilla Activity in Colombia Could Disrupt or Delay Our Operations, and We Are Concerned About Safeguarding Our Operations and Personnel in Colombia.
     A 40-year armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups - both funded by the drug trade - continues in Colombia. Insurgents continue to attack civilians and violent guerilla activity continues in many parts of the country.
     We, through our acquisition of Argosy Energy International, have interests in three regions of Colombia - in the Middle Magdalena, Llanos and Putamayo regions. The Putamayo region has been prone to guerilla activity in the past. In 1989, Argosy’s facilities in one field were attacked by guerillas and operations were briefly disrupted. Pipelines have also been targets, including the Trans-Andean export pipeline which transports oil from the Putamayo region.
     There can be no assurance that continuing attempts to reduce or prevent guerilla activity will be successful or that guerilla activity will not disrupt our operations in the future. There can also be no assurance that we can maintain the safety of our operations and personnel in Colombia or that this violence will not affect our operations in the future. Continued or heightened security concerns in Colombia could also result in a significant loss to us.
Increases in Our Operating Expenses will Impact Our Operating Results and Financial Condition.
     Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.
Penalties We May Incur Could Impair Our Business.
     Our exploration, development, production and marketing operations are regulated extensively under foreign, federal, state and local laws and regulations. Under these laws and regulations, we could be held liable for personal injuries, property damage, site clean-up and restoration obligations or costs and other damages and liabilities. We may also be required to take corrective actions, such as installing additional safety or environmental equipment, which could require us to make significant capital expenditures. Failure to comply with these laws and regulations may also result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties, including the assessment of natural resource damages. We could be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result of these laws and regulations, our future business prospects could deteriorate and our profitability could be impaired by costs of compliance, remedy or indemnification of our employees, reducing our profitability.
Environmental Risks May Adversely Affect Our Business.
     All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.
Our Insurance May Be Inadequate to Cover Liabilities We May Incur.
     Our involvement in the exploration for and development of oil and natural gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.
Our Business is Subject to Local Legal, Political and Economic Factors Which are Beyond Our Control, Which Could Impair Our Ability to Expand Our Operations or Operate Profitably.
     We expect to operate our business in Argentina, Colombia and Peru, and to expand our operations into other countries in the world. Exploration and production operations in foreign countries are subject to legal, political and economic uncertainties, including terrorism, military repression, interference with private contract rights (such as privatization), extreme fluctuations in currency exchange rates, high rates of inflation, exchange controls and other laws or policies affecting environmental issues (including land use and water use), workplace safety, foreign investment, foreign trade, investment or taxation, as well as restrictions imposed on the oil and natural gas industry, such as restrictions on production, price controls and export controls. Central and South America have a history of political and economic instability. This instability could result in new governments or the adoption of new policies, laws or regulations that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. Any changes in oil and gas or investment regulations and policies or a shift in political attitudes in Argentina, Colombia, Peru or other countries in which we intend to operate are beyond our control and may significantly hamper our ability to expand our operations or operate our business at a profit.
     For instance, changes in laws in the jurisdiction in which we operate or expand into with the effect of favoring local enterprises, changes in political views regarding the exploitation of natural resources and economic pressures may make it more difficult for us to negotiate agreements on favorable terms, obtain required licenses, comply with regulations or effectively adapt to adverse economic changes, such as increased taxes, higher costs, inflationary pressure and currency fluctuations.
Local Legal and Regulatory Systems in Which We Operate May Create Uncertainty Regarding Our Rights and Operating Activities, Which May Harm Our Ability to do Business.
     We are a company organized under the laws of the State of Nevada and are subject to United States laws and regulations. The jurisdictions in which we intend to operate our exploration, development and production activities may have different or less developed legal systems than the United States, which may result in risks such as:
•	effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or, in an ownership dispute, being more difficult to obtain;

•	a higher degree of discretion on the part of governmental authorities;

•	the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

•	inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

•	relative inexperience of the judiciary and courts in such matters.
In certain jurisdictions the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. Property right transfers, joint ventures, licenses, license applications or other legal arrangements pursuant to which we operate may be adversely affected by the actions of government authorities and the effectiveness of and enforcement of our rights under such arrangements in these jurisdictions may be impaired.
We are Required to Obtain Licenses and Permits to Conduct Our Business and Failure to Obtain These Licenses Could Cause Significant Delays and Expenses That Could Materially Impact Our Business.
     We are subject to licensing and permitting requirements relating to drilling for oil and natural gas. We cannot assure you that we will be able to obtain, sustain or renew such licenses. We cannot assure you that regulations and policies relating to these licenses and permits will not change or be implemented in a way that we do not currently anticipate. These licenses and permits are subject to numerous requirements, including compliance with the environmental regulations of the local governments. As we are not the operator of all the joint ventures we are currently involved in, we may rely on the operator to obtain all necessary permits and licenses. If we fail to comply with these requirements, we could be prevented from drilling for oil and natural gas, and we could be subject to civil or criminal liability or fines. Revocation or suspension of our environmental and operating permits could have a material adverse effect on our business, financial condition and results of operations.
Challenges to Our Properties May Impact Our Financial Condition.
     Title to oil and natural gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interest in and to the properties to which the title defects relate.
     Furthermore, applicable governments may revoke or unfavorably alter the conditions of exploration and development authorizations that we procure, or third parties may challenge any exploration and development authorizations we procure. Such rights or additional rights we apply for may not be granted or renewed on terms satisfactory to us.
     If our property rights are reduced, whether by governmental action or third party challenges, our ability to conduct our exploration, development and production may be impaired.
Foreign Currency Exchange Rate Fluctuations May Affect Our Financial Results.
     We expect to sell our oil and natural gas production under agreements that will be denominated in United States dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country where we perform our operations. Our production is generally invoiced in United States dollars, but payment is also made in Argentine and Colombian pesos, at the then-current exchange rate. As a result, we are exposed to translation risk when local currency financial statements are translated to United States dollars, our company’s functional currency. Since we began operating in Argentina (September 1, 2005), the rate of exchange between the Argentine peso and US dollar has varied between 2.97 pesos to one US dollar to 3.13 pesos to the US dollar, a fluctuation of approximately 5%. Exchange rates between the Colombian peso and US dollar have varied between 2,168 pesos to one US dollar to 2,640 pesos to one US dollar since September 1, 2005, a fluctuation of approximately 22%. As currency exchange rates fluctuate, translation of the statements of income of international businesses into United States dollars will affect comparability of revenues and expenses between periods.
Exchange Controls and New Taxes Could Materially Affect our Ability to Fund Our Operations and Realize Profits from Our Foreign Operations.
     Foreign operations may require funding if their cash requirements exceed operating cash flow. To the extent that funding is required, there may be exchange controls limiting such funding or adverse tax consequences associated with such funding. In addition, taxes and exchange controls may affect the dividends that we receive from foreign subsidiaries.
     Exchange controls may prevent us from transferring funds abroad. For example, the Argentine government has imposed a number of monetary and currency exchange control measures that include restrictions on the free disposition of funds deposited with banks and tight restrictions on transferring funds abroad, with certain exceptions for transfers related to foreign trade and other authorized transactions approved by the Argentine Central Bank. We cannot assure you that the Central Bank will not require prior authorization or will grant such authorization for our Argentine subsidiaries to make dividend payments to us and we cannot assure you that there will not be a tax imposed with respect to the expatriation of the proceeds from our foreign subsidiaries.
We Will Rely on Technology to Conduct Our Business and Our Technology Could Become Ineffective Or Obsolete.
     We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration and development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.
Risks Related to Our Common Stock
The Market Price of Our Common Stock May Be Highly Volatile and Subject to Wide Fluctuations.
 The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:
•	dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	fluctuations in revenue from our oil and natural gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels; and

•	changes in the social, political and/or legal climate in the regions in which we will operate.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:
•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and natural gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates, exchange rates and the availability of capital in the capital markets; and

•	significant sales of our common stock, including sales by the investors following registration of the shares of common stock under the registration statement of which this prospectus is a part and/or future investors in future offerings we expect to make to raise additional capital.
     These and other factors are largely beyond our control, and the impact of these risks, singularly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operation and financial condition.
Our Operating Results May Fluctuate Significantly, and These Fluctuations May Cause Our Stock Price to Decline.
     Our operating results will likely vary in the future primarily from fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.
We Do Not Expect to Pay Dividends In the Foreseeable Future.
     We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock.
Applicable SEC Rules Governing the Trading of “Penny Stocks” Limit the Trading and Liquidity of Our Common Stock, Which May Affect the Trading Price of the Common Stock.
     Our shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
     Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.
DIVIDEND POLICY
     We have never declared or paid any dividends on our capital stock. We currently intend to retain any future earnings to fund the development and expansion of our business, and therefore we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors. In addition, under the terms of our credit facility with Standard Bank Plc, we are required to obtain the approval of the Bank for any dividend payments made by us exceeding $2 million in any fiscal year.
USE OF PROCEEDS
     We will not receive any proceeds from the sale by the selling stockholders of our common stock. We will receive approximately $42,919,807 if the selling stockholders exercise their warrants in full. The warrant holders may exercise their warrants at any time until their expiration, as further described in the “Description of Securities.” Because the warrant holders may exercise the warrants in their own discretion, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. These proceeds will be used for general corporate purposes and capital expenditures. We have agreed to bear the expenses in connection with the registration of the common stock being offered hereby by the selling stockholders.
PRICE RANGE OF COMMON STOCK
     Our common stock was first cleared for quotation on the OTC bulletin board on November 11, 2005 and has been trading since that time under the symbol “GTRE.OB.”

     As of April 2, 2007 there were approximately 503 holders of record of shares of our common stock (including holders of exchangeable shares).
     On May 14, 2007, the last reported sales price of our shares on the OTC bulletin board was $1.44. For the periods indicated, the following table sets forth the high and low sales prices per share of common stock.

	High	Low
Second Quarter (through May 14, 2007)	$1.49	$1.01
First Quarter 2007	$1.64	$0.88
Fourth Quarter 2006	$1.75	$1.10
Third Quarter 2006	$3.67	$1.47
Second Quarter 2006	$5.01	$2.96
First Quarter 2006	$5.95	$3.02
November 11 through Dec 2005	$2.80	$1.50
     As of April 12, 2007, there are 95,455,765 shares of common stock issued and outstanding, which number includes shares of common stock issuable upon exchange of the exchangeable shares of Goldstrike Exchange Co. issued to former holders of Gran Tierra Canada’s common stock.
     Equity Compensation Plan
     Securities authorized for issuance under equity compensation plans as of December 31, 2006 are as follows:

	Number of	Weighted	Number of securities
	securities to be issued upon	average exercise price of	remaining available for future
Plan category	exercise of options	outstanding options	issuance

Equity compensation plans approved by security holders	1,520,000	$1.12	480,000
Equity compensation plans not approved by security holders	1,180,000	$1.27	—

Total	2,700,000		480,000

     The only equity compensation plan approved by our stockholders is our 2005 Equity Incentive Plan, under which our board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of our common stock. On November 8, 2006, our board of directors granted options to acquire 1,180,000 shares of common stock at an exercise price of $1.27 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options. These stock options are reflected in the table above as not being approved by security holders. In addition, in 2007 through May 2, 2007, the Board granted options to acquire an additional 850,000 shares of common stock at a weighted average exercise price of $1.25 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options.

SELECTED FINANCIAL DATA
     The following selected summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and audited financial statements included in this prospectus. Our results of operations in 2005 are for the period of incorporation, which was January 26, 2005, to December 31, 2005. All dollar amounts are in US dollars.

	Year Ended December 31,
	2006	2005

Results of Operations
Revenues
Oil sales	$11,645,553	$946,098
Natural gas sales	75,488	113,199
Interest	351,872	—

Total revenues	12,072,913	1,059,297

Expenses
Operating	4,233,470	395,287
Depletion, depreciation and accretion	4,088,437	462,119
General and administrative	6,998,805	2,482,070
Liquidated damages	1,527,988	—
Foreign exchange loss	370,538	(31,271)

Total expenses	17,219,237	3,308,205

Loss before income tax	(5,146,324)	(2,248,908)
Income tax	(677,380)	29,228

Net loss	$(5,823,704)	$(2,219,680)

Net loss per common share – basic and diluted	$(0.08)	$(0.16)

Cash Flows
Operating activities	$(829,618)	$(1,876,638)
Investing activities	(46,672,884)	(9,108,022)
Financing activities	69,381,827	13,206,116

Increase in cash	$21,879,325	$2,221,456

	December 31,
	2006	2005

Financial Position
Cash and cash equivalents	$24,100,780	$2,221,456
Working capital (including cash)	14,274,644	2,764,643
Total assets	105,910,809	12,371,131
Deferred taxes	9,875,657	—
Other long-term Liabilities	740,681	67,732
Shareholders equity	76,194,779	11,039,347
     We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005 for a total purchase price of approximately $7 million. Prior to that time we had no revenues. In June 2006, we acquired our Argosy assets for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain assets valued at $1 million. See “Business” for a description of these acquisitions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto. Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties, including, among others, the risks and uncertainties discussed below.
Overview
     We are an independent international energy company involved in oil and natural gas exploration, development and production. We plan to continually increase our oil and natural gas reserves through a balanced strategy of exploration drilling, development and acquisitions in South America. Initial countries of interest are Argentina, Colombia and Peru.
     We took our current form on November 10, 2005 when the former Gran Tierra Energy Inc, a privately held corporation in Alberta (“Gran Tierra Canada”), was acquired by an indirect subsidiary of Goldstrike Inc, a Nevada corporation, which was publicly traded on the OTC Bulletin Board. Goldstrike adopted the assets, management, business operations, business plan and name of Gran Tierra Canada. The predecessor company in the transaction was the former Gran Tierra Canada; the financial information of the former Goldstrike was eliminated at consolidation. This transaction is accounted for as a reverse takeover of Goldstrike Inc. by Gran Tierra Canada.
     Prior to September 1, 2005, we had no oil and gas interests or properties. In September 2005 and during 2006 we acquired oil and gas interests and properties in Argentina, Colombia and Peru.
     On September 1, 2005, we acquired a 14% non-operating interest in the Palmar Largo joint venture in Argentina, involving several producing fields. At the same time, we acquired interests in two minor properties in Argentina, comprising a 50% interest in the Nacatimbay block, which produces minor volumes of natural gas and associated liquids from a single well, and a 50% interest in the Ipaguazu block, a non-producing property. The total cost of these acquisitions was approximately $7 million.
     Effective June 30, 2006, we closed a farm-in arrangement with Golden Oil Corporation whereby we purchased 50% of the El Vinalar producing block in Argentina for $950,000. We also agreed to pay 100% of the first $2.7 million in costs of a sidetrack well related to this farm-in agreement.
     On February 15, 2006, we made an offer to acquire the interests of CGC in eight properties in Argentina. On November 2, 2006, we closed the purchase of interests in four properties for a total purchase price of $2.1 million. The assets purchased include a 93.18% participation interest in the Valle Morado block, a 100% interest in the Santa Victoria block and the remaining 50% interests in the Nacatimbay and Ipaguazu blocks.
     On December 1, 2006, we closed the purchase of interests in two other properties from CGC, including a 100% interest in the El Chivil block and a 100% participation interest in the Surubi block, each located in the Noroeste Basin of Argentina, for a total purchase price of $2.5 million. We also purchased the remaining 25% minority interest in each property from the joint venture partner for a total purchase price of $280,000.
     The total purchase price in 2006 for the acquisition of CGC’s interests in all six properties was $4.6 million. Post-closing adjustments, which reflect original values assigned to the properties, amended terms, revenues and costs from the effective date of January 1, 2006, were approximately $3.8 million which was paid in January 2007.
     We began operations in Colombia on June 20, 2006 through the acquisition of Argosy Energy International L.P. (“Argosy”). The Argosy assets consist of interests in a portfolio of producing and non-producing assets in Colombia. We entered into a Securities Purchase Agreement dated May 25, 2006 with Crosby Capital LLC to acquire all of the limited partnership interests of Argosy and all of the issued and outstanding capital stock of Argosy Energy Corp. On June 20, 2006 we closed the Argosy acquisition and paid consideration to Crosby consisting of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. The value of the overriding and net profit interests was based on present value of expected future cash flows.

     We signed a License Contract with PeruPetro S.A. for the Exploration and Exploitation of Hydrocarbons covering Block 122 in Peru on June 8, 2006. Terms of the License define a seven-year exploration term with four periods, each with minimum work obligations. The minimum commitment for the first work period, which is mandatory, is $0.5 million. The potential commitment over the seven-year period, at our option, is $5.0 million and includes technical studies, seismic acquisition and the drilling of one exploration well. The License Contract defines an exploitation term of thirty years for commercial discoveries of oil. Block 122 covers 1.2 million acres. Final ratification by the government of Peru occurred on November 3, 2006. A second License Contract for the adjacent Block 128 was subsequently awarded and ratified on December 12, 2006. This second License encompasses 2.2 million acres and has the same terms as that for Block 122.
     The acquisitions were funded through a private placement of our securities that occurred between September 2005 and February 2006 and an additional private placement that occurred in June 2006.
     In the fourth quarter of 2005 and the first quarter of 2006 we sold 15 million units of our securities for gross proceeds of $12 million, less issue costs of $800,000, for net proceeds of $11.2 million. Each unit consisted of one share of common stock and one warrant to purchase one half of a common share for five years at an exercise price of $1.25 per whole share.
     In June, 2006 we sold 50,000,000 units of our securities for total proceeds of $75,000,000, less issue costs of $6,306,699, for net proceeds of $68,693,301. Each unit consisted of one share of common stock and one warrant to purchase one half a common share for five years at an exercise price of $1.75 per whole share.
     Effective February 28, 2007, we secured a $50 million credit facility with Standard Bank Plc. The credit facility has a three-year term and an initial borrowing base of $7 million. No amounts have been drawn-down under the facility.
     The shares of common stock and warrants to purchase common shares issued in 2005 and 2006 have registration rights associated with their issuance pursuant to which we agreed to register for resale the shares and warrants. In the event that the registration statements are not declared effective by the SEC by specified dates, we are required to pay liquidated damages to the purchasers of the shares and warrants.
     The 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 have liquidated damages payable in the amount of 1% of the purchase price for each unit per month payable each month the registration statement is not declared effective beyond the mandatory effective date (July 10th, 2006). The total amount recorded and paid at December 31, 2006 for these liquidated damages is $269,923, which is the maximum amount payable. The registration statement was declared effective by the SEC on February 14, 2007.
     The 50,000,000 units issued in June 2006 have liquidated damages payable each month the registration statement is not declared effective beyond the mandatory effective date (November 17, 2006), calculated as follows:
1% of the purchase price for the 1st month after the mandatory effective date
1.5% of the purchase price for the 2nd and 3rd month after the mandatory effective date
2% of the purchase price for the 4th and 5th months after the mandatory effective date and
1/2% increase each quarter thereafter
     The investors have the right to take the liquidated damages either in cash or in shares of our common stock, at their election. If we fail to pay the cash payment to an investor entitled thereto by the due date, we will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The total amount of liquidated damages shall not exceed 25% of the purchase price for the units or $18,750,000.
     We incurred the obligation to pay approximately $1,258,000 in liquidated damages as at December 31, 2006, which amount has been recorded as liquidated damages expense in the consolidated statement of operations, and incurred additional liquidated damages in the amounts of $4,132,150 at March 31, 2007 and additional liquidated damages through May 14, 2007, for a cumulative liability of approximately $7.75 million. We intend to seek a waiver from our investors of such liquidated damages but we may not be successful.
     In April 2007 investors holding 948,853 units exercised their right to have us return their purchase price to them, and thus these units will revert back to us. No other investors have the right to cause us to return the purchase price for their units.

     Our ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire oil and natural gas interests and generating profitable operations from our oil and natural gas interests in the future. Our financial statements as at and for the year ended December 31, 2006 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. We incurred a net loss of $5,823,704 for the year ended December 31, 2006, and, as at December 31, 2006, we had a deficit of $8,043,384. We expect to incur substantial expenditures to further our capital investment programs and our cash flow from operating activities and current cash balances may not be sufficient to satisfy our current obligations and meet our capital investment objectives. We intend to explore opportunities as they arise, including raising additional capital, pursuing acquisitions of assets or other companies or a merger with another company, and selling or co-partnering development of some of our assets, to achieve our financing needs. We may not be successful in such pursuits.
     To address our ability to continue as a going concern, we have raised additional capital through the sale and issuance of common shares, and may do so again in the future. We plan to expand our portfolio of production, development, step-out and exploration opportunities using additional equity financing, cash provided from future operating activities, and the bank credit facility. Additional equity financing may not be available to us on attractive terms, if at all. Further, funds available under our bank credit facility are limited to the amount of the borrowing base, as determined by the bank semi-annually, up to a maximum of $50 million and provided that we are able to make the required representations to our lender.
     We currently generate the majority of our revenue and cash flow from the production and sale of crude oil in Argentina and Colombia. The selling prices for our crude oil production are based on international oil prices, which historically have been volatile. In 2007, our production may be subject to natural production declines, and our revenues may be impacted by international oil prices, which are uncertain. Results from operations may also be affected by drilling efforts and planned remedial work programs. Our drilling and work plans for 2007 are expected to be funded from available cash, anticipated cash flow from operations, and a bank credit facility. Oil price declines combined with unexpected costs may require additional equity and/or debt financing during the year. Increases in the borrowing base under our credit facility are dependent on our success in increasing oil and gas reserves and dependent on future oil prices.
     Our financial results for 2006 and 2005 are principally impacted by acquisitions of oil and gas interests in Argentina and Colombia in the third quarter of 2005 and the second and fourth quarters of 2006, as described above, which affected our results of operations. Our financial condition has also been affected by the equity financings described above.
     The operating results for 2006 include a full year of activities at Palmar Largo, two months at Nacatimbay before production was suspended on March 1 and two months after production was reinstated on November 1, six months of activities at El Vinalar beginning July 1, 2006 and one month of activities at Chivil, commencing December 1, and the Argosy acquisitions in Colombia from June 21, 2006. The operating results and financial position for 2005 reflect our incorporation on January 26, 2005 and the commencement of oil and gas operations in Argentina on September 1, 2005.
Results of Operations for the years ended December 31, 2006 and 2005
Revenues
     Revenues for the year ended December 31, 2006 were $12,072,913 compared to $1,059,297 for the year ended December 31, 2005. The increase in revenues is due primarily to the inclusion of a full year of Argentina operations and the acquisition of the Colombian properties in June 2006. In Argentina, the 2006 results include a full year of activities at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar beginning July 1, 2006, and one month of activities at Chivil, commencing December 1. Revenues in 2005 reflect only the Argentina operations for a 4-month period from September 1, 2005, the date of acquisition of the Palmar Largo and Nacatimbay properties.
     In Argentina, crude oil production after 12% royalties for the year ended December 31, 2006 was 115,420 barrels, including 103,982 barrels from Palmar Largo for the full year, 7,872 barrels from El Vinalar for the period July 1 to December 31, 2006, and 3,567 barrels from Chivil for December 1 to December 31, 2006. Average daily production for these periods was 285 barrels from Palmar Largo, 43 barrels from El Vinalar and 115 barrels from Chivil. In addition, production of condensate from Nacatimbay after royalties was 363 barrels, or an average of

12 barrels per day for the period. In 2005, crude oil production after royalties of 12%, for the four-month period from September 1 (acquisition date of the Argentina properties) to December 31, 2005, was 36,011 barrels from Palmar Largo, or an average of approximately 293 barrels per day. In addition, production of condensate from Nacatimbay averaged 5 barrels per day for the period.
     In Argentina, oil sales after 12% royalties were 127,712 barrels for the year ended December 31, 2006 including 118,121 barrels from Palmar Largo for the full year, 7,644 barrels from El Vinalar for the period July 1 to December 31, 2006, and 1,947 barrels from Chivil for December 1 to December 31, 2006. Average daily sales for these periods were 324 barrels from Palmar Largo, 42 barrels from El Vinalar and 63 barrels from Chivil. In addition, sales of condensate after royalties were 363 barrels for the year. Natural gas sales at Nacatimbay, which had been shut in for most of 2005, were 41,447 thousand cubic feet, after 12% royalty, for the period, or 345 thousand cubic feet per day. Oil sales at Palmar Largo during 2005 were reduced to 25,132, or an average of 206 barrels per day, due to severe weather conditions in Northern Argentina, as extreme rainfall and poor road conditions curtailed tanker truck traffic through November and December 2005. As a result, oil inventory increased to 13,948 barrels by December 31, 2005. Natural gas sales at Nacatimbay for the period averaged 494 thousand cubic feet per day, after 12% royalty.
     In Argentina, net revenue for the year ended December 31, 2006, after deducting royalties at an average royalty rate of 12% of production revenue, and after deducting turnover taxes, was $5,033,363 for oil and $75,488 for natural gas and condensate. Net revenue for the period from incorporation on January 26, 2005 to December 31, 2005 was $1,059,297, reflecting an average royalty rate of 12% of production revenue, including $946,098 from oil at Palmar Largo and $113,199 from natural gas and condensate at Nacatimbay.
     Average sales price for Palmar Largo oil in 2006 was $34.75 per barrel (2005 — $37.80 per barrel). Average sales prices at Nacatimbay were $36.37 per barrel of condensate (2005 — $37.58 per barrel) and $1.74 per thousand cubic feet of natural gas (2005 — $1.50 per thousand cubic feet of natural gas). Oil and natural gas prices are effectively regulated in Argentina.
     In Colombia, we recorded production and results of operations beginning June 21, 2006 in conjunction with our acquisition of Argosy. We recorded no production in 2005. Production after royalties was 134,269 barrels for the period from June 21 to December 31, 2006, comprising 70,746 barrels from the Santana block and 63,523 barrels from the Guayuyaco block, representing an average production rate of 692 barrels per day for the period. Oil sales were 129,209 barrels for the period from June 21 to December 31, 2006, or 666 barrels per day on average during the period.
     In Colombia, net revenue was $6,612,190 for the year ended December 31, 2006, reflecting royalty rates of 20% for the Santana block and 8% for the Guayuyaco block. The average sales price for oil in 2006 was $52.33 per barrel.
     Interest revenue earned on our cash deposits was $351,872 for the year ended December 31, 2006 and none in 2005.
Operating Expenses
     For the year ended December 31, 2006, operating expenses were $4,233,470 compared to $395,287 in 2005, reflecting the inclusion in 2006 of a full year of Argentine operating activities at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar beginning July 1, 2006 and one month at Chivil commencing December 1, and six months plus ten days of operations in Colombia beginning June 21, 2006.
     In Argentina, operating expenses for 2006 totaled $2,846,705 (approximating $20.37 per barrel), primarily at Palmar Largo including an inventory adjustment of $409,582 ($2.93 per barrel) due to an underlift of crude oil volumes by a partner in the Palmar Largo joint venture. As of December 31, 2006, we have accrued the impact of an agreement among the joint venture partners providing for the recovery of underlifted volumes. Operating expenses totaled $395,287 for the period from incorporation on January 26, 2005 to December 31, 2005, representing four months of operations in Argentina. This equates to an average operating cost of $8.90 per barrel of oil equivalent (natural gas conversion 20 to 1). Operating costs for 2006 have increased primarily due to workover activity at Palmar Largo. Work over costs are treated as an operating expense.

     In Colombia, operating expenses were $1,386,765 in 2006 or $10.71 per barrel for the period June 21 to December 31, 2006. We have no comparative data for 2005 because the business was acquired during 2006.
Depletion, depreciation and accretion
     Depreciation, depletion and accretion was $4,088,437 for 2006, including accretion of asset retirement obligations of $5,061, compared to $462,119 in 2005, reflecting the inclusion of a full year of operations at Palmar Largo, additional Argentina acquisitions in 2006, and the inclusion of Colombia operations in June 2006. The majority of the 2006 expense represents the depletion of oil and gas assets in Argentina and the newly acquired Colombia properties. Depreciation, depletion and accretion recorded in 2005 primarily relates to the depletion of the acquisition cost for the Argentina properties.
General and Administrative
     General and administrative costs for 2006 were $6,998,805, including staffing and other costs for our offices in Calgary, Argentina and Colombia. This represented a $4,516,735 or a 182% increase over 2005 costs. The incremental increase in general and administrative costs in 2006 was primarily due to operating fully-staffed branch offices in Colombia and Argentina, the increased level of activity related to our expansion of operations, which resulted from acquisition of the Argosy assets in Colombia and properties in Argentina, and costs related to the registration of our securities. The increase in costs was primarily in four main categories: professional services increased by $1,382,134; employee costs increased by $1,566,979; bank and debt related fees increased by $561,971; and office related costs increased by $732,199.
Liquidated Damages
     Liquidated damages of $1,527,988 recorded in 2006 relate to liquidated damages payable to our stockholders as a result of the registration statements for our securities issued in 2005 and 2006 not becoming effective within the periods specified in the share registration rights agreements for those securities. The amount expensed includes $269,923 related to 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 and $1,258,065 related to 50 million units sold in the second quarter of 2006. We did not have any liquidated damages in 2005. Our registration statement for our 2005 private placement became effective in February 2007, and the amount of $269,923 incurred in 2006 in connection with the late effectiveness of this registration statement is the maximum amount of liquidated damages payable in respect of these units. Our registration statement for our June 2006 private placement became effective on May 14, 2007, and we incurred $3.9 million in liquidated damages in the first quarter of 2007 in connection with the late effectiveness of this registration statement, and continued to incur liquidated damages until it became effective, with total liquidated damages incurred being approximately $7.75 million. The holders of the units have the option of taking the liquidated damages in cash or stock. In April 2007, holders of 948,853 units exercised their right to cause us to return their purchase price for their units.
Foreign Exchange Loss
     Foreign exchange loss was $370,538 for the year ended December 31, 2006 compared to a gain of $31,271 for 2005. The loss arose primarily from translation of local currency denominated transactions in our South American operations into US dollars.
Income Tax
     We recorded an income tax expense of $677,380 in 2006 compared to an income tax benefit of $29,228 in 2005. The Colombia operations generated a net income before tax of $2.4 million dollars, which resulted in a local income tax liability, offset by income tax assets arising from losses incurred in Argentina.
Net Income (Loss) Available to Common Shares
     The net loss for the year ended December 31, 2006 was $5,823,704, or $0.08 per share. This loss includes a full year of operating activities at Palmar Largo and six months plus ten days of operations in Colombia, and costs related to the share registration statements. The net loss for the period from incorporation on January 26, 2005 to December 31, 2005, was $2,219,680, equivalent to a loss of $0.16 per share. These results reflect four months of operating activity, twelve months of business activity and significant costs relating to the November 10, 2005 share exchange.

     Per share calculations for 2006 and 2005 are based on basic weighted average shares outstanding of 72,443,501 and 13,538,149, respectively.
Liquidity and Capital Resources
     As at December 31, 2006, our cash balance was $24,100,780 and our current assets (including cash balance) less current liabilities were $14,339,654, compared to cash of $2,221,456 and net current assets of $2,764,643 at December 31, 2005.
     Restricted cash of $2,291,360 as at December 31, 2006 will become or has become available to us as follows:
a)	Standard Bank holds a $1,009,009 restricted deposit for Gran Tierra. The funds were held as a guarantee for two letters of credit issued in Peru for work commitments for our land holdings, blocks 122 and 128. Export Development Canada, issued a guarantee on Gran Tierra’s behalf in February 2007, which effectively replaced these guaranteed funds. Therefore, the funds were returned to Gran Tierra as unrestricted cash in February, 2007.

b)	Funds are being held in escrow, by Bank of America, pending a request from Gran Tierra to the Alberta Securities Commission to provide the same resale rights for purchasers resident in Alberta as other investors in the private placement completed in June 2006. There are $1,280,951 in funds being held in escrow, which we will need to release back to those investors.

c)	Argentina has $1,400 remaining in restricted cash to satisfy joint venture partner requirements.
     During the year ended December 31, 2006, we increased our cash balances by $21,889,447 and funded our capital expenditures and operating expenditures from proceeds of a series of private placements of our securities. Cash outflows comprised $829,618 from operating activities and cash inflows of $69,381,827 from financing activities, offset by cash outflows of $46,672,884 for investing activities. Proceeds from private placements included $75,000,000, less issue costs of $6,303,699, from the sale of 50,000,000 units of our securities in June 2006, $610,000 from the sale of 762,500 units in the first quarter of 2006, and proceeds from the exercise of warrants to purchase common stock. However, of the amount raised, $1,280,951 is held in escrow, and the holders of those units have the right to return the units to us and receive their purchase price back under the terms of the escrow agreement because we were unable to obtain a securities laws exemption for those holders by a specified date. We are currently in discussions with those stockholders regarding whether or not they will exercise that right.
     During 2005, we funded the majority of our capital expenditures from funds received through three private placements of our securities. Cash inflows from financing activities were $13,206,116, offset by cash outflows of $2,277,065 from operating activities and $8,707,595 for investing activities. Proceeds from private placements included $11,428,084 from the sale of 14,285,106 units of our securities in the fourth quarter of 2005.
     Capital expenditures for the year ended December 31, 2006 were $48,394,181 and were primarily related to the Argosy purchase in Colombia, the purchase of the El Vinalar and CGC properties in Argentina, development activity at Palmar Largo, drilling activities in Colombia, and office equipment and leasehold improvements in both Calgary and Argentina. During 2005, capital expenditures for the period from incorporation on January 26, 2005 to December 31, 2005, were $8,775,327, predominantly for the acquisition cost of the Palmar Largo, Nacatimbay and Ipaguazu interests in Argentina. The purchase price for the Argentina acquisition was $7,032,714 plus post-closing adjustments of $708,955 with the remaining capital expenditures relates to our share of the cost of drilling one well at Palmar Largo.

     The following are contractual commitments at December 31, 2006, associated with debt obligations, lease obligations, and contractual commitments (in thousands):

		Payments Due by Period
		Less than
Contractual Commitment	Total	1 year	1-3 years	4-5 years

Long-Term Debt Obligations	$—	$—	$—	$—
Liquidated damages	1,527,988	1,527,988	—	—
Work Commitments - Peru	8,600,000	—	3,533,333	5,066,667
Office Leases	460,683	118,752	260,043	81,888
Office Equipment Leases	31,524	13,680	17,198	646

Vehicle	77,367	49,233	28,134	—

Housing	8,690	8,690	—	—

Total	$10,706,252	$1,718,343	$3,838,709	$5,149,201

     The minimum capital expenditure commitment for blocks 122 and 128 in Peru is $1.0 million for the initial 3-year work period. We have no other capital expenditure commitments, other than discretionary capital expenditures to be made in the normal course of operations for workover and drilling activities. As well, post-closing adjustments of $3.8 million, related to the acquisition of CGC’s interests in six properties, were paid in January 2007.
     Effective February 28, 2007, we entered into a credit facility with Standard Bank Plc. The facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of our petroleum reserves up to maximum of $50 million. The initial borrowing base is $7 million and the borrowing base will be re-determined semi-annually based on reserve evaluation reports. The facility includes a letter of credit sub-limit of up to $5 million. Amounts drawn down under the facility bear interest at the Eurodollar rate plus 4%. A stand-by fee of 1% per annum is charged on the un-drawn amount of the borrowing base. The facility is secured primarily by our Colombian assets. Under the terms of the facility, we are required to maintain compliance with specified financial and operating covenants. We are also required to enter into a hedging agreement for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of our projected aggregate net share of Colombian production after royalties for the three-year term of the facility. No amounts have been drawn-down under the facility.
     In accordance with the terms of the credit facility with Standard Bank Plc, we entered into a costless collar hedging contract for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010.
     During 2007, we plan to drill ten wells, conduct several workovers of existing wells, and conduct technical studies on our existing acreage. Our estimated drilling budget for 2007 is $13.5 million. We will not be able to fund this drilling budget with our current funds if we are required to pay liquidated damages in cash in connection with our securities offerings.
     In Argentina, two new wells are scheduled for 2007. This includes the Puesto Climaco-2 sidetrack in the Vinalar Block, which was completed and put on production in January 2007, and drilling the Proa-1 exploration well in the Surubi Block in the second half of 2007. Several well workovers are contemplated for wells on existing producing and shut-in fields.
     In Colombia, eight new wells are scheduled for 2007, including the Laura-1 exploration well in the Talora Block, the Caneyes-1 exploration well in the Rio Magdalena Block, the Soyona-1 and Cachapa-1 exploration wells in the Primavera Block, the Juanambu-1 and Floresta-1 exploration wells in the Guayuyaco Block, the Costayaco-1 exploration well in the Chaza Block, and the Piedra-1 exploration well in the Talora block. Laura-1 finished drilling in January 2007, Caneyes-1 was drilled in February 2007, and Cachapa-1 was drilled in March 2007, and all three wells were plugged and abandoned. The Juanambu-1 well was drilled in March 2007 and encountered hydrocarbon shows in four zones. We are testing these zones and expect to complete the testing in May 2007. Several workovers are also contemplated for wells on existing producing and shut-in fields.
     In Peru, operations in 2007 are limited to technical studies of Block 122 and Block 128, which involve expenditures of approximately $400,000.

     In addition to current projects, we may pursue new ventures in South America, in areas of current activity and in new regions or countries. There is no assurance additional opportunities will be available, or if we participate in additional opportunities that those opportunities will be successful. Based on projected production, prices and costs, we believe that our current operations and capital expenditure program can be maintained from cash flow from existing operations, cash on hand, and our credit facility, barring unforeseen events or a severe downturn in oil and gas prices. Should our operating cash flow decline, we would examine measures such as reducing our capital expenditure program, issuance of debt, or issuance of equity.
     Future growth and acquisitions will depend on our ability to raise additional funds through equity and/or debt markets. We have recently completed financing initiatives to support recent acquisition initiatives, which have also brought additional production and cash flow into our company. Increases in the borrowing base under our credit facility are dependent on our success in increasing oil and gas reserves and on future oil prices.
     We will need to raise additional funds to pay liquidated damages in the event that our stockholders elect to receive cash rather than stock in settlement of the damages. We incurred liquidated damages of approximately $7.75 million through May 14, 2007, the date the registration statement became effective.
     Our initiatives to raise debt or equity financing to fund capital expenditures or other acquisition and development opportunities may be affected by the market value of our common stock. If the price of our common stock declines, our ability to utilize our stock to raise capital may be negatively affected. Also, raising funds by issuing stock or other equity securities would further dilute our existing stockholders, and this dilution would be exacerbated by a decline in stock price. Any securities we issue may have rights, preferences and privileges that are senior to our existing equity securities. Borrowing money may also involve pledging some or all of our assets.
Off-Balance Sheet Arrangements
     As at December 31, 2006 and 2005, we had no off-balance sheet arrangements.
Critical Accounting Estimates
Use of Estimates
     The preparation of financial statements under generally accepted accounting principles (“GAAP”) in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our critical accounting estimates are discussed below.
Oil and Gas Accounting-Reserves Determination
     We follow the full cost method of accounting for our investment in oil and natural gas properties, as defined by the SEC, as described in note 2 to our consolidated financial statements. Full cost accounting depends on the estimated reserves we believe are recoverable from our oil and gas reserves. The process of estimating reserves is complex. It requires significant judgments and decisions based on available geological, geo-physical, engineering and economic data.
     To estimate the economically recoverable oil and natural gas reserves and related future net cash flows, we incorporate many factors and assumptions including:
•	expected reservoir characteristics based on geological, geophysical and engineering assessments;

•	future production rates based on historical performance and expected future operating and investment activities;

•	future oil and gas quality differentials;

•	assumed effects of regulation by governmental agencies; and

•	future development and operating costs.

     We believe our assumptions are reasonable based on the information available to us at the time we prepare our estimates. However, these estimates may change substantially as additional data from ongoing development activities and production performance becomes available and as economic conditions impacting oil and gas prices and costs change.
     Management is responsible for estimating the quantities of proved oil and natural gas reserves and for preparing related disclosures. Estimates and related disclosures are prepared in accordance with SEC requirements and generally accepted industry practices in the US as prescribed by the Society of Petroleum Engineers. Reserve estimates, including the standardized measure of discounted future net cash flow and changes therein, are prepared at least annually by independent qualified reserves consultants.
     Our board of directors oversees the annual review of our oil and gas reserves and related disclosures. The Board meets with management periodically to review the reserves process, results and related disclosures and appoints and meets with the independent reserves consultants to review the scope of their work, whether they have had access to sufficient information, the nature and satisfactory resolution of any material differences of opinion, and in the case of the independent reserves consultants, their independence.
     Reserves estimates are critical to many of our accounting estimates, including:
•	Determining whether or not an exploratory well has found economically producible reserves.

•	Calculating our unit-of-production depletion rates. Proved reserves estimates are used to determine rates that are applied to each unit-of-production in calculating our depletion expense.

•	Assessing, when necessary, our oil and gas assets for impairment. Estimated future cash flows are determined using proved reserves. The critical estimates used to assess impairment, including the impact of changes in reserves estimates, are discussed below.
Oil and Gas Accounting-Impairment
     We evaluate our oil and gas properties for impairment on a quarterly basis. We assess estimated discounted future cash flows to determine if properties are impaired on a cost center basis. If the 10% discounted future cash flows for a cost center are less than the carrying amount, the cost center is impaired and written down to its fair value.
     Cash flow estimates for our impairment assessments require assumptions about two primary elements — constant prices and reserves. It is difficult to determine and assess the impact of a decrease in our proved reserves on our impairment tests. The relationship between the reserves estimate and the estimated discounted cash flows is complex because of the necessary assumptions that need to be made regarding period end production rates, period end prices and costs. Under full cost accounting, we perform a ceiling test to ensure that unamortized capitalized costs in each cost centre do not exceed their fair value. We recognize an impairment loss in net earnings when the carrying amount of a cost center is not recoverable and the carrying amount of the cost center exceeds its fair value. A cost center is defined as a country. Capitalized costs, less accumulated depreciation (carrying value) are limited to the sum of: the present value of estimated future net revenues from proved oil and gas reserves, less future value of unproven properties included in the costs being amortized; less income tax effects related to the differences between the book and tax basis of the properties. If unamortized capital costs within a cost center exceed the cost center ceiling, the excess shall be charged to expense and separately disclosed during the period in which the excess occurs. As a result, we are unable to provide a reasonable sensitivity analysis of the impact that a reserves estimate decrease would have on our assessment of impairment.
     We assessed our oil and gas properties for impairment as at December 31, 2006 and 2005 and found no impairments were required based on our assumptions. Estimates of standardized measure of our future cash flows from proved reserves were based on realized crude oil prices of $48.66 in Colombia and $35.56 to $38.57 for our Argentina properties. A future reduction in oil prices and/or quantities of proved reserves would reduce the ceiling limitation and may result in a ceiling test write-down.

Asset Retirement Obligations
     We are required to remove or remedy the effect of our activities on the environment at our present and former operating sites by dismantling and removing production facilities and remediating any damage caused. Estimating our future asset retirement obligations requires us to make estimates and judgments with respect to activities that will occur many years into the future. In addition, the ultimate financial impact of environmental laws and regulations is not always clearly known and cannot be reasonably estimated as standards evolve in the countries in which we operate.
     We record asset retirement obligations in our consolidated financial statements by discounting the present value of the estimated retirement obligations associated with our oil and gas wells and facilities and chemical plants. In arriving at amounts recorded, we make numerous assumptions and judgments with respect to ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement and expected changes in legal, regulatory, environmental and political environments. The asset retirement obligations we have recorded result in an increase to the carrying cost of our property, plant and equipment. The obligations are accreted with the passage of time. A change in any one of our assumptions could impact our asset retirement obligations, our property, plant and equipment and our net income.
     It is difficult to determine the impact of a change in any one of our assumptions. As a result, we are unable to provide a reasonable sensitivity analysis of the impact a change in our assumptions would have on our financial results. We are confident, however, that our assumptions are reasonable.
Goodwill
     Goodwill represents the excess of purchase price of business combinations over the fair value of net assets acquired and we test for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. We estimate the fair value of each reporting unit and compare it to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, we write down the goodwill to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for our reporting units, we estimate the fair values of the reporting units based upon several valuation analyses, including comparable companies, comparable transactions and premiums paid. The goodwill on our financial statements was a result of the Argosy acquisition, and relates entirely to the Colombia reporting segment.
Deferred Income Taxes
     We follow the liability method of accounting for income taxes whereby we recognize future income tax assets and liabilities based on temporary differences in reported amounts for financial statement and tax purposes. We carry on business in several countries and as a result, we are subject to income taxes in numerous jurisdictions. The determination of our income tax provision is inherently complex and we are required to interpret continually changing regulations and make certain judgments. While income tax filings are subject to audits and reassessments, we believe we have made adequate provision for all income tax obligations. However, changes in facts and circumstances as a result of income tax audits, reassessments, jurisprudence and any new legislation may result in an increase or decrease in our provision for income taxes.
New Accounting Pronouncements
     Effective January 1, 2006, we adopted the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. The adoption of SAB 108 did not have a material impact on our consolidated financial statements.

     In February 2006, the FASB issued Statement 155, Accounting for Certain Hybrid Instruments, which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities, and Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from its host contract in accordance with Statement 133. Statement 155 also clarifies other provisions of Statement 133 and Statement 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect adoption of this statement will have a material impact on our results of operations or financial position.
     In July 2006, FASB issued FIN 48 Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. This interpretation is effective for fiscal years beginning after December 15, 2006. We do not expect adoption of this statement will have a material impact on our results of operations or financial position.
     In September 2006, FASB issued Statement 157, Fair Value Measurements. Statement 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.
     In December 2006, FASB issued Staff Position (FSP) EITF (Emerging Issues Task Force) 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective for fiscal years beginning after December 15, 2006. We early adopted this FSP during the year ended December 31, 2006 and recorded $1,258,000 in liquidated damages as an expense in the consolidated statement of operations and deficit and the same amount in accrued liabilities at December 31, 2006.
     In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). FAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. FAS 159 is effective for our fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position

Quarterly Financial Information

			Income Before			Basic	Diluted
			Income Tax	Income Tax		Earnings per	Earning per
	Revenues	Expenses	Provision	Provision	Net Income	Share	Share

2006
First Quarter	1,049,629	2,211,120	(1,161,491)	57,457	(1,218,948)	($0.03)	($0.03)
Second Quarter	2,089,984	2,581,393	(491,409)	80,325	(571,734)	($0.01)	($0.01)
Third Quarter	5,394,949	4,750,887	644,062	710,417	(66,355)	$0.00	$0.00
Fourth Quarter	3,538,351	7,675,837	(4,137,486)	(170,819)	(3,966,667)	($0.04)	($0.04)

	12,072,913	17,219,237	(5,146,324)	677,380	(5,823,704)	($0.08)	($0.08)

2005
First Quarter	—	496	(496)	—	(496)	$0.00	$0.00
Second Quarter	—	261,021	(261,021)	—	(261,021)	($0.06)	($0.06)
Third Quarter	349,263	626,537	(277,274)	7,370	(284,644)	($0.02)	($0.02)
Fourth Quarter	710,034	2,420,151	(1,710,117)	(36,598)	(1,673,519)	($0.04)	($0.04)

	1,059,297	3,308,205	(2,248,908)	(29,228)	(2,219,680)	($0.16)	($0.16)

     We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005 for a total purchase price of approximately $7 million. Prior to that time we had no revenues. In June 2006, we acquired our Colombia assets for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain assets valued at $1 million. See “Business” for a description of these acquisitions.
Quantitative and Qualitative Disclosures About Market Risk
     Our principal market risk relates to oil prices. We have not hedged these risks in the past. Essentially 100% of our revenues are from oil sales at prices which are defined by contract relative to West Texas Intermediate and adjusted for transportation and quality, for each month. In Argentina, a further discount factor which is related to a tax on oil exports establishes a common pricing mechanism for all oil produced in the country, regardless of its destination.
     In accordance with the terms of the credit facility with Standard Bank Plc, which we entered into on February 28, 2007, we entered into a costless collar hedging contract for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010.
     We consider our exposure to interest rate risk to be immaterial. Interest rate exposures relate entirely to our investment portfolio, as we do not have short-term or long-term debt. Our investment objectives are focused on preservation of principal and liquidity. By policy, we manage our exposure to market risks by limiting investments to high quality bank issuers at overnight rates. We do not hold any of these investments for trading purposes. We do not hold equity investments.
     Foreign currency risk is a factor for our company but is ameliorated to a large degree by the nature of expenditures and revenues in the countries where we operate. We have not engaged in any formal hedging activity with regard to foreign currency risk. Our reporting currency is U.S. dollars and essentially 100% of our revenues are related to the U.S. price of West Texas intermediate oil. In Colombia, we receive 75% of oil revenues in U.S. dollars and 25% in Colombian pesos at current exchange rates. The majority of our capital expenditures in Colombia are in U.S. dollars and the majority of local office costs are in local currency. As a result, the 75%/25% allocation between U.S. dollar and peso denominated revenues is approximately balanced between U.S. and peso expenditures, providing a natural currency hedge. In Argentina, reference prices for oil are in U.S. dollars and revenues are received in Argentine pesos according to current exchange rates. The majority of capital expenditures within Argentina have been in U.S. dollars with local office costs generally in pesos. While we operate in South America exclusively, the majority of our spending since our inauguration has been for acquisitions. The majority of these acquisition expenditures have been valued and paid in U.S. dollars.

BUSINESS
          On November 10, 2005, Goldstrike, Inc. (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation which we refer to as “Gran Tierra Canada” and the holders of Gran Tierra Canada’s capital stock entered into a share purchase agreement, and Goldstrike and Gran Tierra Goldstrike Inc. (which we refer to as Goldstrike Exchange Co.) entered into an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either Goldstrike common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Immediately following the transactions, Goldstrike Exchange Co. acquired the remaining shares of Gran Tierra Canada outstanding after the initial share exchange for shares of common stock of Gran Tierra Energy Inc. using the same exchange ratio as used in the initial exchange. This two step process was part of a single transaction whereby Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike Inc. Additionally, Goldstrike changed its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remains incorporated in the State of Nevada.
          In the above-described transactions between Goldstrike and the holders of Gran Tierra Canada common stock, Gran Tierra Canada shareholders were permitted to elect to receive, for each share of Gran Tierra Canada’s common stock: (1) 1.5873016 exchangeable shares of Goldstrike Exchange Co. (and ancillary rights), or (2) 1.5873016 shares of common stock of Goldstrike, or (3) a combination of Goldstrike Exchange Co. exchangeable shares and Goldstrike common stock. All of Gran Tierra Canada’s shares were, through a series of exchanges, exchanged for shares of Goldstrike and/or exchangeable shares of Goldstrike Exchange Co. Each exchangeable share of Goldstrike Exchange Co. is exchangeable into one share of our common stock and has the same voting rights as a share of our common stock.
          The share exchange between the former shareholders of Gran Tierra Canada and the former Goldstrike is treated as a recapitalization of Gran Tierra for financial accounting purposes. Accordingly, the historical financial statements of Goldstrike before the share purchase and assignment transactions will be replaced with the historical financial statements of Gran Tierra Canada before the share exchange in all future filings with the SEC.
Company Overview
          Goldstrike was incorporated in the United States in 2003. Prior to the transactions described above, Goldstrike was engaged in mineral exploration in British Colombia, Canada. Gran Tierra Canada was formed as an Alberta, Canada, corporation in early 2005. Following the above-described transactions, our operations and management are substantially the operations and management of Gran Tierra Canada prior to the transactions. The former Gran Tierra Canada was formed by an experienced management team in early 2005 with extensive experience in oil and natural gas exploration and production, including experience in most of the world’s principal petroleum producing regions. Our objective is to acquire and exploit international opportunities in oil and natural gas exploration, development and production, focusing on South America. We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005 for a total purchase price of approximately $7 million. In addition, we acquired assets in Colombia and other minor interests in Argentina and Peru during 2006.
          We have not experienced any bankruptcy, receivership or similar proceedings.
Industry Introduction
          The international oil and gas industry is extremely diverse and offers distinct opportunities for companies in different countries. The fundamentals of the industry, however, are common:
☐	Oil and gas reserves tend to be distributed in a pyramid pattern. The distribution of oil and gas reserves is generally depicted as a “pyramid” with the greatest number of fields being smaller fields and with very few large fields. Because of their size, the large fields are more easily located - most have already been discovered and tend to be, though are not always, the most economical to produce.

☐	Oil and gas companies tend to be distributed in a pyramid pattern. Oil and gas companies tend to be distributed in a pattern that is similar to that of oil and gas reserves. There are many small companies and few very large companies. Large companies tend to operate at the top of the resource pyramid, where rewards are larger in size but fewer in number. Smaller companies tend to operate at the base of the resource pyramid, where rewards are smaller in size but plentiful in number. Furthermore, large companies tend to divest smaller, non-core assets as they grow, and tend to acquire smaller companies that have reached a critical mass, perpetuating a cycle of growth.

☐	In a mature producing area with a mature industry, the entirety of the resource pyramid is being explored and developed by both small and large oil and gas companies. Maturity is typically a function of time and market forces. Government policy can have an important role, encouraging or discouraging the full potential of the resource base and industry.

☐	By its nature, finding and producing oil and gas is a risky business. Oil and gas deposits may be located miles below the earth’s surface. There is no guarantee, despite the sophistication of modern exploration techniques, that oil or gas will be present in a particular location without drilling. Additionally, there is no guarantee that a discovery will be commercially viable without follow up drilling, nor can there be any guarantee that such follow up drilling will be successful. There is also no guarantee that reserves once established will produce at expected rates. Furthermore, adverse political events and changing laws/regulations can threaten the economic viability of oil and gas activity, the safety and security of workers, or the reputation of a company that conducts business outside of more stable countries. The effective management of risk is integral to the oil and gas industry.

☐	The oil and gas industry is capital intensive. Investment decisions are based on long time horizons - the typical oil and gas project has a life of greater than 20 years. Economics and value are based on a long-term perspective.

☐	The production profile for a substantial majority of oil and gas reservoirs is a declining trend. Production from an oil or gas field with a fixed number of wells declines over time. That decline rate varies depending on the reservoir and well/development characteristics but in general, steepest declines are earlier in the production life of the field. Typically, production falls to a point where revenues are insufficient to cover operating costs (the project reaches its economic limit) and the field is abandoned.

☐	Production levels in a field can be maintained by more intensive drilling and/or enhancement of existing wells, and such efforts are usually made to offset the natural decline in production. A low price environment, budgetary constraints or lack of imagination can prevent companies from taking appropriate action to offset a natural decline in production. However, a shift to a high price environment can present a significant, but short term opportunity, for new operators. While production levels may be maintained for a period of time by more intensive drilling, such efforts can only be maintained for short periods of time and may not be effective. Moreover, such efforts may also be economically unfeasible and may be impermissible under rules and regulations applying to the field.
New Opportunities for Smaller Companies
          Several forces are at work in today’s energy industry which provide significant opportunities for smaller companies, like ours. The greatest opportunities tend to be in countries where resource opportunities have been undervalued or overlooked or have been considered immaterial or uneconomic by larger companies, and/or where governments are moving to realize the potential at the base of the resource pyramid by attracting smaller companies.
Company Business Plan
          Our plan is to build an international oil and gas company by operating in countries where a smaller company can proliferate. Our initial focus is in select countries in South America, currently Argentina, Colombia and Peru.

          We are applying a two-pronged approach to growth, establishing a base of production, development and exploration assets by selective acquisitions and achieving future growth through drilling. We intend to duplicate this business model across selected countries in South America. We pursue opportunities in countries with prolific petroleum systems (which in the petroleum industry are defined as geologic settings with proven petroleum source rocks, migration pathways, reservoir rocks and traps), stable legal environments and attractive royalty, taxation and other fiscal terms.
          A key to our business plan is positioning - being in the right place at the right time with the right resources. The fundamentals of this strategy are described in more detail below:
☐	Position in countries that are welcoming to foreign investment, that provide attractive fiscal terms and/or offer opportunities that have been previously ignored or undervalued;
          The pace of oil and gas exploration and development in countries around the world is dictated by geology and market forces and the intermediary impact of government policy and regulation. These factors have combined today to create opportunities in South America. The initial countries of interest to Gran Tierra are Argentina - where activity has historically been dominated by the national oil company; Colombia - which has restructured its energy policies to appeal to smaller foreign companies; and Peru - which is entering a new phase of exploration activity.
☐	Engage qualified, experienced and motivated professionals;
          Our management team consists of three senior international oil and gas professionals most recently with EnCana Corporation of Canada, a fourth member most recently with Pluspetrol in South America, a fifth member who joined our company in conjunction with the acquisition of Argosy Energy International LP in Colombia, and our sixth and newest member to join the team brings an international finance background.
          The qualifications of our board of directors complement the international experience of the management team, providing an entrepreneurial, financial and market perspective of our business by a group of individuals with experience in early stage public and private companies.
          All of our employees have previously worked with members of our management team. Qualified geophysicists, geologists and engineers are in short supply in today’s market; our management has demonstrated the ability to attract qualified professionals.
          Our success equally depends on our strong support network in the legal, accounting and finance disciplines, both at a corporate level and a local level.
☐	Establish an effective local presence;
          Our management believes that establishing an effective local presence is essential for success - one that is familiar with the local operating environment, with the local oil and gas industry and with local companies and governments in order to establish and expand business in the country. We have established our office in Buenos Aires and have engaged qualified and respected local management and professionals. We intend to establish offices in all countries in which we operate. We expect our presence in Buenos Aires and recently acquired presence in Colombia to bring new and increasing opportunities.
☐	Create alliances with companies that are active in areas and countries of interest, and consolidate initial land/property positions;
          Our initial acquisitions in Argentina and Colombia, and award of land in Peru, have brought us to the attention of other companies in South America, including partners, former employers and associates. We hope to build on these business relationships to bring other opportunities to us, and we expect to continue to build new relationships in the future. Such cooperation effectively multiplies our business development initiatives and develops synergies within the local industry.

☐	Build a balanced portfolio of production, development, step-out and more speculative exploration opportunities;
          Our initial acquisitions in Argentina and Colombia provide a base of production to provide immediate cash flow and upside drilling potential. We are now focusing on expansion opportunities in Argentina, Colombia and Peru, which we expect will include both low and higher risk projects, with working interests that achieve an optimal balance of risk and reward.
          The most effective risk mitigation in international oil and gas is diversification, and the highest chance of success results from a diverse portfolio of independent opportunities. We are moving purposefully in the regard.
☐	Assess and close opportunities expeditiously;
          We assess many oil and gas opportunities before we move to advance one; it is necessary to assess the technical, economic and strategic merits quickly in order to focus our efforts. This approach to business often provides a competitive advantage. Since inception, we evaluated more than 100 potential acquisition opportunities.
☐	Do business in countries in which we are familiar with the people and assets.
          Our business model is a bringing together of peoples’ knowledge and relationships into a single entity with a single purpose. We cannot compete with the international oil and gas industry on an open tender basis. Assets and opportunities that are offered globally will receive a premium price and chance of success for any one bidder is low. Our approach is based on niche opportunities for buyer and seller, and to take advantage of our strategic relationships, established technical know-how and access to capital.
Deal Flow
          Our access to opportunities stems from a combination of experience and industry relationships of the management team and board of directors, both within and outside of South America. Deal flow is critical to growing a portfolio efficiently and effectively, to capitalize on our capabilities today, and into the future as we grow in scale and our needs evolve.
Company Financial Fundamentals
          A brief discussion of our financial fundamentals is provided below. Potential investors are encouraged to read the following information in conjunction with all of the other information provided in this filing.
          Our financial results present the former Gran Tierra Canada as the predecessor company in the share exchange with Goldstrike on November 10, 2005. The financial results of Goldstrike were eliminated on consolidation. Gran Tierra financials therefore present the activities of the former Gran Tierra Canada before the share exchange, including the initial Argentina acquisition on September 1, 2005.
          Financial results for 2006 are defined by three principal events: the Argentina acquisitions on September 1, 2005, June 30, 2006 and December 1, 2006; the Colombia acquisition on June 20, 2006 and a series of private placements of our common stock associated with the acquisitions.
          Financial results for the year ended December 31, 2006 reflect a full year of operations at Palmar Largo, four months of operations at Nacatimbay, six months of operations at El Vinalar, and one month of operations at Chivil, all in Argentina, in addition to six months and ten days of operations in Colombia.
Argentina Acquisitions
          We acquired participating interests in three joint ventures on September 1, 2005. We made a formal offer to purchase the Argentina assets of Dong Won S.A (Argentinean branch of the Korean company) on May 30, 2005, that was accepted on June 22, 2005. The total acquisition cost was approximately $7 million. Our initial offer covered interests in five properties; preferential acquisition rights were exercised on two properties but the major property of interest to Gran Tierra and two minor properties became available to us. All properties are located in the Noroeste Basin region of Northern Argentina.

☐	Palmar Largo Joint Venture - Gran Tierra participation 14%, Pluspetrol (Operator) 38.15%, Repsol YPF 30%, Compañia General de Combustibles (“CGC”) 17.85%.

☐	Nacatimbay Concession - Gran Tierra participation 50%, CGC (Operator) 50%.

☐	Ipaguazu Concession - Gran Tierra participation 50%, CGC (Operator) 50%.
          Palmar Largo is the principal property, currently producing approximately 285 barrels per day of oil net to Gran Tierra (after 12% government royalties). Acquisition cost for Palmar Largo was $6,969,659 which equates to $11.24 per barrel based on net reserves of 620,400 barrels of oil, after 12% royalties. Minor volumes of natural gas and associated liquids are produced from a single well at Nacatimbay, and the Ipaguazu property is non-producing. Total acquisition cost for these two properties was $63,055.
          On June 30, 2006, we entered into a joint venture agreement with Golden Oil Corporation whereby we purchased 50% of the El Vinalar field in Argentina for $950,000. We also agreed to pay the first $2.7 million in costs for a sidetrack well related to our joint venture agreement.
          On February 15, 2006, we made an offer to acquire a portion of the interests of CGC in eight properties in Argentina. On November 2, 2006, we closed the purchase of interests in four properties for a total purchase price of $2.1 million. The assets purchased include a 93.18% participation interest in the Valle Morado block, a 100% interest in the Santa Victoria block and the remaining 50% interests in the Nacatimbay and Ipaguazu blocks.
          On December 1, 2006, we closed the purchase of interests in two other properties from CGC, including a 100% interest in the El Chivil block and a 100% participation interest in the Surubi block, each located in the Noroeste Basin of Argentina, for a total purchase price of $2.5 million. We also purchased the remaining 25% minority interest in each property from the joint venture partner for a total purchase price of $280,000.
          The total purchase price in 2006 for the acquisition of CGC’s interests in all six properties was $4.6 million. Post-closing adjustments, which reflect original values assigned to the properties, amended terms, revenues and costs from the effective date of January 1, 2006, were approximately $3.8 million which was paid in January 2007.
Colombia Acquisition
          On June 20, 2006, we acquired all of the limited partnership interests of Argosy Energy International (“Argosy”) and all of the issued and outstanding capital stock of Argosy Energy Corp. (“AEC”), a Delaware corporation and the general partner of Argosy, for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. Argosy’s oil production averaged approximately 692 barrels per day (after royalty) during 2006. Government royalty rates are 20% and 8% for Argosy’s producing properties. Argosy’s net land position is approximately 331,468 acres.
Peru Acquisitions
          On June 8, 2006, we signed a License Contract for the Exploration and Exploitation of Hydrocarbons covering Block 122 in Peru. The license contract was approved by the government of Peru on November 3, 2006. The license contract defines a seven-year exploration term divided into four periods, each requiring a minimum work plan and financial commitment. The minimum commitment for the first work period, which is mandatory, is $0.5 million. The potential commitment over the seven-year period, at our option, is $5.0 million and includes technical studies, seismic acquisition and the drilling of one exploration well. The license contract defines an exploitation term of thirty years for commercial discoveries of oil. Block 122 is located on the eastern flank of the Maranon Basin of northern Peru, on the crest of the Iquitos Arch and covers 1.2 million acres.
          On December 12, 2006, we signed a License Contract for the Exploration and Exploitation of Hydrocarbons covering Block 128 in Peru. The license contract was approved by the government of Peru. The license contract defines a seven-year exploration term divided into four periods, each requiring a minimum work plan and financial commitment. The minimum commitment for the first work period, which is mandatory, is $0.5 million. The potential commitment over the seven-year period, at our option, is $3.6 million and includes technical studies, seismic acquisition and the drilling of one exploration well. The license contract defines an exploitation term of thirty years for commercial discoveries of oil. Block 128 is located on the eastern flank of the Maranon Basin of northern Peru, on the crest of the Iquitos Arch and covers 2.2 million acres.

Research and Development
          We have not expended any resources on pursuing research and development initiatives. We use existing technology and processes for executing our business plan.
Financing
          The initial funds for Gran Tierra Canada were raised in April and June 2005, providing approximately $1.9 million to fund our initial activities. We had no oil and gas revenue until September 1, 2005. We made a series of private placements of common shares beginning on August 31, 2005 to fund the Argentina acquisitions and to provide general working capital.
          We raised a total of approximately $12 million during the period from August 2005 to February 2006 from the issuance of approximately 15 million units consisting of one share of our common stock at $0.80 per share plus one warrant to purchase one-half share at a total price of $1.25 per share for a period of five years.
          In June 20, 2006, we completed the sale of 50,000,000 units for gross proceeds totaling $75,000,000, less issue costs of $6,306,699. Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share. During 2006 we received $1.9 million of the equity proceeds raised during the financing that began in 2005, which impacted our 2006 cash flow results.
The Share Exchange
          The share exchange between Goldstrike and the shareholders of the former Gran Tierra Canada occurred on November 10, 2005, bringing the assets, management, business operations and business plan of the former Gran Tierra Canada into the framework of the company formerly known as Goldstrike Inc., a publicly traded company.
Prior Goldstrike Business
          In connection with our share exchange between Goldstrike and the shareholders of Gran Tierra Canada, Goldstrike transferred to Dr. Yenyou Zheng all of the capital stock of Goldstrike Inc’s wholly-owned subsidiary, Leasco. Leasco was organized to hold mineral assets located in the Province of British Columbia. Those assets consist primarily of 32 mineral claims covering approximately 700 hectares. As a result of the transfer, this line of business is owned by Dr. Yenyou Zheng, through his ownership of Leasco, and we will not pursue any of those mineral claims.
Markets, Customers and Competition
          We market our own share of production in Argentina. Production from Palmar Largo is high quality oil and is transported by pipeline and truck to a nearby refinery. The purchaser of all our oil in Argentina is Refinor S.A. Minor volumes of natural gas and liquids from Nacatimbay were previously sold locally. Production at Nacatimbay was suspended on March 1, 2006. All sales are denominated in pesos but refer to reference or base prices in US dollars. Our average oil price in Argentina averaged $34.75 per barrel net of royalties during 2006. Sales in Argentina represented 43% of our revenues in 2006.
          The purchaser of all oil sold in Colombia is Ecopetrol, a government agency. Oil is eventually exported via the Trans-Andean pipeline. Prices are defined by a multi-year contract with Ecopetrol, with 25% of revenue received in pesos, and 75% of revenue received in US dollars. Prices averaged $52.33 per barrel during 2006. Sales in Colombia represented 57% of our revenues in 2006.
          The oil and gas industry is highly competitive. We face competition from both local and international companies in acquiring properties, contracting for drilling equipment and securing trained personnel. Many of these competitors have financial and technical resources that exceed ours, and we believe that these companies have a competitive advantage in these areas. Others are smaller, allowing us to leverage our technical and financial capabilities.

Regulation
          The oil and gas industry in South America is heavily regulated. Rights and obligations with regard to exploration and production activities are explicit for each project; economics are governed by a royalty/tax regime. Various government approvals are required for property acquisitions and transfers, including, but not limited to, meeting financial and technical qualification criteria in order to be a certified as an oil and gas company in the country. Oil and gas concessions are typically granted for fixed terms with opportunity for extension.
          In Argentina, concession rights for our principal property — Palmar Largo — extend to the year 2017 and may be extended an additional ten years. Oil and gas prices in Argentina are effectively controlled and are established by decree or according to specified formulae. A tax on oil exports sets an effective cap on prices within the country; gas prices are set by statute and reflected in contract terms.
          In Colombia, the contract for the Santana area expires in 2015, and the contract for the Guayuyaco area expires in 2030. Oil prices in Colombia are related to international market prices with pre-defined adjustments for quality and transportation. In Colombia, historically, all oil production was from concessions granted to foreign operators or undertaken by state owned Ecopetrol in contracts of association with foreign companies. Ecopetrol was formally responsible for all exploration, extraction, production, transportation, and marketing oil for export. Effective January 1, 2004, the regulatory regime in Colombia underwent a significant change with the formation of the Agencia Nacional de Hidrocarburos, or National Hydrocarbon Agency (“ANH”). The ANH is now responsible for regulating the Colombian oil industry, including managing all exploration lands not subject to a previously existing association contract.
          In Peru, state-controlled Perupetro is responsible for overall regulation and licensing of the oil and gas industry. It also negotiates oil and gas contracts with companies to explore and/or produce in Peru.
          The pace of bureaucracy in South America tends to be slow in comparison to North American standards and legal structures are less mature, but the overall business environment is supportive of foreign investment and we believe is continuing to improve. Changes in regulations or shifts in political attitudes are beyond our control and may adversely impact our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes and environmental legislation.
Future Activity
          We plan to continue assessing production and exploration opportunities that can provide a base for growth. We are currently assessing opportunities in Argentina, Colombia, Peru and elsewhere in South America which, if consummated, could substantially increase reserves and production. We would require financing from existing cash flow, equity or debt to consummate any opportunities which may become available, depending on the scale of the opportunity.
          The totality of our business activities in Colombia, Argentina and Peru is governed by contractual arrangements with host governments including exploration and production concessions, oil sales agreements, joint venture agreements and other obligations. While it is not considered probable in these countries, these contracts may be subject to re-negotiation over time which could diminish profits compared to existing terms. A unilateral termination of contracts is considered to be highly improbable.

Geographic Information
          The following tables present information on our reportable geographic segments:

		Year Ended December 31, 2006			Year Ended December 31, 2005
	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Revenues	$351,872	$6,612,190	$5,108,851	$12,072,913	$—	$1,059,297	$1,059,297
Depreciation, Depletion & Accretion	43,576	2,494,317	1,550,544	4,088,437	9,097	453,022	462,119
Segment Income (Loss) before income tax	(6,006,622)	1,394,419	(534,121)	(5,146,324)	(2,136,463)	(112,445)	(2,248,908)
Segment Capital Expenditures	256,482	34,053,289	14,084,410	48,394,181	131,200	8,182,008	8,313,208

		Year Ended December 31, 2006			Year Ended December 31, 2005
	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Property, Plant & Equipment	$387,682	$34,053,289	$22,266,418	$56,707,389	$131,200	$8,182,008	$8,313,208
Goodwill	—	15,005,083	—	15,005,083	—	—	—

Total	387,682	49,058,372	22,266,418	71,712,472	131,200	8,182,008	8,313,208

Environmental Compliance
          Our activities are subject to existing laws and regulations governing environmental quality and pollution control in the foreign countries where we maintain operations. Our activities with respect to exploration, drilling and production from wells, natural gas facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing gas and other products, are subject to stringent environmental regulation by provincial and federal authorities in Argentina, Colombia and Peru. Risks are inherent in oil and gas exploration and production operations, and we can give no assurance that significant costs and liabilities will not be incurred in connection with environmental compliance issues. We cannot predict what effect future regulation or legislation, enforcement policies issued, and claims for damages to property, employees, other persons and the environment resulting from our operations could have. During 2006 we spent $95,373 in Colombia to comply with environmental standards around water disposal. In Argentina, we spent $10,400 on environmental monitoring and water disposal.
Employees
          At December 31, 2006, we had 152 full-time employees — 9 located in the Calgary corporate office, 27 in Buenos Aires (14 office staff and 13 field personnel) and 116 in Colombia (21 staff in Bogota and 95 field personnel). None of our employees are represented by labor unions, and we consider our employee relations to be good. We had no part-time employees at December 31, 2006.
Corporate Information
          Goldstrike Inc., now known as Gran Tierra Energy Inc., was incorporated under the laws of the State of Nevada on June 6, 2003. Our principal executive offices are located at 300, 611-10th Avenue S.W., Calgary, Alberta, Canada. The telephone number at our principal executive office is (403) 265-3221.
Additional Information
          We are required to comply with the informational requirements of the Exchange Act, and accordingly, we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

Legal Proceedings
          Ecopetrol and Argosy Energy International L.P. (“Argosy”), the contracting parties of the Guayuyaco Association Contract, are engaged in a dispute regarding the interpretation of the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extend test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. The resolution of this issue is still pending agreement between the parties or determination through legal proceedings. At this time no amount has been accrued in the financial statements as it is not considered probable that a loss will be incurred. The estimated value of disputed production is $2,361,188 which possible loss is shared 50% ($1,180,594) with Solana Petroleum Exploration (Colombia) S.A. partner in the contract and 50% Argosy. Currently, no other legal claims or proceedings are pending against us (a) which claim damages in excess of 10% of our current assets, (b) which involve bankruptcy, receivership or similar proceedings, (c) which involve federal, state or local environmental laws, or (d) which involve any of our directors, officers, affiliates, or stockholders as a party with a material interest adverse to us. To our knowledge, no other proceeding against us is currently contemplated by any governmental authority.
Company Property
Offices
          We currently lease office space in Calgary, Alberta; Buenos Aires, Argentina; and Bogota, Colombia. The Calgary lease expires February 2011, and costs $6,824 per month. Our Buenos Aires, Argentina lease expires March, 2008, with lease payments of $2,000 per month. The two Bogota, Colombia leases expire in 2009 and 2007, respectively with costs of $696 and $2,326 per month. The properties are in excellent condition.

Oil and Gas Properties-Argentina

     Gran Tierra lands highlighted in yellow. Other licenses in grey. Green dots are producing oil fields, red dots are producing gas/condensate fields.
          A summary of our interests in Argentina as of December 31, 2006 is as follows:

				Oil Prod’n
	Gross		Net	Bbl/day	Oil Reserves	Lease
Noroeste Basin	Acres	WI%	Acres	(1)	MBbl (2)	Expiry	2007 Plans

Palmar Largo	365,045	14%	51,106	285	422	2027	Ongoing production enhancements

Nacatimbay (4)	36,623	100%	36,623	12	19	2032	Evaluate re-entering two wells (Nac-1001, Nac-1002)

El Vinalar	248,340	50%	124,170	43	466	2026	Enhance existing production

Chivil	62,518	100%	62,518	115	665	2015	Well workover and recompletion

Surubi	90,811	100%	90,811	—	—	2026	Drill exploration well, Proa-1, in fourth quarter 2007

Valle Morado	50,019	93.2%	46,608	—	—	2033	No plans for 2007

Ipaguazu	43,268	100%	43,268	—	323	2026	Evaluating IP-1 well workover and sidetrack on Guadalupe-1 well

Santa Victoria	1,033,749	100%	1,033,749	—	—	(3)	Exploration opportunities are being evaluated for drilling in 2008

Total	1,930,373		1,488,853	455	1,895

(1)	Oil production is based on the average December 2006 production rate.

(2)	Oil reserves are proved reserves reported in thousands of barrels, net of royalties.

(3)	Expires in May 2008. Term is extended by 25 years if a discovery is made.

(4)	We produce natural gas in the Nacatimbay area. Natural gas production in December 2006 was 440 thousand cubic feet per day and total proved reserves at December 31, 2006 were 1,465 million cubic feet.
Palmar Largo
          The Palmar Largo joint venture block encompasses 365,045 acres. This asset is comprised of several producing oil fields in the Noroeste Basin of northern Argentina. We own a 14% working interest in the Palmar Largo joint venture asset. Approximately 41.8 million barrels of oil (gross before royalties) have been recovered from the area since 1984. A total of 14 gross wells are currently producing. Our share of remaining proved reserves as of December 31, 2006 is 422,000 barrels (net after 12% royalties) according to an independent reserve assessment. The oil quality ranges from 39 to 47 degrees API.

          Our 14% share of oil production averaged 285 barrels per day, net of royalties, during 2006. The average sales price was $34.75 per barrel, with an average cost of production of $21.42 per barrel, providing $13.33 per barrel of net revenue. During 2005, our share of oil production averaged 293 barrels per day, net of royalties, with an average sales price of $37.80 per barrel and an average cost of production of $8.90 per barrel, providing $28.90 per barrel of net revenue. The Palmar Largo asset provides us with a reliable stream of cash flow to finance further exploration and development initiatives in Argentina. Our work program for 2007 involves optimization of well performance and expenses to maximize net revenues from the property.
          We purchased the assets of Palmar Largo from Dong Won Corporation in September 2005. In the first quarter of 2006 the joint venture partners drilled and completed the Ramon Lista 1001 well, of which we hold a 14% working interest. The recent history of the property includes the following activities:
•	The joint venture partners at Palmar Largo conducted a 3-D seismic survey over a portion of the area in 2003 and identified several exploration prospects.

•	An exploration well was drilled in late 2005 but did not indicate commercial quantities of oil. A portion of the drilling costs for this well was factored into our purchase price for Palmar Largo.

•	Drilling on the Ramon Lista-1001 well was completed in December 2005. Production from the well began in early February 2006 at 299 barrels per day (gross after 12% royalty) or 42 barrels per day net to us. No additional wells were drilled in the area during 2006.
          The Palmar Largo block rights expire in 2017 but provide for a ten-year extension. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
Nacatimbay
          We acquired a 100% working interest in the Nacatimbay area through two transactions. We purchased a 50% working interest from Dong Won Corporation in September 2005. We purchased the remaining 50% working interest from CGC in November 2006. Production from the Nacatimbay oil, gas and condensate field began in 1996. Three wells were drilled and one was producing until February 28, 2006, when its production was suspended due to low flow conditions. The natural gas well produced 41,447 thousand cubic feet from January 1 to February 28, 2006, at which point the well was shut in due to low flow rates. In October 2006, the suspended well was reactivated after surface facilities were upgraded and it produced for two additional months in 2006. The well is currently producing approximately 440 thousand cubic feet per day of natural gas and 12 barrels of condensate per day, net of royalties.
          We intend to continue to optimize production in this field during 2007 and explore opportunities to re-enter the Nacatimbay 1001 and 1002 wells.
          The Nacatimbay block rights expire in 2022 with a provision for a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
Ipaguazu
          We acquired a 100% working interest in the Ipaguazu area through two transactions. We purchased a 50% working interest from Dong Won Corporation in September 2005. We purchased the remaining 50% working interest from CGC in November 2006. Ipaguazu is located in the Noroeste Basin in northern Argentina. The oil and gas field was discovered in 1981 and produced approximately 100 thousand barrels of oil and 400 million cubic feet of natural gas until 2003. No producing activities are carried out in the field at this time. The Ipaguazu block covers 43,268 acres and has not been fully appraised, leaving scope for both reactivation and exploration in the future. Currently we are evaluating a side track on the Guadalupe-1 well and a workover on the Ipaguazu-1 well.

          The Ipaguazu block rights expire in 2016 with a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
El Vinalar
          We entered into an agreement with Golden Oil Corporation to acquire a 50% working interest in the El Vinalar Block located in the Noroeste Basin, effective June 2006. This acquisition added a significant new land position and approximately 43 barrels of daily oil production from 1.5 net wells, net before royalties, to our asset base in Argentina. El Vinalar covers 248,340 acres and contains a portfolio of exploration leads and oil field enhancement opportunities.
          A sidetrack of EVN-1 well was successfully completed in December 2006, and began producing in January 2007. Gross production, after royalties, averaged 600 barrels per day during January 2007. Net production, based on our 50% working interest was 300 barrels per day.
          The El Vinalar rights expire in 2016 with a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.
Chivil, Surubi, Valle Morado, Santa Victoria
          We purchased working interests in four additional properties from CGC in November and December 2006. These properties add to our existing portfolio of exploration and development opportunities and expand our production base in Argentina. Farm-in partners are being sought to participate in some of the 2007 drilling program for these properties.
Additional information on the Chivil, Surubi, Valle Morado and Santa Victoria fields follows:
▪	The Chivil field was discovered in 1987. Three wells were drilled; two remain in production. The field has produced 1.5 million barrels to date.

▪	Valle Morado was first drilled in 1989. Rights to the area were purchased by Shell in 1998, who subsequently completed a 3-D seismic program over the field and constructed a gas plant and pipeline infrastructure. Production began in 1999 from a single well, and was shut-in in 2001 due to water incursion. We are evaluating opportunities to re-establish production from the field.

▪	Surubi and Santa Victoria are exploration fields and have no production history.
Reserves Summary-Argentina
Crude Oil — Estimated Reserves
Net to Gran Tierra, after Royalty, at December 31,

	Oil 2005			Oil 2006 (1)
	(thousand barrels)			(thousand barrels)
	Proved	Proved	Total	Proved	Proved
	Developed	Undeveloped	Proved	Developed	Undeveloped	Total Proved

Palmar Largo	462	119	581	404	18	422
Ipaguazu	—	—	—	323	—	323
Nacatimbay	2	—	2	19	—	19
El Vinalar	—	—	—	191	275	466
Chivil	—	—	—	476	189	665
Surubi	—	—	—	—	—	—
Valle Morado	—	—	—	—	—	—
Santa Victoria	—	—	—	—	—	—

TOTAL	464	119	583	1,413	482	1,895

(1)	Reserves certified by Gaffney, Cline and Associates, as of December 31, 2006.

Natural Gas — Estimated Reserves
Net to Gran Tierra, after Royalty, at December 31,

	Natural Gas 2005 (1)				Natural Gas 2006 (1)
	(million cubic feet)				(million cubic feet)
	Proved	Proved			Proved	Proved
	Developed	Undeveloped	Total Proved		Developed	Undeveloped	Total Proved

Palmar Largo	—	—			—	—		—
Ipaguazu	—	—		—	—	—		—
Nacatimbay	24.5	—		24.5	1,465	—		1,465
El Vinalar	—	—		—	—	—		—
Chivil	—	—		—	—	—		—
Surubi	—	—		—	—	—		—
Valle Morado	—	—		—	—	—		—
Santa Victoria	—	—		—	—	—		—

TOTAL	24.5	—	24.5		1,465	—	1,465

(1)	Reserves certified by Gaffney, Cline and Associates, as of December 31, 2006.
No estimates of proved reserves have been filed with any other Federal authority or agency since January 1, 2006.
Production Profile – Argentina

Net of royalties	Oil Production (Bbls)		Oil Price ($/Bbl)		Oil Production Costs ($/Bbl)		Net Revenue ($/Bbl)
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo	106,945	103,982	$37.80	$34.75	$8.90	$21.42	$28.90	$13.33
Nacatimbay	1,825	—	$37.80	$—	$8.90	$—	$28.90	$—
El Vinalar	—	7,872	—	$53.16	$—	$18.49	$—	$34.67
Chivil	—	3,567	—	$51.57	$—	$18.49	$—	$33.08

TOTAL	108,770	115,421	$37.80	$36.53	$8.90	$21.13	$28.90	$15.40

Net of royalties	Gas Production (Mcf)		Gas Price ($/Mcf)		Gas Production Costs ($/Mcf)		Net Revenue ($/Mcf)
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo (1)	—	156,471	$—	$—	$—	$—	$—	$—
Nacatimbay	180,310	41,447	$1.50	$1.74	$0.45	$0.54	$1.06	$1.20
El Vinalar	—	—	$—	$—	$—	$—	$—	$—
Chivil	—	—	$—	$—	$—	$—	$—	$—

TOTAL	180,310	197,918	$1.50	$1.74	$0.45	$0.54	$1.06	$1.20

(1)	Production of natural gas at Palmar Largo is not sold. It is used as fuel for power and gas lift for production.

Acreage — Argentina

GRAN TIERRA, December 31,
Crude Oil	Developed Gross (1)		Developed Net (2)		Undeveloped Gross (1)		Undeveloped Net (2)
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo	301,700	365,045	42,238	51,106	—	—	—	—
Ipaguazu	43,200	43,268	21,600	43,268	—	—	—	—
Nacatimbay	36,600	36,623	18,300	36,623	—	—	—	—
El Vinalar	—	248,340	—	124,170	—	—	—	—
Chivil	—	62,518	—	62,518	—	—	—	—
Surubi	—	—	—	—	—	90,811	—	90,811
Valle Morado	—	—	—	—	—	50,019	—	46,608
Santa Victoria	—	—	—	—	—	1,033,749	—	1,033,749

TOTAL	381,500	755,794	82,138	317,685	—	1,174,579	—	1,171,168

(1)	Gross represents the total acreage at each property.

(2)	Net represents our interest in the total acreage at each property.
Productive Wells - Argentina

	GRAN TIERRA, December 31,
(Number of wells)	Oil Productive -Net		Oil Productive -Gross		Gas Productive -Net		Gas Productive -Gross
	2005	2006	2005	2006	2005	2006	2005	2006

Palmar Largo	2.2	2.0	16	14	—	—	—	—
Ipaguazu	—	—	—	—	—	—	—	—
Nacatimbay	—	—	—	—	1	1	1	1
El Vinalar	—	1.5	—	3	—	—	—	—
Chivil	—	2.0	—	2	—	—	—	—
Surubi	—	—	—	—	—	—	—	—
Valle Morado	—	—	—	—	—	—	—	—
Santa Victoria	—	—	—	—	—	—	—	—

TOTAL	2.2	5.5	16	19	1	1	1	1

Drilling Activity - Argentina

	Productive - Gross (1)		Productive - Net (2)		Dry – Gross (1)		Dry – Net (2)
	2005	2006	2005	2006	2005	2006	2005	2006

Exploration	—		—	—	—	—	—	—
Development	1	1	0.14	0.14	—	—	—	—

TOTAL	1	1	0.14	0.14	—	—	—	—

(1)	Represents the total number of wells at which there is drilling activity.

(2)	Represents Gran Tierra’s interest in the total number of wells at which there is drilling activity.
As of December 31, 2006, there were two drilling projects in Argentina which were in progress. The Puesto Climaco-2 side track well located on the El Vinalar block was in the process of being drilled. We completed the well and began production in January 2007. Gross production, after royalties, averaged approximately 600 barrels per day during January 2007 of which our share, based on a 50% working interest, was 300 barrels per day.
We were also in the process of performing a workover on the Ipaguazu-1 well located on the Ipaguazu block. This workover was completed in January 2007 but we were unable to re-establish production.

     Oil and Gas Properties-Colombia

     Gran Tierra lands highlighted in yellow. Other licenses in grey. Green dots are producing oil fields.
          In June 2006, we purchased Argosy Energy International L.P. and became the operator of eight blocks in Colombia. The Santana and Guayuyaco blocks are currently producing. The Rio Magdalena, Talora, Chaza, Primavera, Azar and Mecaya blocks are in their exploration phases. Argosy was subsequently renamed Gran Tierra Energy Colombia SA.

						Oil
						Reserves
		Gross		Net	Oil (1)	MBbl	Lease
Property	Field	Acreage	WI%	Acres	Bbl/day	(2)	Expiry	2007 Plans

Santana		1,119	35%	392	365			Facility & well enhancement work

	Linda					48	2015

	Mary				—	400	2015

	Inchiyaco				—	39	2015

	Miraflor				—	127	2015

	Toroyaco				—	223	2015

Guayuyaco		52,365	35%	18,328	327	197	2030	Drill Juanambu-1 & Florestra-1wells

Chaza		80,241	50%	40,121	—	—	2027	Drill exploration well

Mecaya		74,131	15%	11,120	—	61	2034	Seismic & drilling preparation

Azar		51,639	80%	41,311	—	—	2012	Purchase seismic; reenter existing well

Rio Magdalena		144,670	100%	144,670	—	—	2030	Drill exploration well

Talora		108,336	20%	21,667	—	—	2032	Drill two exploration wells

Primavera		359,064	15%	53,860	—	—	2036	Drill two exploration wells

Total		871,565		331,468	692	1,095

(1)	Average oil production from date of acquisition, June 21, 2006 to December 31, 2006.

(2)	Oil reserves are reported in thousands of barrels as proved reserves net of royalties.

Santana
          The Santana block covers 1,119 acres and includes 15 producing wells in 4 fields — Linda, Mary, Miraflor and Toroyaco, and one non-producing field, Inchiyaco. Activities are governed by terms of an Association Contract with Ecopetrol, and we are the operator. The properties are subject to a 20% royalty and we hold a 35% interest in all fields with the exception of one well located in the Mary field, where we hold a 25.83% working interest. Ecopetrol holds the remaining interests. The block has been producing since 1991.
          Oil is sold to Ecopetrol and is exported via the Trans-Andean pipeline. Oil prices are defined by contract and are related to a West Texas Intermediate reference price. By contract, 25% of sales are denominated in pesos and 75% in US dollars. The production contract expires in 2015, at which time the property will be returned to the government. As a result, there will be no reclamation costs.
          In 2007, we will undertake remedial work on various wells and the upgrade of the Mary field water processing facility.
Guayuyaco
          The Guayuyaco block covers 52,365 acres and includes the area surrounding the 4 producing fields of the Santana contract area. The Guayuyaco block is governed by an “Adjacent Play” Association Contract with Ecopetrol, resulting in a royalty of 8%. We are the operator and have a 35% participation interest. The Guayuyaco field was discovered in 2005. Two wells are now producing, with Guayuyaco-1 commencing production in February 2005 and Guayuyaco-2 beginning production in September 2005. Production (net of royalty) averaged 327 barrels per day from the date of acquisition June 21, 2006 to December 31, 2006. Oil quality and sales terms are comparable to Santana oil and volumes are similarly transported via the Trans-Andean pipeline for export. A combined 2D and 3D seismic survey was acquired over the block in 2005. Ecopetrol may back-in to a 30% participation interest in any new discoveries in the block.
          The contract expires in two phases: the exploration phase and the production phase. The exploration phase expires in 2008 and the production phase expires in 2030. In March 2007, we completed drilling the Juanambu-1 exploration well and have been and are performing production testing in April and May 2007. During 2007, we will be performing remedial work on the Guayuyaco field. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Rio Magdalena
          Argosy Energy International L.P. entered into the Rio Magdalena Association Contract in February 2002. The Rio Magdalena block covers 144,670 acres and is located approximately 75 km west of Bogota, Colombia. There are no reserves at this time, as this is an exploration block. We purchased Argosy’s 100% working interest in June 2006 and we are now the operator. According to the terms of the exploration contract, we are committed to drill three exploration wells prior to February 2008. The first of these wells, Popa-1, was drilled in late 2006 and was subsequently plugged and abandoned after testing oil production at non-commercial rates (60 barrels per day). The drilling for the second exploration well, Caneyes-1, began in late December 2006 and was subsequently plugged and abandoned in February 2007. We have entered the final exploration phase, which expires February 28, 2008. One additional exploration well will be drilled before the contract expires. The production contract expires in 2030 at which time the property will be returned to the government. As a result, there will be no reclamation costs.
          According to the terms of the Association Contract, Ecopetrol may back-in for a 30% participation upon commercialization, and a sliding scale royalty will apply. The royalty rate is currently at 8%.

Chaza
     The Chaza block covers 80,241 acres and is governed by the terms of an Exploration & Exploitation Contract with the government agency ANH (Hydrocarbons National Agency), reflecting improved fiscal terms in Colombia introduced in 2004. We are the operator and hold a 50% participation interest. There is no production or reserves for this field, at this time. One commitment exploration well is planned to be drilled during 2007. The contract for this field expires in two phases. The exploration phase expires in 2011 and the production phase ends in 2027. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Talora
     We hold a 20% working interest and are the operator for the Talora block as a result of our acquisition of Argosy. The Exploration & Exploitation Contract associated with the block was originally signed in September 2004, providing for a 6 year exploration period and 28 year production period. The Talora contract area covers 108,336 acres and is located approximately 75 km west of Bogota, Colombia. There are currently no reserves, as this is an exploration block. We commenced drilling on the Laura-1 exploration well on December 27, 2006 and it was subsequently plugged and abandoned in January 2007. Drilling of this well has fulfilled our commitment for the second exploration phase of the contract, ending December 31, 2006. The third exploration phase has begun and there is one commitment one drill a well associated with it. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Primavera
     The Primavera Exploration & Exploitation contract was signed May 2006. The Primavera contract area covers 359,064 acres in the Llanos basin. We are the operator and have a 15% participation interest. Chaco Resources also has a 55% participation interest. In 2007, we plan to drill two wells in the Primavera area. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Mecaya
     The Mecaya Exploration & Exploitation contract was signed June 2006. The Mecaya contract area covers 74,131 acres in southern Colombia, about 150 km southeast of Pasto. We are the operator and have a 15% participation interest. There are currently no reserves booked for this field because this is an exploration block. There is an indigenous population in the area and work plans may require local consultation. In this event, phases 1 and 2 of the exploration contract will be extended by 6 months each. The first phase is scheduled to expire June 2007. Work plans include 2-D seismic and reprocessing, road construction, plus re-completion of the existing Mecaya-1 well bore. Phase two of the exploration contract expires in 2010. The production contract for this field expires in 2034. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.
Azar
     We acquired an 80% interest in the Azar property in late 2006. This exploration block covers 51,639 acres. We plan to purchase seismic in 2007 to assess exploitation opportunities and we plan to re-enter an existing well on the property during 2007. The production contract expires in 2012 for this property.

Reserves Summary – Colombia
Crude Oil - Estimated Reserves
Net to Gran Tierra, after Royalty, at December 31,

	Oil 2006 (1) (2)
	(thousand barrels)
	Proved Developed	Proved Undeveloped	Total Proved

Santana	838	—	838
Guayuyaco	196	—	196
Chaza	—	—	—
Mecaya	—	61	61
Azar	—	—	—
Rio Magdelene	—	—	—
Talora	—	—	—
Primavera	—	—	—

TOTAL	1,034	61	1,095

(1)	Reserves certified by Gaffney, Cline and Associates, as of December 31, 2006.

(2)	We have no reserves of natural gas in Colombia.
No estimates of proved reserves have been filed with any other Federal authority or agency since January 1, 2006.
Production Profile – Colombia

	Oil Production (Bbl)		Oil Price ($/Bbl)		Production Costs ($/Bbl)		Net Revenue ($/Bbl)
Net of Royalties	2005 (1)	2006	2005	2006	2005	2006	2005	2006

Santana	—	70,746	—	$51.59	—	$13.50	—	$38.09
Guayuyaco	—	63,523	—	$53.16	—	$7.61	—	$45.55

TOTAL	—	134,269	—	$52.33	—	$10.71	—	$41.62

(1)	Colombian assets were acquired June 21, 2006.
Productive Wells – Colombia

(Number of wells)	Oil Productive -Net		Oil Productive -Gross
	2005	2006	2005	2006

Santana	5	5	15	15
Guayuyaco	1	1	2	2
Chaza	—	—	—	—
Mecaya	—	—	—	—
Azar	—	—	—	—
Rio Magdelene	—	—	—	—
Talora	—	—	—	—
Primavera	—	—	—	—

TOTAL	6	6	17	17

Acreage – Colombia

	Developed Gross (1)		Developed Net (2)		Undeveloped Gross (1)		Undeveloped Net (2)
Crude Oil	2005	2006	2005	2006	2005	2006	2005	2006

Santana	—	1,119	—	392	—	—	—	—
Guayuyaco	—	52,365	—	18,328	—	—	—	—
Chaza	—	—	—	—	—	80,241	—	40,121
Mecaya	—	—	—	—	—	74,131	—	11,120
Azar	—	—	—	—	—	51,639	—	41,311
Rio Magdelena	—	—	—	—	—	144,670	—	144,670
Talora	—	—	—	—	—	108,336	—	21,667
Primavera	—	—	—	—	—	359,064	—	53,860

TOTAL	—	53,484	—	18,719	—	818,103	—	312,749

(1)	Gross represents the total acreage at each property.

(2)	Net represents our interest in the total acreage at each property.
Drilling Activity – Colombia

	Productive - Gross (1)		Productive - Net (2)		Dry - Gross		Dry - Net
	2005	2006	2005	2006	2005	2006	2005	2006

Exploration	1	—	0.35	—	—	1	—	1
Development	1	—	0.35	—	—	—	—	—

TOTAL	2	—	0.70	—	—	1	—	1

(1)	Represents the total number of wells at which there is drilling activity.

(2)	Represents Gran Tierra’s interest in the total number of wells at which there is drilling activity.
As of December 31, 2006 two wells were in the process of being drilled in Colombia. The Laura-1 well, which is located in the Talora block, was plugged and abandoned because it was dry in January 2007. The Juanambu-1 well, located in the Guayuyaco block, was in the initial stage of preparing for drilling at December 31, 2006. The well has since been successfully drilled. We are awaiting test results due in May 2007.
Oil and Gas Properties – Peru
Gran Tierra lands highlighted in yellow. Other licenses in grey. Green dots are producing oil fields.

Blocks 122 and 128
We were awarded two exploration blocks in Peru during 2006. Block 122 covers 1,217,730 acres and block 128 covers 2,218,503 acres. A license contract for the exploration and exploitation of hydrocarbons is effective between Gran Tierra and PeruPetro S.A. for block 128 and 122. The blocks are located in the eastern flank of the Maranon Basin in northern Peru, on the crest of the Iquitos Arch. We now hold the largest working interest in this trend. Over the next 15 to 18 months, we plan to purchase and analyze seismic data for these areas. There is a 5-20%, sliding scale, royalty rate on the lands, dependent on production levels. The exploration contracts expire in 2014 and work commitments are defined in four exploration periods spread over seven years. There is a financial commitment of $5 million over the seven years for each block which includes technical studies, seismic acquisition and the drilling of exploration wells. Acquisition of technical data is planned for 2007 to be followed by seismic work in 2008 and drilling in 2009. The production contract expires in 2044.
Acreage – Peru

	Undeveloped Gross (1)		Undeveloped Net (2)
	2005	2006	2005	2006

Block 122	—	1,217,730	—	1,217,730
Block 128	—	2,218,503	—	2,218,503

TOTAL	—	3,436,233	—	3,436,233

(1)	Represents the total number of wells at which there is drilling activity.

(2)	Represents Gran Tierra’s interest in the total number of wells at which there is drilling activity.

MANAGEMENT
Executive Officers and Directors
     Set forth below is information regarding our directors, executive officers and key personnel as of April 2, 2007.

Name	Age	Position
Dana Coffield	48	President and Chief Executive Officer; Director
Martin H. Eden	59	Chief Financial Officer
Max Wei	56	Vice President, Operations
Rafael Orunesu	50	President, Gran Tierra Energy Argentina
Edgar Dyes	61	President, Argosy Energy/Gran Tierra Energy Colombia
Jeffrey Scott	44	Chairman of the Board of Directors
Walter Dawson	66	Director
Verne Johnson	62	Director
Nadine C. Smith	49	Director
James Hart	52	Director
     Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been qualified.
     Dana Coffield, President, Chief Executive Officer and Director. Before joining Gran Tierra as President, Chief Executive Officer and a Director in May, 2005, Mr. Coffield led the Middle East Business Unit for EnCana Corporation, North America’s largest independent oil and gas company, from 2003 through 2005. His responsibilities included business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices. From 1998 through 2003, he was New Ventures Manager for EnCana’s predecessor — AEC International — where he expanded activities into five new countries on three continents. Mr. Coffield was previously with ARCO International for ten years, where he participated in exploration and production operations in North Africa, SE Asia and Alaska. He began his career as a mud-logger in the Texas Gulf Coast and later as a Research Assistant with the Earth Sciences and Resources Institute where he conducted geoscience research in North Africa, the Middle East and Latin America. Mr. Coffield has participated in the discovery of over 130,000,000 barrels of oil equivalent reserves.
     Mr. Coffield graduated from the University of South Carolina with a Masters of Science degree and a doctorate (PhD) in Geology, based on research conducted in the Oman Mountains in Arabia and Gulf of Suez in Egypt, respectively. He has a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines. Mr. Coffield is a member of the AAPG, the GSA and the CSPG, and is a Fellow of the Explorers Club.
     Martin H. Eden, Chief Financial Officer. Mr. Eden joined our company as Chief Financial Officer on January 2, 2007. He has over 26 years experience in accounting and finance in the energy industry in Canada and overseas. He was Chief Financial Officer of Artumas Group Inc., a publicly listed Canadian oil and gas company from April 2005 to December 2006 and was a director from June to October, 2006. He has been president of Eden and Associates Ltd., a financial consulting firm, from January 1999 to present. From October 2004 to March 2005 he was CFO of Chariot Energy Inc., a Canadian private oil and gas company. From January 2004 to September 2004, he was CFO of Assure Energy Inc., a publicly traded oil and gas company listed in the United States. From January 2001 to December 2002, he was CFO of Geodyne Energy Inc., a publicly listed Canadian oil and gas company. From 1997 to 2000, he was Controller and subsequently CFO of Kyrgoil Corporation, a publicly listed Canadian oil and gas company with operations in Central Asia. He spent nine years with Nexen Inc. (1986-1996), including three years as Finance Manager for Nexen’s Yemen operations and six years in Nexen’s financial reporting and special projects areas in its Canadian head office. Mr. Eden has worked in public practice, including two years as an audit manager for Coopers & Lybrand in East Africa. Mr. Eden holds a Bachelor of Science degree in Economics from Birmingham University, England, a Masters of Business Administration from Henley Management College/Brunel University, England, and is a member of the Institute of Chartered Accountants of Alberta and the Institute of Chartered Accountants in England and Wales.

     Max Wei, Vice President, Operations. Mr. Wei is a Petroleum Engineering graduate from University of Alberta and has twenty-five years of experience as a reservoir engineer and project manager for oil and gas exploration and production in Canada, the US, Qatar, Bahrain, Oman, Kuwait, Egypt, Yemen, Pakistan, Bangladesh, Russia, Netherlands, Philippines, Malaysia, Venezuela and Ecuador, among other countries. Mr. Wei began his career with Shell Canada and later with Imperial Oil, in Heavy Oil Operations. He moved to the US in 1986 to work with Bechtel Petroleum Operations at Naval Petroleum Reserves in Elk Hills, California and eventually joined Occidental Petroleum in Bakersfield. Mr. Wei returned to Canada in 2000 as Team Leader for Qatar and Bahrain operations with AEC International and its successor, EnCana Corporation, where he worked until 2004. He completed a project management position with Petronas in Malaysia in April, 2005, before joining Gran Tierra in May, 2005.
     Mr. Wei is specialized in reservoir engineering, project management, production operations, field acquisition and development, and mentoring. He is a registered Professional Engineer in the State of California and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Wei has a BSc in Petroleum Engineering from the University of Alberta and Certification in Petroleum Engineering from Southern Alberta Institute of Technology.
     Rafael Orunesu, Vice President, Latin America. Mr. Orunesu joined Gran Tierra in March 2005 and brings a mix of operations management, project evaluation, production geology, reservoir and production engineering as well as leadership skills to Gran Tierra, with a South American focus. He was most recently Engineering Manager for Pluspetrol Peru, from 1997 through 2004, responsible for planning and development operations in the Peruvian North jungle. He participated in numerous evaluation and asset purchase and sale transactions covering Latin America and North Africa, incorporating 200,000,000 barrels of oil over a five-year period. Mr. Orunesu was previously with Pluspetrol Argentina from 1990 to 1996 where he managed the technical/economic evaluation of several oil fields. He began his career with YPF, initially as a geologist in the Austral Basin of Argentina and eventually as Chief of Exploitation Geology and Engineering for the Catriel Field in the Nuequén Basin, where he was responsible for drilling programs, workovers and secondary recovery projects.
     Mr. Orunesu has a postgraduate degree in Reservoir Engineering and Exploitation Geology from Universidad Nacional de Buenos Aires and a degree in Geology from Universidad Nacional de la Plata, Argentina.
     Edgar Dyes, President Argosy Energy / Gran Tierra Energy Colombia. Mr. Dyes joined our company through the acquisition of Argosy Energy International L.P., where he was Executive Vice-President and Chief Operating Officer. His experience in the Colombian oil industry spans twenty-one years, with the last six years in charge of Argosy Energy’s planning, management, finance and administration activities. Mr. Dyes began his career with Union Texas Petroleum as a petroleum accountant, where he eventually advanced into supervision and management positions in international operations for the company. He subsequently worked for Quintana Energy Corporation; Jackson Exploration, Inc.; CSX Oil and Gas; and Garnet Resources Corporation, where he held the position of Chief Financial Officer. Mr. Dyes has worked in various financial and management roles on projects located in the United Kingdom, Germany, Indonesia, Oman, Brunei, Egypt, Somalia, Ecuador and Colombia. Mr. Dyes holds a Bachelor’s degree in Business Management from Stephen F. Austin State University, with postgraduate studies in accounting.
     Jeffrey Scott, Chairman of the Board of Directors. Mr. Scott has served as Chairman of our board of directors since January 2005. Since 2001, Mr. Scott has served as President of Postell Energy Co. Ltd., a privately held oil and gas producing company. He has extensive oil and gas management experience, beginning as a production manager of Postell Energy Co. Ltd in 1985 advancing to President in 2001. Mr. Scott is also currently a Director of Saxon Energy Services, Inc., Suroco Energy, Inc., VGS Seismic Canada Inc., and Essential Energy Services Trust, all of which are publicly traded companies. Mr. Scott holds a Bachelor of Arts degree from the University of Calgary, and a Masters of Business Administration from California Coast University.

     Walter Dawson, Director. Mr. Dawson has served as a director since January 2005. Mr. Dawson is the founder of Saxon Energy Services, a publicly traded company since 2001, and currently serves as Chairman of the Board of Directors of Saxon, which is an international oilfield services company. Before his time at Saxon, Mr. Dawson served for 19 years as President, Chief Executive Officer and a director and founded what became known as Computalog Gearhart Ltd., which is now an operating division of Precision Drilling Corp. Computalog’s primary businesses are oil and gas logging, perforating, directional drilling and fishing tools. Mr. Dawson instituted a technology center at Computalog, located in Fort Worth, Texas, a developer of electronics designed to develop wellbore logging tools. In 1993 Mr. Dawson founded what became known as Enserco Energy Services Company Inc., formerly Bonus Resource Services Corp. Enserco entered the well servicing businesses through the acquisition of 26 independent Canadian service rig operators. Mr. Dawson is currently a director of VGS Seismic Canada Inc., Suroco Energy, Inc. and Action Energy Inc. (formerly High Plains Energy Inc.) all of which are publicly traded companies.
     Verne Johnson, Director. Mr. Johnson has served as a director since April 2005. Starting with Imperial Oil in 1966, he has spent his entire career in the petroleum industry, primarily in western Canada, contributing to the growth of oil and gas companies of various sizes. He worked with Imperial Oil Limited until 1981 (including two years with Exxon Corporation in New York from 1977 to 1979). From 1981 to 2000, Mr. Johnson served in senior capacities with companies such as Paragon Petroleum Ltd., ELAN Energy Inc., Ziff Energy Group and Enerplus Resources Group. He was President and Chief Executive Officer of ELAN Energy Inc., President of Paragon Petroleum and Senior Vice President of Enerplus Resources Group until February 2002. Mr. Johnson retired in February 2002. Mr. Johnson is a director of Fort Chicago Energy Partners LP, Harvest Energy Trust, Blue Mountain Energy Ltd., Builders Energy Services Trust and Mystique Energy, all publicly traded companies. Mr. Johnson received a Bachelor of Science degree in Mechanical Engineering from the University of Manitoba in 1966. He is currently president of his private family company, KristErin Resources Ltd.
     Nadine C. Smith, Director. Ms. Smith has served as a director since January 10, 2006. She has served as a director of Patterson-UTI, which is traded on NASDAQ, since May 2001 and served as a director of UTI from 1995 to May 2001. Ms. Smith is also a director of American Retirement Corporation, a New York Stock Exchange listed company that owns and manages senior housing properties. From August 2000 to December 2001, Ms. Smith was President of Final Arrangements, LLC, a company providing software and web-based internet services to the funeral industry. From April 2000 to August 2000, she served as the President of Aegis Asset Management, Inc., an asset management company. From 1997 to April 2000, Ms. Smith was President and Chief Executive Officer of Enidan Capital Corp., an investment company. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith holds a Bachelor of Science degree in economics from Smith College and a Masters of Business Administration from Yale University.
     James Hart, Director. Mr. Hart has served as a director since May 2005 and as Vice President Finance and Chief Financial Officer from May, 2005 to December 2006. Previously, Mr. Hart was an internal consultant with EnCana Corporation, from 2001 through April 2005, providing specialized business analyses, ideas and advice for international and corporate clients. Previously, from 1994 to 2001, he was Treasurer of Gulfstream Resources, an international oil and gas company active in Qatar, Oman and Madagascar (eventually acquired by Anadarko). Mr. Hart’s prior experience includes a varied tenure at Nexen (formerly Canadian Occidental Petroleum) from 1984 to 1994, as Manager of the company’s worldwide Treasury activities and as Senior Advisor responsible for corporate acquisitions. He began his career with the Alberta Petroleum Marketing Commission, providing policy advice to the Provincial Government. Mr. Hart graduated from the University of Manitoba with a Masters in Natural Resources Management (Economics specialization) and a Bachelor of Science degree in Geology.
     Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor been parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

     Our board of directors consists of six directors and includes two committees: an audit committee and a compensation committee. We adhere to the Nasdaq Marketplace Rules in determining whether a director is independent and our board of directors has determined that four of our six directors, Messrs. Scott, Johnson and Dawson and Ms. Smith, are “independent” within the meaning of Rule 4200(a)(15) of the NASD’s published listing standards.
Compensation Discussion and Analysis
     All dollar amounts discussed below are in U.S. dollars. To the extent that contractual amounts are in Canadian dollars, they have been converted into US dollars for the purposes of the discussion below at an exchange rate of one Canadian dollar to US $0.8581, which is the conversion rate at December 31, 2006.
Compensation Objectives
     The overall objectives of our compensation program are to attract and retain key executives who are the best suited to make our company successful and to reward individual performance to motivate our executives to accomplish our goals.
Compensation Process
     The Compensation Committee recommends amounts of compensation for the Chief Executive Officer for approval by our board of directors. Our Chief Executive Officer recommends amounts of compensation for our other executive officers to our Compensation Committee, which considers these recommendations in connection with the goals and criteria discussed below. The Compensation Committee then makes its determination, taking our Chief Executive Officer’s recommendations into account, and makes its recommendations to our board of directors for approval.
     Our practice is to consider compensation annually (at year-end), including the award of equity based compensation. Our Compensation Committee is currently defining items of corporate performance to be considered in future compensation, which it expects will include budget targets (production, reserves, capital expenditures, operating costs), financial measures (e.g., liquidity) and share price performance, in addition to other objectives. Our compensation practices to date have been largely discretionary but within an increasingly formalized framework. Our Compensation Committee intends to define elements of personal performance by the achievement of agreed objectives. This process is expected to be initiated by the Chief Executive Officer, whose objectives will be documented and accepted by the board of directors. Objectives for the remaining executives are within the context of the Chief Executive Officer’s objectives and include other, more specific goals. This process has been initiated for 2007.
Elements of Compensation
     Our Compensation Committee, which consists of three non-executive directors, has determined that we shall have three basic elements of compensation — base salary, cash bonus and equity incentives. Each component has a different purpose.
     We believe that base salaries at this stage in our growth must be competitive in order to retain our executive. We believe that principal performance incentives should be in the form of long-term equity incentives given the financial resources of our company and the longer-term nature of our business plan. Long-term incentives to date have been in the form of stock options but our equity incentive plan also provides for other incentive forms, such as restricted stock and stock bonuses, which the Compensation Committee is not considering at this time. Short-term cash bonuses are a common element of compensation in our industry and among our peers to which we must pay attention, but our ability and desire to use cash bonuses are closely tied to the immediate cash resources of our company. The Compensation Committee ultimately considers the split between the three forms of compensation relative to our peers for each position, relative to the contributions of each executive, and the operational and financial achievements of our company and our financial resources. This exercise has been based on consensus among the members of the Compensation Committee.
     Executive compensation through 2005 and the first part of 2006 was sufficient to attract and retain our management team but had fallen significantly behind industry norms by the end of 2006 and as our company grew beyond a start-up phase. In late-2006, the Compensation Committee determined that it was necessary to review compensation and subscribed to the compensation survey described below as a starting point for a more structured and competitive compensation process. Our goal is to provide competitive compensation and an appropriate compensation structure for an emerging oil and gas company relative to our stage of growth, financial resources and success.
Third Party Source Used
     In late 2006, we subscribed to the “2006 Mercer Total Compensation Survey for the Petroleum Industry,” which covers oil and gas companies located in Canada, and which presents compensation components and statistical ranges by position description for peer groupings within the industry. The survey is published annually and is widely recognized as a leading survey of its kind in Canada.
     The survey provider is Mercer Human Resource Consulting. The primary purpose of the survey is to collect and consolidate meaningful data on salaries and benefits in the oil and gas industry in Canada, including those with international operations. The original survey participants were 158 companies in the oil and gas industry based in Canada, including those with international operations. The survey divided the 158 companies into six peer groups based on relative levels of production and revenues. There are 48 companies in our peer group with average production between 1,000 and 4,000 barrels of oil equivalent per day, including those with international operations. The results of the survey and the participants are confidential and cannot be disclosed in accordance with the confidentiality agreement signed with the survey provider.
Salary
     Salary amounts for our executive officers for 2006 was pre-determined based on individually-negotiated agreements with each of the executive officers when they joined our company. Prior to November 2005, we were a private Canadian company incorporated in January 2005. For 2005 and for 2006, the four inaugural executives of our company received the same base salary of approximately $150,000 per year. Rafael Orunesu, who is President of our operations in Argentina, was the first hire of our company in March 2005. Mr. Orunesu negotiated his employment agreement directly with our board of directors. Dana Coffield, James Hart and Max Wei, who are located in Calgary, joined Gran Tierra in May 2005 and collectively negotiated terms of their employment with our board of directors. As a start-up company with limited financial resources, base salary in all instances was a discount to prior base salaries for each executive at their previous employer. All executives agreed to the same base compensation to reflect the team nature of the venture. All signed employment agreements outlined the potential for base salary increases, equity incentives and cash bonuses if deemed appropriate by the board of directors. The agreements did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion. The executives purchased founding shares to substantiate their commitment to our company and provide additional financial incentives.
     In April 2006, Mr. Dyes became our President, Argosy Energy/Gran Tierra Energy Colombia. He too negotiated his employment agreement, which provided for his annual base salary of $105,000 plus an annual supplemental salary of up to $42,000, the exact amount to be determined by the amount of time that he spends in Colombia in excess of what is required under the employment agreement. This agreement, too, did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.
     In January 2007, Mr. Eden became our Chief Financial Officer. The terms of Mr. Eden’s employment agreement were individually negotiated by Mr. Eden, and are described below in “Agreements with Executive Officers”. The agreement did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.
     For 2007, the Compensation Committee recommended to the board of directors, and our board of directors approved, modest increases to the salaries of our executive officers, so that their annual salaries for 2007 will be as follows:
Mr. Coffield — $214,525
Mr. Hart — $193,073
Mr. Wei — $171,620
Mr. Orunesu — $180,000
Mr. Dyes — $180,000

     These base salaries were determined by our Compensation Committee based upon its review of the Mercer survey, targeting the 50th — 75th percentile as being appropriate to retain the services of our executives, the exact amount determined by the Compensation Committee’s subjective assessment of the appropriate salary for each executive given their performance and roles within our company.
Bonus
     No cash bonuses were paid to our executives for 2005 as this was deemed inappropriate by mutual agreement of our board of directors and our executives for our first year of operation.
     In 2006, our Compensation Committee used the Mercer survey to establish bonuses for our executives. In doing so, the Compensation Committee targeted the 50th — 75th percentile for the position within the peer group for the industry as being appropriate to retain the services of our executives. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the executives’ contribution to our company, our company’s operational and financial results, and our financial resources, taken as a whole.
     For 2007 we are in the process of implementing a more objective approach but our Compensation Committee has not finalized items of corporate performance to be considered for 2007. These benchmarks are likely to include various operating and financial measures, but the specific measures for corporate performance and weighting of all measures have not been determined.
     Target bonuses for 2007 for our executive officers have not been set for 2007.
     Individual objectives have been defined for 2007 as follows:
     Chief Executive Officer — The principal objectives for our Chief Executive Officer and President, which have been recommended by our Compensation Committee and approved by our board of directors, are as follows:
•	Execute approved $13.5 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 10 exploration wells, 8 in Colombia and 2 in Argentina.

•	Exit 2007 at production rate of 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Maintain direct finding costs for new oil reserves at $4.67 per barrel

•	Reduce general and administration costs by 10% on a barrel of oil produced basis

•	Reduce operating costs by 10% per barrel of oil produced

•	Environment Health Safety and Security — meet or exceed relevant industry standards; target zero lost time incidents

•	Ensure all regulatory and financial commitments with host government agencies are met

•	Ensure, with Chief Financial Officer, that all financial reporting, controls and procedures, budgeting and forecasting, and corporate governance requirements are identified and maintained

•	Move Gran Tierra off OTC Bulletin Board to senior exchange

•	Resolve current registration statement and associated penalty issues

•	Revise our strategy and position to execute next step change in growth

•	Increase both personal and Gran Tierra exposure to current and potential new shareholder base
     Chief Financial Officer — The principal objectives for our Chief Financial Officer are as follows:
•	Maintain, develop and enhance management and financial reporting systems

•	Develop and enhance budgeting and forecasting systems

•	Assist our Chief Executive Officer in developing corporate strategy and long-term plan

•	Ensure compliance with Sarbanes Oxley requirements, including implementation of corporate governance, internal controls and financial disclosure controls

•	Secure additional sources of financing as required

•	Assist our Chief Executive Officer in developing and implementing an investor relations strategy

•	Address tax planning strategies

•	Assist our Chief Executive Officer in developing administration and human resources function
     Vice-President, Operations — The principal objectives for the Vice-President, Operations are:
•	Exit 2007 at 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Reduce operating costs by 10% per barrel of oil produced

•	Meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents

•	Design, implement, test and monitor emergency response plans for all operating arenas

•	Complete 2007 drilling/workover program within budget and without incidents

•	Design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each

•	Design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects

•	Identify opportunities from current portfolio of exploration and development leads on our existing land base for 2008 drilling

•	Ensure integration of all IT (Information Technology) applications and hardware in all our operating offices
President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina — The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2007 have been defined in context of the 2007 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.
     The weighting of all of the individual performance goals have not been determined, nor has the percentage contribution of the individual performance goals to bonus determination been determined, but will be set prior to the end of 2007.
Equity Incentives
     In November 2005, an equal number of stock options (162,500) were granted to each executive officer then with our company when we became a public company and under the terms of our 2005 Equity Incentive Plan. These awards were deemed appropriate by our board of directors based on its subjective assessment as to the appropriate level, and were equal to reflect the equal contributions of each executive. No options had been granted prior to this time.
     In November 2006, our Compensation Committee granted options to each of our executive officers as follows: Mr. Coffield, 200,000 shares; Mr. Hart, 125,000 shares; Mr. Wei, 100,000 shares; Mr. Orunesu, 100,000 shares; and Mr. Dyes, 100,000 shares. The Compensation Committee determined the level of these awards based on the Mercer survey, again targeting the 50th - 75th percentile for the position within the peer group for the industry based on value according to a Black-Scholes calculation. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the appropriate incentive level given the executives’ respective roles in our company.
     In connection with Mr. Eden joining our company, our Compensation Committee granted him an option to purchase 225,000 shares of our common stock. The amount of the stock options was negotiated with Mr. Eden in connection with the negotiation of his employment agreement.

Termination and Change in Control Provisions
     Our employment agreements with our executive officers contain termination and change in control provisions. These provisions provide that our executive officers will receive severance payments in the event that their employment is terminated other than for “cause” or if they terminate their employment with us for “good reason,” as discussed in “Agreements with Executive Officers” below. The termination and change-in control provisions are industry standard clauses reached with the executives in arms-length negotiations at the time that they entered into the employment agreements with us.

Summary Compensation Table
     All dollar amounts set forth in the following tables reflecting executive officer and director compensation are in U.S. dollars.
     The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”):

Summary Compensation Table for Fiscal 2006

Name and				Option	All Other
principal		Salary ($)	Bonus	Awards	Compensation ($)
position	Year	(1)	($)	($) (2)(3)	(4)	Total ($)

Dana Coffield
President and Chief Executive Officer	2006	$154,458	$92,250	$23,400	—	$270,108
James Hart Former
Vice President, Finance and Chief Financial Officer	2006	$154,458	$92,250	$14,625	—	$261,133
Rafael Orunesu President, Gran Tierra Argentina	2006	$150,000	$42,907	$11,700	$9,200	$213,807
Max Wei Vice President, Operations	2006	$154,458	$42,907	$17,503	—	$214,868
Edgar Dyes President, Argosy Energy/Gran Tierra Energy Columbia	2006	$138,750	$25,000	—	—	$163,750

(1)	Dana Coffield and James Hart salaries and bonus are paid in Canadian dollars and converted into US dollars for the purposes of the above table at the December 31, 2006 exchange rate of one Canadian dollar to US $0.8581.

(2)	Granted under terms of our 2005 Equity Incentive Plan.

(3)	Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

(4)	Cost of living allowance.
Grants of Plan-Based Awards
     The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:
Grants of Plan-Based Awards in Fiscal 2006

		All Other Option Awards:		Grant Date Fair Value of
		Number of Securities	Exercise or Base Price of	Stock and Option
		Underlying Options	Option Awards	Awards
Name	Grant Date	(#)	($/Sh)	($)(1)
Mr. Coffield	11/8/2006	200,000	1.27	$84,080
Mr. Hart	11/8/2006	125,000	1.27	$52,550
Mr. Wei	11/8/2006	100,000	1.27	$42,550
Mr. Orunesu	11/8/2006	100,000	1.27	$42,550
Mr. Dyes	11/8/2006	100,000	1.27	$42,550

(1)	Represents the grant date fair value of such option award as determined in accordance with SFAS 123R. These amounts have been calculated in accordance with SFAS No. 123R using the Black Scholes valuation model.

Agreements with Executive Officers
     We have entered into executive employment agreements with all members of our current management team. The employment agreements entered into between Gran Tierra and Dana Coffield, James Hart and Max Wei have identical terms except for the position held by each such person and terms related to participation on the board of directors for Mr. Coffield and Mr. Hart. The respective employment agreements provide for an initial annual base salary of CDN$180,000 ($154,458 US dollars) and provide (a) for the executive to receive an annual bonus as determined by our board of directors, and (b) the right to participate in our stock option plans in the event of an initial public offering of our common stock. The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance. The agreements do not provide for any criteria for determining the magnitude of the bonuses and option grants and, therefore, the determination of the bonuses and grants are in the sole discretion of the board of directors, using the criteria the board of directors deem appropriate.
     The executives employment agreements became effective on May 1, 2005 and have initial terms of three-years, subject to extension or earlier termination and provide for severance payments to each employee, in the event the employee is terminated without cause or the employee terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Initial contract terms for Messrs. Coffield, Hart and Wei included rights to purchase 200,000 shares of our common stock before an initial public offering. These rights have been removed, with the mutual consent of Gran Tierra and the applicable executives. All agreements include standard indemnity, insurance, non-competition and confidentiality provisions.
     We have also entered into an employment agreement with Mr. Orunesu, through our Ecudorian subsidiary which provides for an initial annual base salary of $150,000, annual bonuses and options as may be determined by the board of directors in its sole discretion. The contract includes provision for payment of a cost of living adjustment of $55,200 per year. The agreement became effective on March 1, 2005 and has an initial term of two years, which is subject to extension or earlier termination. The agreement provides for severance payments in the event of the employee’s termination without cause or for good reason, in an amount equal to the salary payable under the employment agreement during any remaining time in the initial two year term. Initial rights provided in Mr. Orunesu’s agreement, to purchase 200,000 shares of our common stock before an initial public offering, have since been removed with mutual consent of us and Mr. Orunesu.
     We entered into an employment agreement with Mr. Dyes, President of Gran Tierra Colombia, formerly Argosy Energy International, which provides for an initial base salary of $108,000 per year plus a supplemental amount of up to $42,000 per year if he provides services in excess of 15 days per month in Colombia. In addition, the agreement provides for an annual bonus along the same terms as described above for Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount or criteria used. The contract became effective on April 1, 2006 and terminates on April 1, 2008. Mr. Dyes also receives reasonable living expenses while performing his duties in Colombia. The agreement provides for severance payments equal to the amount of base salary plus bonus received for the prior 12-month period in the event of termination without cause, termination for good reason or termination for disability, prorated for the remaining term of the agreement, payable within 30 days.
     On December 1, 2006, we entered into an executive employment agreement with Mr. Eden that provides for an initial annual base salary of CDN$ 225,000 ($193,073) In addition, the agreement provides for an annual bonus along the same terms as described above of Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount of criteria used. Mr. Eden’s employment agreement became effective on January 2, 2007 and has an initial term of three years, subject to extension or earlier termination and provides for severance payments, in the event he is terminated without cause or terminates the agreement for good reason, in the amount of the greater of total cash compensation of the remaining term and one year’s total cash compensation, with total cash compensation meaning annualized salary plus bonus for the prior 12-month period. “Good reason” includes an adverse change in the Mr. Eden’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Mr. Eden’s employment agreement includes customary indemnity, insurance, non-competition and confidentiality provisions.
Outstanding Equity Awards at Fiscal year -end.
The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.
The following table provides information concerning unexercised options for each Named Executive, based on the executives performance Officer outstanding as of December 31, 2006.

	Number of Securities	Number of Securities
	Underlying	Underlying Unexercised
	Unexercised Options	Options
	(#)	(#)		Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable		($)	Date

Dana Coffield	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		200,000	(3)	$1.27	11/8/2016

James Hart	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		125,000	(3)	$1.27	11/8/2016

Max Wei	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		100,000	(3)	$1.27	11/8/2016

Rafael Orunesu	54,167 (1)	108,333	(2)	$0.80	11/10/2015
		100,000	(3)	$1.27	11/8/2016

Edgar Dyes	—	100,000	(3)	$1.27	11/8/2016

(1)	The right to exercise the shares reported in this column vested on November 10, 2006.

(2)	The right to exercise one-half of the shares reported in this column will vest on November 10, 2007 and November 10, 2008, in each such case if the option holder is still employed by Gran Tierra on such date.

(3)	The right to exercise one-third of the shares reported in this column will vest on each of November 8, 2007, November 8, 2009 and November 8, 2010.
Potential Payouts Upon Termination or Change in Control
     In the event of a termination for “good reason” including a change in control of the company, Messrs. Coffield, Hart and Wei are eligible to receive a payment of two times prior year total compensation. Payment to Mr. Orunesu is equal to salary payable under the agreement from the time of the event to the remaining term of the contract. Payment to Mr. Dyes is equal to prior year compensation. If a change of control had occurred on December 31, 2006, and our named executive officers terminated for good reason, or if they were terminated other than for cause, they would have received the following payments:

Name	Payment
Mr. Coffield	$493,416
Mr. Hart	$493,416
Mr. Wei	$394,730
Mr. Orunesu	$37,500
Mr. Dyes	$163,750
     Subsequent to December 31, 2006, Mr. Hart resigned as an employee of our company and, therefore, is not entitled to receive any payments under these arrangements.

Director Compensation

Name	Option Awards ($)(1)	Total ($)

Jeffrey Scott	$16,156	$16,156
Walter Dawson	$10,771	$10,771
Verne Johnson	$10,771	$10,771
Nadine C. Smith	$10,771	$10,771

(1)	The stock options were granted under terms of our 2005 Equity Incentive Plan in 2005. Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.
     There were no compensation arrangements in place in 2006 for the members of our board of directors who are not also our employees. In 2007, we intend to pay a fee of $12,872 per year to each director who serves on our board of directors and an additional $12,872 per year for the chairman of our board of directors. We will also pay an additional fee of $6,436 per year for each committee chair and a fee of $644 for each meeting attended. Directors who are not our employees are eligible to receive awards under our 2005 Equity Incentive Plan. Compensation arrangements with the directors who are also our employees are described in the preceding sections of this prospectus under the heading “Executive Compensation.”
Compensation Committee Interlocks and Insider participation
     Our Compensation Committee currently consists of Mr. Johnson, Mr. Scott and Mr. Dawson. None of the members of our Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.
PRINCIPAL AND SELLING STOCKHOLDERS
Beneficial Ownership of Our Common Stock by Our Directors, Officers and Holders of 5% of our Common Stock
     The following table sets forth information regarding the beneficial ownership of our common stock as of February 2, 2007 by (1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock; (2) each of our directors and executive officers; and (3) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 300, 611-10 th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days following February 2, 2007 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all exchangeable shares of Goldstrike Exchange Co. have been converted on a one-for-one basis into corresponding shares of our common stock.

	Amount and
	Nature of
	Beneficial	Percentage
Name and Address of Beneficial Owner	Owner	of Class
Dana Coffield (2)	1,888,829	1.98%
James Hart (3)	1,743,850	1.83%
Max Wei (3)	1,783,834	1.87%
Rafael Orunesu (3)	1,863,850	1.95%
Jeffrey Scott (4)	2,563,861	2.68%
Walter Dawson (5)	3,005,952	3.14%
Verne Johnson (6)	1,662,884	1.74%
Nadine C. Smith (7)	2,099,094	2.19%
Greywolf Capital Management LP (8)	10,000,001	10.12%
Millennium Global Investments Limited (9)	5,002,500	5.15%
US Global Investors, Inc. (10)	5,858,675	6.14%

Directors and officers as a group (total of 8 persons)	16,612,154	17.13%

(1)	Beneficial ownership is calculated based on 95,455,765 shares of common stock issued and outstanding as of February 2, 2007, which number includes shares of common stock issuable upon the exchange of the exchangeable shares of Goldstrike Exchange Co. issued to certain former holders of Gran Tierra Canada’s common stock. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 2, 2007. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2)	The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exercisable within 60 days of February 2, 2007, and a warrant to acquire 48,334 shares of common stock exercisable within 60 days of February 2, 2007. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(3)	The number of shares beneficially includes an option to acquire 54,167 shares of common stock exercisable within 60 days of February 2, 2007. All other shares beneficially owned by such stockholder are exchangeable shares.

(4)	The number of shares beneficially includes an option to acquire 50,000 shares of common stock exercisable within 60 days of February 2, 2007, and a warrant to acquire 274,991 shares of common stock exercisable within 60 days of February 2, 2007. The number of shares beneficially owned also includes 1,688,889 exchangeable shares.

(5)	The number of shares beneficially includes an option to acquire 33,333 shares of common stock exercisable within 60 days of February 2, 2007. The number beneficially owned also includes warrants to acquire 375,000 shares of common stock exercisable within 60 days of February 2, 2007, of which warrants to acquire 275,000 shares are held by Perfco Investments Ltd (“Perfco”). The number of shares beneficially owned also includes 550,000 shares of common stock directly owned by Perfco and 158,730 shares of common stock directly owned by Mr. Dawson’s spouse. The number of shares beneficially owned includes 1,688,889 exchangeable shares, of which 1,587,302 are held by Perfco. Mr. Dawson is the sold owner of Perfco and has sole voting and investment power over the shares beneficially owned by Perfco. Mr. Dawson disclaims beneficial ownership over the shares owned by Mr. Dawson’s spouse.

(6)	The number of shares beneficially includes an option to acquire 33,333 shares of common stock exercisable within 60 days of February 2, 2007, and a warrant to acquire 112,496 shares of common stock exercisable within 60 days of February 2, 2007. The number of shares beneficially owned includes 1,292,064 exchangeable shares, of which 396,825 are held by KirstErin Resources, Ltd., a private family-owned business of which Mr. Johnson is the President. Mr. Johnson has sole voting and investment power over the shares held by KirstErin Resources, Ltd.

(7)	The number of shares beneficially includes an option to acquire 33,333 shares of common stock exercisable within 60 days of February 2, 2007, and a warrant to acquire 362,500 shares of common stock exercisable within 60 days of February 2, 2007.

(8)	Greywolf Capital Management LP is the investment manager for (a) Greywolf Capital Overseas Fund (“GCOF”), which owns 4,800,000 shares of common stock and a warrant to acquire 2,400,000 shares of common stock exercisable within 60 days of February 2, 2007, and (b) Greywolf Capital Partners II (“GCP”), which owns 1,888,667 shares of common stock and a warrant to acquire 933,334 shares of common stock exercisable within 60 days of February 2, 2007. William Troy has the power to vote and dispose of the shares of common stock beneficially owned by GCOF and GCP. The address for Greywolf Capital Management LP is 4 Manhattanville Road, Purchase, NY 10577.

(9)	Includes shares beneficially owned by Millennium Global High Yield Fund Limited (the “High Yield Fund”) and Millennium Global Natural Resources Fund Limited (the “Natural Resources Fund”). The High Yield Fund owns 2,668,000 shares of common stock and a warrant to acquire 1,334,000 shares of common stock exercisable within 60 days of February 2, 2007. The Natural Resources Fund owns 667,000 shares of common stock and a warrant to acquire 333,500 shares of common stock exercisable within 60 days of February 2, 2007. Joseph Strubel has the power to vote and dispose of the shares of common stock beneficially owned by the High Yield Fund and the Natural Resources Fund. The address for Millennium Global Investments Limited is 57-59 St. James Street, London, U.K., SW1A 1LD.

(10)	Includes shares beneficially owned by US Global Investors — Global Resources Fund (the “Global Fund”) and US Global Investors — Balanced Natural Resources Fund (the “Balanced Fund”). The Global Fund owns 3,883,675 shares of common stock and a warrant to acquire 1,550,000 shares of common stock exercisable within 60 days of February 2, 2007. The Balanced Fund owns 233,333 shares of common stock and a warrant to acquire 116,667 shares of common stock exercisable within 60 days of February 2, 2007. The remaining 858,675 shares of common stock are owned by the Meridian Resources Fund. U.S. Global Investors has the power to vote and dispose of the shares of common stock beneficially owned by the Global Fund, the Balanced fund and the Meridian Resources Fund. The address for US Global Investors, Inc. is 7900 Callaghan Road, San Antonio, Texas 78229.
Selling Stockholders
     This prospectus covers shares, including shares underlying warrants, sold in our recent private equity offering to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.
     The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.
     The table below has been prepared based upon the information furnished to us by the selling stockholders as of January 10, 2007. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.
     We have been advised, as noted below in the footnotes to the table, none of the selling stockholders are broker-dealers and 13 of the selling stockholders are affiliates of broker-dealers. We have been advised that each such affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.
     The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
     Beneficial ownership is calculated based on 95,455,765 shares of our common stock outstanding as of January 10, 2007, which includes 16,666,667 exchangeable shares of Goldstrike Exchange Co. issued to holders of Gran Tierra Canada’s common stock. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of January 10, 2007 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of the table. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
Alan Rubin[1]	99,999	99,999	—	—
Alec P. Morrison and Sandra Morrison[2]	150,000	150,000	—	—
Alexander Cox[3]	1,005,000	1,005,000	—	—
Alfonso Kimche[4]	25,001	25,001	—	—
Alvin L. Gray[5]	150,000	150,000	—	—
Anne Lindsay Cohn Holstead[6]	75,000	75,000	—	—
Anthony Jacobs[7]	300,000	300,000	—	—
Arnold Schumsky[8]	50,000	50,000	—	—
Arthur Sinensky[9]	99,999	99,999	—	—
Atlantis Company Profit Sharing Plan[10]	90,000	90,000	—	—
Bancor Inc.[11]	150,000	150,000	—	—
Ben T. Morris[12]	138,750	45,000	93,750	*
Benedek Investment Group, LLC[13]	150,000	150,000	—	—
Bill Birdwell & Willie C. Birdwell[14]	37,500	37,500	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
Bill Haak & Johnnie S. Haak[15]	75,000	75,000	—	—
Blake Selig[16]	30,000	30,000	—	—
BMO Nesbitt Burns I/T/F: A/C 402-204-1224[17]	349,998	349,998	—	—
Bobby Smith Cohn[18]	75,000	75,000	—	—
Brad D. Sanders[19]	37,500	37,500	—	—
Bret D. Sanders[20]	37,500	37,500	—	—
Brian Cole[21]	25,500	25,500	—	—
Brian Kuhn[22]	255,000	255,000	—	—
Brian Payne and Heather Payne T/I/C23	22,500	22,500	—	—
Brion Bailey[24]	22,500	22,500	—	—
Bristol Investment Fund, Ltd.[25]	500,000	500,000	—	—
Bruce R. McMaken[26]	25,500	25,500	—	—
Bruce Slovin[27]	150,000	150,000	—	—
Brunella Jacs LLC[28]	99,999	99,999	—	—
Capital Ventures International[29]	1,500,000	1,500,000	—	—
Carl Pipes[30]	30,000	30,000	—	—
Carmax Enterprises Corporation[31]	30,000	30,000	—	—
Carmen Neufeld[32]	149,988	149,988	—	—
Carol C. Barbour Profit Sharing Plan FBO: Carol C. Barbour[33]	75,000	75,000	—	—
Carol Edelson[34]	24,999	24,999	—	—
Carol Tambor[35]	50,000	50,000	—	—
Carter Pope[36]	200,000	200,000	—	—
Caryl R. Reese and Albert L. Reese[37]	45,000	45,000	—	—
Castlerigg Master Investments Ltd.[38]	2,000,001	2,000,001	—	—
Cathy Selig[39]	50,001	50,001	—	—
CD Investment Partners, Ltd[40]	1,000,001	1,000,001	—	—
Chad Oakes[41]	644,957	269,985	374,972	*
Charles R. Offner and Diane Offner[42]	202,500	202,500	—	—
Chester Family 1997 Trust UAD 12/09/1997[43]	50,000	50,000	—	—
Chris Gandalfo[44]	15,000	15,000	—	—
Christian Thomas Swinbank UAD 03/14/06[45]	50,001	50,001	—	—
Christine M. Sanders[46]	75,000	75,000	—	—
Chuck Ramsay[47]	50,000	50,000	—	—
City and Claremont Capital Assets Limited[48]	249,999	249,999	—	—
Clarence Tomanik[49]	149,988	149,988	—	—
Constance O. Welsch/Simple IRA[50]	15,000	15,000	—	—
Courtney Cohn Hopson Separate Account[51]	75,000	75,000	—	—
Cranshire Capital, L.P.[52]	249,999	249,999	—	—
Crescent International Ltd.[53]	450,000	450,000	—	—
Dale Foster[54]	191,825	74,988	116,837	*
Dale Tremblay[55]	99,999	99,999	—	—
Dan L. Duncan[56]	375,000	375,000	—	—
Dan O’Brien[57]	45,000	45,000	—	—
Dana Quentin Coffield[58]	1,834,662	100,001	1,734,661	1.4%
Daniel Corbin[59]	82,500	82,500	—	—
Daniel Todd Dane[60]	849,977	99,999	749,978	*
Don A. Sanders[61]	675,000	300,000	375,000	*

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
Datavision Computer Video, Inc.[62]	50,001	50,001	—	—
David L. Shadid[63]	50,001	50,001	—	—
David M. Breen & Shelly P. Breen[64]	22,500	22,500	—	—
David M. Robichaux PSP[65]	25,001	25,001	—	—
David N. Malm Anaesthesia Inc.[66]	45,000	45,000	—	—
David Shapiro[67]	45,000	45,000	—	—
David T. Jensen[68]	50,000	50,000	—	—
David Towery[69]	45,000	45,000	—	—
David Westlund[70]	90,000	90,000	—	—
Delores Antonsen[71]	60,000	60,000	—	—
DKR Soundshore Oasis Holding Fund Ltd.[72]	500,000	500,000	—	—
Don S. Cook[73]	50,000	50,000	—	—
Donald A. Wright[74]	1,658,730	750,000	908,730	*
Donald J. Roennigke[75]	37,500	37,500	—	—
Donald L. Poarch[76]	45,000	45,000	—	—
Donald Moss[77]	80,000	80,000	—	—
Donald R. Kendall, Jr.[78]	37,500	37,500	—	—
Donald Streu[79]	25,500	25,500	—	—
Donald V. Weir and Julie E. Weir[80]	258,750	165,000	93,750	*
Donna Moss[81]	22,500	22,500	—	—
Dr. William Grose Agency[82]	50,000	50,000	—	—
Duane Renfro[83]	50,001	50,001	—	—
Duke Family Rev. Living Trust UAD 03/08/2006[84]	50,000	50,000	—	—
Ed McAninch[85]	60,000	60,000	—	—
Edmund Melhado[86]	150,000	150,000	—	—
Edward B. Antonsen[87]	102,500	82,500	20,000	*
Edward F. Heil[88]	249,999	249,999	—	—
Edward Muchowski[89]	308,730	150,000	158,730	*
Edwin Freedman[90]	300,000	300,000	—	—
Elizabeth Kirby Cohn McCool Separate Property[91]	75,000	75,000	—	—
Emily H. Todd Separate Property[92]	30,000	30,000	—	—
Emily Harris Todd IRA[93]	24,999	24,999	—	—
Enable Growth Partners LP94	1,125,000	1,125,000	—	—
Enable Opportunity Partners LP95	225,000	225,000	—	—
Eric Glen Weir[96]	45,000	45,000	—	—
F. Berdon Co. L.P.[97]	45,000	45,000	—	—
Faccone Enterprises Ltd.[98]	45,625	30,000	15,625	*
Frank J. Metyko Residuary Trust[99]	24,999	24,999	—	—
Fred A. Stone, Jr.100	45,000	45,000	—	—
Fred Parrish Investments PTY Ltd.101	100,001	100,001	—	—
Gary Friedland102	30,000	30,000	—	—
Gary Gee Wai Hoy and Lily Lai Wan Hoy103	41,119	25,500	15,619	*
George L. Ball104	198,750	105,000	93,750	*
Georges Antoun & Martha Antoun105	50,000	50,000	—	—
Gerald Golub106	50,001	50,001	—	—
Geriann Sweeney & Louis Paul Lohn Com Prop107	100,001	100,001	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
Glenn Andrew Welsch TTEE Constance Welsch Trust U/A DTD 12/18/95108	22,500	22,500	—	—
Glenn Fleischhacker109	25,001	25,001	—	—
Gonzalo Vazquez110	105,000	105,000	—	—
Gottbetter & Partners, LLP in Trust for Besser Kapital Fund Ltd111	100,001	100,001	—	—
Grace To112	15,000	15,000	—	—
Gran Tierra Investments113	249,999	249,999	—	—
Grant E. Sims and Patricia Sims114	75,000	75,000	—	—
Eric R. Sims UTMA TX115	7,500	7,500	—	—
Ryan S. Sims UTMA TX116	7,500	7,500	—	—
Scott A. Sims UTMA TX117	7,500	7,500	—	—
Grant Hodgins118	41,119	25,500	15,619	*
Gregg J. Sedun119	212,491	150,000	62,491	*
Gregory Selig Lewis120	30,000	30,000	—	—
Greywolf Capital Overseas Fund LP121	7,200,000	7,200,000	—	—
Greywolf Capital Partners II, LP122	2,800,001	2,800,001	—	—
H. Markley Crosswell, III123	22,500	22,500	—	—
Hal Rothbaum124	100,001	100,001	—	—
Harborview Master Fund LP125	150,000	150,000	—	—
Harvey Friedman Francine Friedman126	25,001	25,001	—	—
Hazel Bennett127	15,000	15,000	—	—
Heather and Ian Campbell128	20,001	20,001	—	—
Herbert Lippin129	30,000	30,000	—	—
Hiroshi Ogata130	30,000	30,000	—	—
Hollyvale Limited131	35,500	25,500	10,000	*
Hooter’s Welding Ltd.132	20,250	20,250	—	—
Howard Simon133	99,999	99,999	—	—
Hudson Bay Fund, LP134	149,499	149,499	—	—
Hudson Bay Overseas Fund, Ltd.135	50,001	50,001	—	—
Humphrey Family Limited Partnership136	30,000	30,000	—	—
Hunter & Co. LLC Defined Pension Plan137	52,500	52,500	—	—
Ilex Investments LP138	300,000	300,000	—	—
Investcorp Interlachen Multi-Strategy Master Fund Limited139	3,000,000	3,000,000	—	—
IRA FBO Andrew Klein Pershing LLC as Custodian140	24,999	24,999	—	—
IRA FBO Anthony Jacobs Pershing LLC as Custodian Rollover Account141	225,000	225,000	—	—
IRA FBO Bessie Montesano Pershing LLC as Custodian142	50,001	50,001	—	—
IRA FBO Christopher Neal Todd, Pershing LLC as Custodian Rollover Account143	30,000	30,000	—	—
IRA FBO Erik Klefos Pershing LLC as Custodian144	45,000	45,000	—	—
IRA FBO Hyman Gildenhorn Pershing LLC as Custodian145	228,000	228,000	—	—
IRA FBO Jeff G. Mallett / Pershing LLC as Custodian / Roth Account146	30,000	30,000	—	—
IRA FBO Jill Anne Harris Pershing as Custodian147	25,001	25,001	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
IRA FBO Lewis S. Rosen Pershing LLC as Custodian148	24,999	24,999	—	—
IRA FBO Linda Lorelle Gregory/Pershing LLC as Custodian149	45,000	45,000	—	—
IRA FBO Lisa Marcelli Pershing LLC as Custodian150	24,999	24,999	—	—
IRA FBO Marc W. Evans Pershing LLC as Custodian151	24,999	24,999	—	—
IRA FBO Merila F. Peloso Pershing LLC as Custodian Rollover Account152	24,999	24,999	—	—
IRA FBO Paul H. Sanders, Jr./Pershing LLC as Custodian Rollover Account153	15,000	15,000	—	—
IRA FBO Paula L. Santoski Pershing LLC as Custodian154	50,000	50,000	—	—
IRA FBO Robert C. Clifford Pershing LLC as Custodian Rollover Account155	45,000	45,000	—	—
IRA FBO Robert E. Witt Pershing LLC as Custodian Rollover Account156	60,000	60,000	—	—
IRA FBO Robert Larry Kinney/Pershing LLC as Custodian Rollover Account157	75,000	75,000	—	—
IRA FBO Scott M. Marshall Pershing LLC as Custodian158	144,000	144,000	—	—
IRA FBO: Michael W. Mitchell/Pershing LLC as Custodian Rollover Account159	75,000	75,000	—	—
Iroquois Master Fund Ltd.160	249,999	249,999	—	—
Jackie S. Moore161	37,500	37,500	—	—
James B. Terrell Trust UAD 09/12/90162	75,000	75,000	—	—
James Garson163	50,001	50,001	—	—
James McNeill164	499,950	499,950	—	—
James R. Timmins and Alice M. Timmins 165	124,998	124,998	—	—
James W. Christie166	24,999	24,999	—	—
James W. Christmas167	150,000	150,000	—	—
Jan Bartholomew168	24,999	24,999	—	—
Jan Rask169	500,000	500,000	—	—
Janet E. Sikes170	15,000	15,000	—	—
Jay Moorin171	1,000,001	1,000,001	—	—
Jeff G. Mallett & Company Inc. PSP/FBO Jeff G. Mallett172	37,500	37,500	—	—
Jeff G. Mallett & Company PSP/FBO Denise M. Anderson173	7,500	7,500	—	—
Jeffrey J. Orchen174	150,000	150,000	—	—
Jeffrey J. Orchen P/S Plan DTD 1/1/95175	89,000	89,000	—	—
Jeffrey J. Scott176	2,513,861	150,000	2,363,861	2.0%
Jeffrey Schnipper177	60,000	60,000	—	—
Jens Hansen178	30,000	30,000	—	—
Jim Taylor179	30,000	30,000	—	—
Joe M. Bailey180	75,000	75,000	—	—
Joel Stuart181	24,999	24,999	—	—
John and Jodi Malanga182	63,000	25,500	37,500	*
John H. Gray183	45,000	45,000	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
John I. Mundy Separate Property184	45,000	45,000	—	—
Mundy 2000 Gift Trust Dtd 01/01/2000185	45,000	45,000	—	—
John L. Nau III and Barbara Nau186	202,500	202,500	—	—
John M. O’Quinn187	225,000	225,000	—	—
John N. Spiliotis188	24,999	24,999	—	—
John V. Hazleton Jr. & Bonnie C. Hazleton189	19,500	19,500	—	—
John W. Johnson190	45,000	45,000	—	—
John W. Lodge III191	50,000	50,000	—	—
Jonathan Day192	30,000	30,000	—	—
Jorge Cangini193	60,000	60,000	—	—
Joseph A. Ahearn194	50,001	50,001	—	—
Joseph A. Cech195	40,050	40,050	—	—
Joseph B. Swinbank196	45,000	45,000	—	—
Joseph H. Flom197	75,000	75,000	—	—
Judith Ann Bates198	30,000	30,000	—	—
Judith Ricciardi199	45,000	45,000	—	—
Julius Johnston IV200	30,000	30,000	—	—
Katherine U. Sanders 1990201	150,000	150,000	—	—
Katherine U. Sanders Children Trust Dtd. 2003202	375,000	375,000	—	—
Ken Wong203	41,125	25,500	15,625	*
Kenneth Kaplan204	50,000	50,000	—	—
Kevin Donald Poynter205	300,000	300,000	—	—
Kiyoshi Fujieda206	30,000	30,000	—	—
Kyung Chun Min207	32,700	25,200	7,500	*
L G Vela208	25,001	25,001	—	—
Lakeview Fund, LP209	799,998	799,998	—	—
Lance DG Uggla210	599,990	599,990	—	—
Larry F. Crews211	25,449	25,449	—	—
Larry Martin212	75,000	75,000	—	—
Larry Zalk213	50,000	50,000	—	—
Laura Connally214	24,999	24,999	—	—
Laura K. Sanders215	75,000	75,000	—	—
Lawrence Johnson West216	24,999	24,999	—	—
Lee Corbin217	25,500	25,500	—	—
Leigh Ellis and Mimi G. Ellis218	30,000	30,000	—	—
Lenny Olim219	30,000	30,000	—	—
Leo Wong220	75,000	75,000	—	—
SEP IRA Leticia Turullos221	24,999	24,999	—	—
Liaqat A Khan222	25,500	25,500	—	—
Lisa Dawn Weir223	60,000	60,000	—	—
Lloyd Clark224	25,200	25,200	—	—
Lorain S. Davis Trust U/A DTD 11/10/1986225	24,999	24,999	—	—
Louis and Carol Zehil226	99,999	99,999	—	—
Louis Gleckel, MD227	30,000	30,000	—	—
LSM Business Services Ltd.228	76,875	30,000	46,875	*
Luc Chartrand229	271,230	112,500	158,730	*
Luke J. Drury Non-Exempt Trust230	75,000	75,000	—	—
M. St. John Dinsmore231	60,000	60,000	—	—
Mac Haik232	300,000	300,000	—	—
The Powell Family Trust U/A DTD 5/7/04233	30,000	30,000	—	—
Margaret G. Reed234	25,500	25,500	—	—
Maria Checa235	59,999	59,999	—	—
Mark & Monica Tompson236	45,000	45,000	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
Mark J. Drury Non-Exempt Trust237	75,000	75,000	—	—
Mark Leszczynski238	50,001	50,001	—	—
Mark N. Davis239	25,001	25,001	—	—
Markus Ventures, L.P.240	300,000	300,000	—	—
Mary E. Shields241	24,999	24,999	—	—
Mary Harris Cooper242	24,999	24,999	—	—
Matthew D. Myers243	25,500	25,500	—	—
Matthew J. Drury Non-Exempt Trust244	75,000	75,000	—	—
Max M. Dillard245	150,000	150,000	—	—
Max Wei246	1,729,667	39,984	1,689,683	1.4%
Mazzei Holding LLC247	50,000	50,000	—	—
McCarron Family Partners Ltd.248	24,999	24,999	—	—
Melton Pipes IRA Pershing LLC as Custodian249	30,000	30,000	—	—
Melvin Howard250	45,000	45,000	—	—
Merrick C. Marshall251	30,000	30,000	—	—
Michael Glita & Joan Glita252	150,000	150,000	—	—
Michael J. Gaido, Jr. Special Account253	99,999	99,999	—	—
Michael J. Hampton254	75,000	75,000	—	—
Michael L Thiele Elaine D Thiele255	200,000	200,000	—	—
Michael McNulty256	24,999	24,999	—	—
Michael Paraskake257	63,000	25,500	37,500	*
Michael S. Chadwick258	25,499	25,499	—	—
Middlemarch Partners LTD259	100,001	100,001	—	—
Mike Hudson260	30,000	30,000	—	—
Millennium Global High Yield Fund Limited261	4,002,000	4,002,000	—	—
Millennium Global Natural Resources Fund Limited262	1,000,500	1,000,500	—	—
Morton A. Cohn263	225,000	225,000	—	—
Morton J. Weisberg264	39,999	39,999	—	—
MP Pensjon265	1,049,970	1,049,970	—	—
Nadine C. Smith and John D. Long, Jr266	2,065,761	150,000	1,915,761	1.6%
Nancy J. Harmon267	45,000	45,000	—	—
Nathan Hagens268	60,000	60,000	—	—
Neon Rainbow Holdings Ltd.269	25,500	25,500	—	—
Nite Capital LP270	1,300,001	1,300,001	—	—
Norman Goldberg271	99,999	99,999	—	—
Northcity Investments Corp.272	25,500	25,500	—	—
P & J Fingerhut Family Trust273	45,000	45,000	—	—
Paul Evans274	24,999	24,999	—	—
Paul Lukowitsch275	25,001	25,001	—	—
Paul Mitcham276	60,000	60,000	—	—
Paul Osher and Sara Osher277	50,000	50,000	—	—
Paul Tate and Lara M. Tate278	45,000	45,000	—	—
Paula L. Santoski Special Property279	50,000	50,000	—	—
Pauline H. Gorman Trust UTD 3/10/93 UAD 03/10/93280	24,999	24,999	—	—
Penn Capital Management Capital Structure Opportunities Fund, LP281	99,999	99,999	—	—
Perfco Investments Ltd.282	2,972,619	300,000	2,672,619	2.2%
PGS Holdings Ltd.283	37,500	37,500	—	—
Philip M. Garner & Carol P. Garner284	300,000	300,000	—	—
Pierce Diversified Strategy Master Fund LLC, Ena285	150,000	150,000	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
Platinum Business Investment Company, Ltd.286	300,000	300,000	—	—
Professional Billing Ltd.287	200,000	200,000	—	—
QRS Holdings Ltd.288	45,000	45,000	—	—
RAB American Opportunities Fund Limited289	350,001	350,001	—	—
Rafael Orunesu290	1,809,683	120,000	1,689,683	1.4%
Rahn and Bodmer291	99,999	99,999	—	—
Richard D. Kinder292	250,001	250,001	—	—
Richard Hochman293	22,500	22,500	—	—
Richard Machin294	63,750	26,250	37,500	*
RJS Jr./PLS 1992 Trust FBO Robert J. Santoski Jr.295	24,999	24,999	—	—
Rob Krahn296	52,500	52,500
Robert Card297	15,000	15,000	—	—
Robert D. Steele298	549,960	120,000	429,960	*
Robert Freedman299	150,000	150,000	—	—
Robert K. Macleod300	69,999	24,999	45,000	*
Robert Sayre Lindsey Sayre301	24,999	24,999	—	—
Robert W. Y. Kung302	25,500	25,500	—	—
Robert Wilensky303	30,000	30,000	—	—
Robert Zappia304	60,000	60,000	—	—
Roberta Kintigh305	25,500	25,500	—	—
Robin G. Forrester306	24,999	24,999	—	—
Rock Associates307	24,999	24,999	—	—
Ron Davi308	200,000	200,000	—	—
Rose Anna Marshall309	105,000	105,000	—	—
Rosen Family Trust310	75,000	75,000	—	—
Rowena M. Santos311	41,125	25,500	15,625	*
Roy Alan Price312	52,500	52,500	—	—
Rubin Children Trust313	300,000	300,000	—	—
Rune Medhus Elisa Medhus M.D.314	105,000	105,000	—	—
Russell Hardin, Jr.315	75,000	75,000	—	—
Samuel A. Jones316	37,500	37,500	—	—
Sanders Opportunity Fund (Institutional) LP317	1,520,904	799,575	721,329	*
Sanders Opportunity Fund LP318	475,971	250,425	225,546	*
Sandy Valley Two LLC319	45,000	45,000	—	—
Sanovest Holdings Ltd.320	577,500	375,000	202,500	*
Scott Andrews321	150,000	150,000	—	—
Second City Capital Partners I, Limited Partnership322	1,050,000	1,050,000	—	—
SEP FBO David M. Underwood Pershing LLC as Custodian323	15,000	15,000	—	—
SEP FBO Dwight W. Fate Pershing LLC as Custodian324	25,001	25,001	—	—
SEP FBO Kenneth L. Hamilton / Pershing LLC as Custodian325	7,500	7,500	—	—
SEP FBO Peter G. Sarles Pershing LLC as Custodian 326	30,000	30,000	—	—
SEP FBO Philip M. Garner Pershing LLC as Custodian327	40,700	40,700	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
SEP FBO Rick Pease/ Pershing LLC as Custodian328	15,000	15,000	—	—
SEP FBO Robert Slanovits Pershing LLC as Custodian329	15,000	15,000	—	—
SEP FBO Susan S Lehrer Pershing LLC as Custodian330	24,999	24,999	—	—
SEP FBO Thomas Giarraputo Pershing LLC as Custodian331	84,000	84,000	—	—
SEP FBO William E Grose MD Pershing LLC as Custodian332	24,999	24,999	—	—
Shadow Creek Capital Partners LP333	300,000	300,000	—	—
Sharetron Limited Partnership334	60,000	60,000	—	—
Shawn Perger335	25,500	25,500	—	—
Shawn T. Kemp336	60,000	60,000	—	—
SLS/PLS 1988 Tr FBO Samantha Leigh Santoski337	24,999	24,999	—	—
Small Ventures USA L.P.338	99,999	99,999	—	—
Sonya Messner339	33,000	33,000	—	—
Stanley Cohen340	30,000	30,000	—	—
Stanley Katz341	150,000	150,000	—	—
Stephen Falk, M.D. and Sheila Falk342	30,000	30,000	—	—
Stephen S. Oswald343	75,000	75,000	—	—
Steve Harter344	45,000	45,000	—	—
Steve Horth345	19,500	19,500	—	—
Steve Scott346	99,999	99,999	—	—
Steven Hall/Rebecca Hall347	51,000	51,000	—	—
Steven R. Elliott348	50,001	50,001	—	—
Sue M. Harris Separate Property349	75,000	75,000	—	—
Pinkye Lou Blair Estate Trust U/W DTD 6/15/91350	50,000	50,000	—	—
L Lehrer TR U/W FBO Benjamin Lehrer DTD 02/22/93351	24,999	24,999	—	—
L Lehrer TR U/W FBO Michael Lehrer DTD 02/22/93352	24,999	24,999	—	—
Susan S. Lehrer353	24,999	24,999	—	—
Susan Sanders Separate Property354	37,500	37,500	—	—
Buchanan Advisors Inc. Defined Benefit Plan UA Dtd. 01/01/2002355	37,500	37,500	—	—
T. Scott O’Keefe356	112,500	112,500	—	—
Tanglewood Family Limited Partnership357	60,000	60,000	—	—
Tanya J. Drury358	120,000	120,000	—	—
The Knuettel Family Trust359	25,002	25,002	—	—
The Leland Hirsch Family Partnership LP360	50,000	50,000	—	—
The Sarles Family Trust UAD 9/7/00361	60,000	60,000	—	—
Theseus Fund LP362	750,000	750,000	—	—
Thomas Asarch & Barbara Asarch363	50,000	50,000	—	—
E. P. Brady Inc. Profit Sharing Plan & Trust364	37,500	37,500	—	—
Thomas W. Custer365	37,500	37,500	—	—
Titus Harris Jr.366	124,998	124,998	—	—
Tolar N. Hamblen III367	30,000	30,000	—	—
Tom Juda & Nancy Juda Living Tr DTD 5/3/95368	249,999	249,999	—	—

			Shares of	Percentage of
	Shares of	Shares of	Common Stock	Common Stock
	Common Stock	Common	Owned Upon	Outstanding
	Owned Before	Stock Being	Completion of	Upon Completion
	the Offering	Offered	the Offering (a)	of Offering
Tommy Forrester369	24,999	24,999	—	—
Tony Dutt & Bridget Dutt370	30,000	30,000	—	—
Tracy D. Stogel371	24,999	24,999	—	—
Trevor J. Tomanik372	119,988	119,988	—	—
TWM Associates LLC373	99,999	99,999	—	—
US Global Investors — Global Resources Fund374	4,650,000	4,650,000	—	—
Valerie B. Lens375	49,500	49,500	—	—
Verne G. Johnson376	1,629,550	150,009	1,479,541	1.5%
Victoria P. Giannukos377	150,000	150,000	—	—
Vincent Vazquez378	150,000	150,000	—	—
Vitel Venture Corp379	999,999	999,999	—	—
VP Bank (Switzerland) Ltd.380	562,550	250,050	312,500	*
W. Roger Clemens, Special Retirement Account381	45,000	45,000	—	—
Weiskopf, Silver & Co. LP382	30,000	30,000	—	—
Wendy Wolfe Rodrigue & Heather Wolfe Parker383	45,000	45,000	—	—
Westchase Investments Group, LLC384	51,000	51,000	—	—
Whalehaven Capital Fund Limited385	999,999	999,999	—	—
William D. Bain Jr. and Peggy Brooks Bain386	22,500	22,500	—	—
William Edward John Page387	45,000	45,000	—	—
William H. Mildren388	24,999	24,999	—	—
William R. Hurt389	25,500	25,500	—	—
William Scott390	150,000	150,000	—	—
William Sockman391	30,000	30,000	—	—
William T. Criner & Frances E. Criner392	24,999	24,999	—	—
Wolf Canyon, Ltd. — Special393	75,000	75,000	—	—
Zadok Jewelers394	150,000	150,000	—	—
Zadok Jewelry Inc. 401K Profit Sharing Plan395	75,000	75,000	—	—
ZLP Master Opportunity Fund, Ltd.396	2,250,000	2,250,000	—	—
1053361 Alberta Ltd.397	491,865	150,000	341,865	*
719906 BC Ltd.398	75,000	75,000	—	—
Robert Pedlow399	200,000	200,000	—	—
Crosby Capital LLC400	870,647	870,647	—	—

*	Less than 1.0%.

(a)	Assumes all of the shares of common stock beneficially owned by the selling stockholders, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering.

[1]	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[2]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[3]	Includes 670,000 shares of common stock and warrants to acquire an additional 335,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[4]	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[5]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[6]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[7]	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[8]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[9]	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[10]	Includes 60,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Elisa Medhus, trustee, has the power to vote and dispose of the shares being registered on behalf of Atlantis Company Profit Sharing Plan. This selling stockholder is an affiliate of a broker-dealer.

[11]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. The sole stockholder of Bancor, Inc. is James A. Banister, who is deemed to beneficially own the shares held by Bancor, Inc.

[12]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Morris is an affiliate of a broker-dealer. Mr. Morris also holds 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[13]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Richard Benedek has the power to vote and dispose of the common shares being registered on behalf of Benedek Investment Group, LLC.

[14]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[15]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[16]	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[17]	Includes 233,332 shares of common stock and warrants to acquire an additional 116,666 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Evan Smith, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of BMO Nesbitt Burns I/T/F: A/C 402-204-1224.

[18]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[19]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[20]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[21]	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[22]	Includes 170,000 shares of common stock and warrants to acquire an additional 85,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[23]	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[24]	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[25]	Includes 333,333 shares of common stock and warrants to acquire an additional 166,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Paul Kessler, director of Bristol Investment Fund, Ltd., has the power to vote and dispose of the common shares being registered on behalf of Bristol Investment Fund, Ltd.

[26]	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[27]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[28]	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Stanley Katz has the power to vote and dispose of the common shares being registered on behalf of Brunella Jacs LLC.

[29]	Includes 1,000,000 shares of common stock and warrants to acquire an additional 500,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of the shares held by Capital Ventures International and may be deemed to be the beneficial owner of the units held by Capital Ventures International. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the common shares being registered on behalf of Capital Ventures International. Mr. Kobinger disclaims any such beneficial ownership of the common shares held by Capital Ventures International.

[30]	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[31]	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Grace To has the power to vote and dispose of the common shares being registered on behalf of Carmax Enterprises Corporation.

[32]	Includes 99,992 shares of common stock and warrants to acquire an additional 49,996 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[33]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[34]	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[35]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[36]	Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[37]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[38]	Includes 1,333,334 shares of common stock and warrants to acquire an additional 666,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investment Ltd. (“Castlerigg”) and has shared voting and dispositive power over the securities owned by Castlerigg. Sandell Asset Management Corp. and Thomas E. Sandell, its sole shareholder, disclaim beneficial ownership of the securities owned by Castlerigg.

[39]	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[40]	Includes 666,667 shares of common stock and warrants to acquire an additional 333,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. John Ziegelman, as president of CD Capital Management, LLC, the investment manager for CD Investment Partners, Ltd., has voting and investment power over the common shares being registered on behalf of CD Investment Partners, Ltd.

[41]	Includes 179,990 shares of common stock and warrants to acquire an additional 89,995 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Oakes also holds 249,981 shares of common stock and warrants to acquire an additional 124,991 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[42]	Includes 135,000 shares of common stock and warrants to acquire an additional 67,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[43]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Robert and Anetta Chester, trustees, have the power to vote and dispose of the common shares being registered on behalf of Chester Family 1997 Trust UAD 12/09/1997.

[44]	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[45]	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Christian Thomas Swinbank, trustee, has the power to vote and dispose of the common shares being registered on behalf of Christian Thomas Swinbank UAD 03/14/06.

[46]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[47]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[48]	Includes 166,666 shares of common stock and warrants to acquire an additional 83,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. N.E.F. Bodnar-Horvath, director of City and Claremont Capital Assets Limited, has the power to vote and dispose of the common shares being registered on behalf of City and Claremont Capital Assets Limited.

[49]	Includes 99,992 shares of common stock and warrants to acquire an additional 49,996 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[50]	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[51]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[52]	Includes 166,666 shares of common stock and warrants to acquire an additional 83,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., has the power to vote and dispose of the common shares being registered on behalf of Cranshire Capital, L.P.

[53]	Includes 300,000 shares of common stock and warrants to acquire an additional 150,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mel Crow, Maxi Brezzi and Bachir-Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisors to Crescent International Ltd., exercise voting and investment control of the shares being registered on behalf of Crescent International Ltd. Messrs. Crow, Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

[54]	Includes 49,992 shares of common stock and warrants to acquire an additional 24,996 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Foster also holds 24,981 shares of common stock and warrants to acquire an additional 12,491 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, and 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

[55]	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[56]	Includes 250,000 shares of common stock and warrants to acquire an additional 125,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[57]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[58]	Includes 66,667 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Coffield also holds 29,985 shares of common stock and warrants to acquire an additional 14,993 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering, and 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Coffield serves as our President, Chief Executive Officer and as a member of the board of directors.

[59]	Includes 55,000 shares of common stock and warrants to acquire an additional 27,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[60]	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Dane also holds 499,985 shares of common stock and warrants to acquire an additional 249,993 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[61]	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Sanders is an affiliate of a broker-dealer. Mr. Sanders also holds 250,000 shares of common stock and warrants to acquire an additional 125,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[62]	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. James Garson has the power to vote and dispose of the common shares being registered on behalf of Datavision Computer Video, Inc.

[63]	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[64]	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[65]	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[66]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. David Malm has the power to vote and dispose of the common shares being registered on behalf of David Malm Anaesthesia Inc.

[67]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[68]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[69]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[70]	Includes 60,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[71]	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[72]	Includes 333,333 shares of common stock and warrants to acquire an additional 166,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. The investment manager of DKR SoundShore Oasis Holding Fund Ltd. (the “Fund”) is DKR Oasis Management Company LP (the “Investment Manager”). The Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares.

[73]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[74]	Includes 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Also includes 500,000 shares of common stock and warrants to acquire an additional 250,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Wright also holds 500,000 shares of common stock and warrants to acquire an additional 250,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[75]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[76]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[77]	Includes 53,333 shares of common stock and warrants to acquire an additional 26,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[78]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[79]	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[80]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. and Mrs. Weir also hold 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Also includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, held by IRA for the benefit of Julie Weir/Pershing LLC as Custodian, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

[81]	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[82]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[83]	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[84]	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Gary Duke and Laura Duke, trustees, have the power to vote and dispose of the common shares being registered on behalf of the Duke Family Trust UAD 03/08/2006.

[85]	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[86]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[87]	Includes 55,000 shares of common stock and warrants to acquire an additional 27,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Antonsen also holds warrants to acquire 20,000 shares of common stock at an exercise price of $1.25 per share, acquired in the sale of units to accredited investors we conducted on October 27, 2005 and December 14, 2005 (the “Second 2005 Offering”).

[88]	Includes 166,666 shares of common stock and warrants to acquire an additional 83,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[89]	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Muchowski also holds 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

[90]	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[91]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[92]	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[93]	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[94]	Includes 750,000 shares of common stock and warrants to acquire an additional 375,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Brendan O’Neil has the power to vote and dispose of the common shares being registered on behalf of Enable Growth Partners LP.

[95]	Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Brendan O’Neil has the power to vote and dispose of the common shares being registered on behalf of Enable Opportunity Partners LP.

[96]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

[97]	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Frederick Berdon, as the general partner, has the power to vote and dispose of the common shares being registered on behalf of F. Berdon Co. L.P. This selling stockholder is an affiliate of a broker-dealer.

[98]	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mario Faccone has the power to vote and dispose of the common shares being registered on behalf of Faccone Enterprises, and also holds warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[99]	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Frank J. Metyko Jr. & Mark J. Metyko & Kurt F. Metyko, trustees, have the power to vote and dispose of the common shares being registered on behalf of the Frank Metyko Residuary Trust.

100	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

101	Includes 66,667 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

102	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

103	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. and Mrs. Hoy also hold warrants to acquire 15,619 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

104	Includes 70,000 shares of common stock and warrants to acquire an additional 35,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Ball is an affiliate of a broker-dealer. Mr. Ball also holds 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

105	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

106	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

107	Includes 66,667 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

108	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

109	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

110	Includes 70,000 shares of common stock and warrants to acquire an additional 35,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

111	Includes 66,667 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. The trustee of Besser Kapital Fund Ltd. is Gottbetter & Partners, LLP. Adam Gottbetter, as partner of Gottbetter & Partners LLP, has the power to vote and dispose of the common shares being registered on behalf of Besser Kapital Fund Ltd.

112	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

113	Includes 166,666 shares of common stock and warrants to acquire an additional 83,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. J. Livingston Kosberg has the power to vote and dispose of the common shares being registered on behalf of Gran Tierra Investments.

114	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

115	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of the Eric R. Sims UTMA TX.

116	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of the Ryan S. Sims UTMA TX.

117	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of Scott A. Sims UTMA TX.

118	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Hodgins also holds warrants to acquire 15,619 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

119	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Sedun also holds warrants to acquire 62,491 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

120	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

121	Includes 4,800,000 shares of common stock and warrants to acquire an additional 2,400,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. William Troy has the power to vote and dispose of the common shares being registered on behalf of Greywolf Capital Overseas Fund LP.

122	Includes 1,866,667 shares of common stock and warrants to acquire an additional 933,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. William Troy has the power to vote and dispose of the common shares being registered on behalf of Greywolf Capital Partner II LP.

123	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

124	Includes 66,667 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

125	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have the power to vote and dispose of the common shares being registered on behalf of Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

126	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

127	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

128	Includes 13,334 shares of common stock and warrants to acquire an additional 6,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

129	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

130	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

131	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Jeremy Spring has the power to vote and dispose of the common shares being registered on behalf of Hollyvale Limited, and also holds warrants to acquire 10,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

132	Includes 13,500 shares of common stock and warrants to acquire an additional 6,750 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

133	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

134	Includes 99,666 shares of common stock and warrants to acquire an additional 49,833 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Yoav Roth and John Doscas have the power to vote and dispose of common shares being registered on behalf of Hudson Bay Fund, LP. Both Yoav Roth and John Doscas isclaim beneficial ownership of shares held by Hudson Bay Fund, LP.

135	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Yoav Roth and John Doscas have the power to vote and dispose of common shares being registered on behalf of Hudson Bay Overseas Fund, Ltd. Both Yoav Roth and John Doscas isclaim beneficial ownership of shares held by Hudson Bay Overseas Fund, Ltd.

136	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Noel Humphrey has the power to vote and dispose of the common shares being registered on behalf of the Humphrey Family Limited Partnership.

137	Includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. John Laurie Hunter has the power to vote and dispose of the shares being registered on behalf of the Hunter & Co. LLC Defined Pension Plan.

138	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. George Crawford, as president of Ilex Group, Inc., the general partner for Ilex Investments, LP, has voting and investment power over the common shares being registered on behalf of Ilex Investments, LP.

139	Includes 2,000,000 shares of common stock and warrants to acquire an additional 1,000,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Interlachen Capital Group, LP is the trading manager of Investcorp Interlachen Multi-Strategy Master Fund Limited and has voting and investment discretion over securities held by Investcorp Interlachen Multi-Strategy Master Fund Limited. Andrew Fraley, in his role as Chief Investment Officer of Interlachen Capital Group LP, has voting control and investment discretion over securities held by Investcorp Interlachen Multi-Strategy Master Fund Limited. Interlachen Capital Group LP and Andrew Fraley disclaim beneficial ownership of the securities held by Investcorp Interlachen Multi-Strategy Master Fund Limited. Investcorp Interlachen Multi-Strategy Master Fund Limited.

140	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

141	Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

142	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

143	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

144	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is an affiliate of a broker-dealer.

145	Includes 152,000 shares of common stock and warrants to acquire an additional 76,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

146	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

147	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

148	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

149	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

150	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

151	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is an affiliate of a broker-dealer.

152	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

153	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

154	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

155	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

156	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

157	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

158	Includes 96,000 shares of common stock and warrants to acquire an additional 48,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

159	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

160	Includes 166,666 shares of common stock and warrants to acquire an additional 83,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Joshua Silverman has the power to vote and dispose of the common shares being registered on behalf of Iroquois Master Fund, Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.

161	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

162	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. James B. Terrell, trustee, has the power to vote and dispose of the shares being registered on behalf of the James B. Terrell Trust UAD 09/12/90.

163	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

164	Includes 333,300 shares of common stock and warrants to acquire an additional 166,650 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

165	Includes 83,332 shares of common stock and warrants to acquire an additional 41,666 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

166	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

167	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

168	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

169	Includes 333,333 shares of common stock and warrants to acquire an additional 166,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

170	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

171	Includes 666,667 shares of common stock and warrants to acquire an additional 333,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

172	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

173	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

174	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

175	Includes 59,333 shares of common stock and warrants to acquire an additional 29,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Jeffrey J. Orchen, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Jeffrey J. Orchen P/S Plan DTD 1/1/95.

176	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering. Includes 1,688,889 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Scott serves as our Chairman of the Board, and also holds 349,981 shares of common stock and warrants to acquire an additional 174,991 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

177	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

178	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

179	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

180	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

181	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

182	John and Jodi Malanga are affiliates of a broker-dealer. Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, held by IRA for the benefit of Jodi Malanga/Pershing LLC as Custodian, acquired in the June, 2006 private offering. Mr. and Mrs. Malanga also hold 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

183	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

184	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

185	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. John Jeffrey Mundy, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Mundy 2000 Gift Trust Ltd 01/01/2000.

186	Includes 135,000 shares of common stock and warrants to acquire an additional 67,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

187	Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

188	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

189	Includes 13,000 shares of common stock and warrants to acquire an additional 6,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

190	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

191	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

192	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

193	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

194	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

195	Includes 26,700 shares of common stock and warrants to acquire an additional 13,350 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

196	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

197	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

198	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

199	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

200	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

201	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

202	Includes 250,000 shares of common stock and warrants to acquire an additional 125,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Don Weir, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Katherine U. Sanders Children Trust Dtd. 2003.

203	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Wong also holds warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

204	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

205	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

206	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

207	Includes 16,800 shares of common stock and warrants to acquire an additional 8,400 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Min also holds 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

208	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

209	Includes 533,332 shares of common stock and warrants to acquire an additional 266,666 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Ari Levy and Mike Nicolas have the power to vote and dispose of the common shares being registered on behalf of Lakeview Fund, LP.

210	Includes 399,993 shares of common stock and warrants to acquire an additional 199,997 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

211	Includes 16,999 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

212	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

213	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

214	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

215	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

216	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

217	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

218	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

219	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

220	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

221	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

222	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

223	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

224	Includes 16,800 shares of common stock and warrants to acquire an additional 8,400 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

225	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Tracy Stogel, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Lorain S. Davis Trust U/A DTD 11/10/1986.

226	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

227	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

228	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Lloyd Guenther has the power to vote and dispose of the common shares being registered on behalf of LSM Business Services, Ltd., and also holds 31,250 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

229	Includes 75,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Chartrand also holds 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

230	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Luke J. Drury has the power to vote and dispose of the common shares being registered on behalf of the Luke J. Drury Non-Exempt Trust.

231	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

232	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

233	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Marc S. Powell and Lori T. Powell, trustees, have the power to vote and dispose of the common shares being registered on behalf of The Powell Family Trust U/A DTD 5/7/04.

234	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

235	Includes 39,999 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

236	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

237	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mark J. Drury, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Mark J. Drury Non-Exempt Trust.

238	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

239	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

240	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Robert Alpert, president of the Danro Corporation, the general partner of Markus Ventures L.P., has the power to vote and dispose of the common shares being registered on behalf of Markus Ventures L.P.

241	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

242	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

243	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

244	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Matthew Drury, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Matthew J. Drury Non-Exempt Trust.

245	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

246	Includes 26,656 shares of common stock and warrants to acquire an additional 13,328 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Wei also holds 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Wei serves as our Vice-President, Operations.

247	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Michael Mazzei, as trustee for the Michael Mazzei Revocable Trust, a member of Mazzei Holding, LLC, has the power to vote and dispose of the common shares being registered on behalf of Mazzei Holding, LLC.

248	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Maureen McCarron, general partner of McCarron Family Partners Ltd., has the power to vote and dispose of the common shares being registered on behalf of McCarron Family Partners Ltd.

249	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

250	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

251	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

252	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

253	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

254	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

255	Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

256	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

257	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Parasake also holds 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the Offering.

258	Includes 16,999 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

259	Includes 66,667 shares of common stock and warrants to acquire an additional 33,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Jan E. Holbrook, director of Middlemarch Partners Limited, has the power to vote and dispose of the common shares being registered on behalf of Middlemarch Partners Limited.

260	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

261	Includes 2,668,000 shares of common stock and warrants to acquire an additional 1,334,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Joseph Strubel has the power to vote and dispose of the common shares being registered on behalf of Millennium Global High Yield Fund Limited.

262	Includes 667,000 shares of common stock and warrants to acquire an additional 333,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Joseph Strubel has the power to vote and dispose of the common shares being registered on behalf of Millennium Global Natural Resources Fund Limited.

263	Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

264	Includes 26,666 shares of common stock and warrants to acquire an additional 13,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

265	Includes 699,980 shares of common stock and warrants to acquire an additional 349,990 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Svein Garberg has the power to vote and dispose of the common shares being registered on behalf of MP Pensjon.

266	Includes 978,261 shares of Goldstrike Inc., the former public reporting company. Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired by John D. Long in the June, 2006 private offering. Ms. Smith serves as a member of our board of directors. The selling stockholders also hold 625,000 shares of common stock and warrants to acquire an additional 312,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

267	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

268	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

269	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Allan Williams has the power to vote and dispose of the common shares being registered on behalf of Neon Rainbow Holdings Ltd.

270	Includes 866,667 shares of common stock and warrants to acquire an additional 433,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. William McCluskey has the power to vote and dispose of the common shares being registered on behalf of Nina Holdings, LLC.

271	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

272	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Shahid Ahmed has the power to vote and dispose of the common shares being registered on behalf of Northcity Investments Corp.

273	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Joan Fingerhut, trustee, has the power to vote and dispose of the common shares being registered on behalf of the P&J Fingerhut Family Trust, John Tuschman Agent UDPA.

274	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

275	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

276	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

277	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

278	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

279	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

280	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Pauline H. Gorman Trust, trustee, has the power to vote and dispose of the common shares being registered on behalf of Pauline H. Gorman Trust UTD 3/10/93, UAD 03/10/93.

281	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Joseph Maguire has the power to vote and dispose of the common shares being registered on behalf of Penn Capital Management Capital Structure Opportunities Fund, LP.

282	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Includes 1,587,302 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Dawson, is a member of our board of directors, is the sole owner of Perfco Investments Ltd. Mr. Dawson has sole investment and voting power over the shares of common stock owned by Perfco which also holds 350,000 shares of common stock and warrants to acquire an additional 175,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. In addition, Mr. Dawson directly holds 101,587 exchangeable shares issued on November 10, 2005 in connection with the share exchange and holds 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Dawson disclaims beneficial ownership of 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange, held by Mr. Dawson’s spouse.

283	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Paul Sicotte has the power to vote and dispose of the common shares being registered on behalf of PGS Holdings Ltd.

284	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

285	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Brendan O’Neil has the power to vote and dispose of the common shares being registered on behalf of Pierce Diversified Strategy Master Fund LLC, Ena.

286	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Matthew G. Stuller, Sr. has the power to vote and dispose of the common shares being registered on behalf of Platinum Business Investment Company, Ltd.

287	Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Gary Duke, president of Professional Billing Ltd., has the power to vote and dispose of the common shares being registered on behalf of Professional Billing Ltd.

288	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. John Seaman has the power to vote and dispose of the common shares being registered on behalf of QRS Holdings Ltd.

289	Includes 233,334 shares of common stock and warrants to acquire an additional 116,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Arild Eide is a Portfolio Manager at RAB Capital PLC, the Investment Manager of RAB American Opportunities Fund Limited. By virtue of his position at RAB Capital PLC, Mr. Eide is deemed to hold investment power and voting control over the common shares being registered on behalf of RAB American Opportunities Fund Limited.

290	Includes 80,000 shares of common stock and warrants to acquire an additional 40,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Orunesu also holds 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Orunesu serves as our President of our activities in Argentina.

291	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Francis Mailhot has the power to vote and dispose of the common shares being registered on behalf of Rahn and Bodmer.

292	Includes 166,667 shares of common stock and warrants to acquire an additional 83,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

293	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

294	Includes 17,500 shares of common stock and warrants to acquire an additional 8,750 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Machin also holds 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

295	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Paula Santoski, trustee, has the power to vote and dispose of the common shares being registered on behalf of RJS Jr./PLS 1992 Trust FBO Robert J. Santoski Jr.

296	Includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

297	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

298	Includes 80,000 shares of common stock and warrants to acquire an additional 40,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Steele also holds 75,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

299	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

300	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mr. Macleod also holds 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

301	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

302	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

303	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

304	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

305	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

306	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

307	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Stuart Shapiro, general partner, has the power to vote and dispose of the common shares being registered on behalf of Rock Associates.

308	Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

309	Includes 70,000 shares of common stock and warrants to acquire an additional 35,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

310	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Albert Rosen, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Rosen Family Trust.

311	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Ms. Santos also holds warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

312	Includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

313	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Aryeh Rubin, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Rubin Children Trust.

314	Includes 70,000 shares of common stock and warrants to acquire an additional 35,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

315	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

316	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

317	Includes 533,050 shares of common stock and warrants to acquire an additional 266,525 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Sanders Opportunity Fund (Institutional) LP is an affiliate of a broker-dealer. Don Sanders has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund (Inst) LP, and also holds 480,886 shares of common stock and warrants to acquire an additional 240,443 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

318	Includes 166,950 shares of common stock and warrants to acquire an additional 83,475 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Sanders Opportunity Fund LP is an affiliate of a broker-dealer. Don Sanders has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund LP, and also holds 150,364 shares of common stock and warrants to acquire an additional 75,182 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

319	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Robert T. Walsh, managing member, has the power to vote and dispose of the common shares being registered on behalf of Sandy Valley Two LLC.

320	Includes 72,500 shares of common stock and warrants to acquire an additional 36,250 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering. Includes 250,000 shares of common stock and warrants to acquire an additional 125,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Tom and Hydri Kusumoto have the power to vote and dispose of the common shares being registered on behalf of Sanovest Holdings Ltd. and also holds 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

321	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

322	Includes 700,000 shares of common stock and warrants to acquire an additional 350,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Sam Belzberg, president of Second City Capital Partners I LP, has the power to vote and dispose of the common shares being registered on behalf of Second City Capital Partners I LP.

323	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

324	Includes 16,667 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

325	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

326	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

327	Includes 27,133 shares of common stock and warrants to acquire an additional 13,567 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

328	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

329	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

330	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

331	Includes 56,000 shares of common stock and warrants to acquire an additional 28,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

332	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

333	Includes 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Christopher Giarraputo, managing member of Shadow Creek Capital Management LLC, the general partner of Shadow Creek Capital Partners LP, has the power to vote and dispose of the common shares being registered on behalf of Shadow Creek Capital Partners LP.

334	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. John Hazleton, general partner of Sharetron Limited Partnership has the power to vote and dispose of the common shares being registered on behalf of Sharetron Limited Partnership.

335	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

336	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

337	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Paula Santoski, trustee, has the power to vote and dispose of the common shares being registered on behalf of SLS/PLS 1988 Tr FBO Samantha Leigh Santoski.

338	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. William D. Perkins III, president of Small Ventures U.S.A. LP, has the power to vote and dispose of the common shares being registered on behalf of Small Ventures U.S.A LP.

339	Includes 22,000 shares of common stock and warrants to acquire an additional 11,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

340	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

341	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

342	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

343	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

344	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

345	Includes 13,000 shares of common stock and warrants to acquire an additional 6,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

346	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

347	Includes 34,000 shares of common stock and warrants to acquire an additional 17,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

348	Includes 33,334 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

349	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is an affiliate of a broker-dealer.

350	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Sue Minton Harris, trustee, has the power to vote and dispose of the common shares being registered on behalf of Pinkye Lou Blair Estate Trust U/W DTD 6/15/91. This selling stockholder is an affiliate of a broker-dealer.

351	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Susan Lehrer, trustee, has the power to vote and dispose of the common shares being registered on behalf of the L Lehrer TR U/W FBO Benjamin Lehrer DTD 02/22/93.

352	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Susan Lehrer, trustee, has the power to vote and dispose of the common shares being registered on behalf of the L Lehrer TR U/W FBO Michael Lehrer DTD 02/22/93.

353	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

354	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

355	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. T. Buchanan & J. Buchanan, trustees, have the power to vote and dispose of the common shares being registered on behalf of Buchanan Advisors Inc. Defined Benefit Plan UA Dtd. 01/01/2002.

356	Includes 75,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

357	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. John Burley has the power to vote and dispose of the common shares being registered on behalf of Tanglewood Family Limited Partnership.

358	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Also includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share held by the Tanya Jo Drury Trust, acquired in the June, 2006 private offering. Mr. Don A. Sanders is the trustee of the Tanya Jo Drury Trust.

359	Includes 16,668 shares of common stock and warrants to acquire an additional 8,334 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Francis P. Knuettel has the power to vote and dispose of the common shares being registered on behalf of the Knuettel Family Trust.

360	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Leland Hirsch, trustee of the Leland Hirsch Revocable Trust, which trust is a member of Hirsch Holding, LLC, which is the general partner of The Leland Hirsch Family Partnership LP, has the power to vote and dispose of the common shares being registered on behalf of The Leland Hirsch Family Partnership LP.

361	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Peter Sarles and Elizabeth Sarles, trustees, have the power to vote and dispose of the common shares being registered on behalf of The Sarles Family Trust UAD 9/7/00.

362	Includes 500,000 shares of common stock and warrants to acquire an additional 250,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. James Corfman has the power to vote and dispose of the common shares being registered on behalf of Theseus Fund.

363	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

364	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Thomas Brady and Daniel Brady have the power to vote and dispose of the common shares being registered on behalf of E. P. Brady Inc. Profit Sharing Plan & Trust.

365	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

366	Includes 83,332 shares of common stock and warrants to acquire an additional 41,666 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer and an affiliate of a broker-dealer.

367	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

368	Includes 166,666 shares of common stock and warrants to acquire an additional 83,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Tom Juda and Nancy Juda, co-trustees, have the power to vote and dispose of the common shares being registered on behalf of Tom Juda & Nancy Juda Living Tr DTD 5/3/95

369	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is an affiliate of a broker-dealer.

370	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

371	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

372	Includes 79,992 shares of common stock and warrants to acquire an additional 39,996 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

373	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Scott Stone, manager, has the power to vote and dispose of the common shares being registered on behalf of TWM Associates, LLC.

374	Includes 3,100,000 shares of common stock and warrants to acquire an additional 1,550,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Evan Smith, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of US Global Investors — Global Resources Fund.

375	Includes 33,000 shares of common stock and warrants to acquire an additional 16,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

376	Includes 100,006 shares of common stock and warrants to acquire an additional 50,003 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Includes 895,238 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Johnson serves as a member of our board of directors, and also holds 124,985 shares of common stock and warrants to acquire an additional 62,493 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. In addition, KristErin Resources Ltd., a private family-owned business of which Mr. Johnson is the President and has sole voting and investment power, holds 396,825 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

377	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

378	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

379	Includes 666,666 shares of common stock and warrants to acquire an additional 333,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Mark Tompkins has the power to vote and dispose of the common shares being registered on behalf of Vitel Ventures.

380	Includes 166,700 shares of common stock and warrants to acquire an additional 83,350 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Daniel Lacher has the power to vote and dispose of the common shares being registered on behalf of VP Bank (Switzerland) Ltd. and also holds warrants to acquire 312,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

381	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

382	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. William Silver has the power to vote and dispose of the common shares being registered on behalf of Weiskopf, Silver & Co. LP. This selling stockholder is a broker-dealer.

383	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

384	Includes 34,000 shares of common stock and warrants to acquire an additional 17,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. David Harvey, Jr. and Joe Cleary have the power to vote and dispose of the common shares being registered on behalf of Westchase Investments Group LLC.

385	Includes 666,666 shares of common stock and warrants to acquire an additional 333,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Derek Wood has the power to vote and dispose of the common shares being registered on behalf of Whalehaven Capital Fund Limited.

386	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

387	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

388	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. This selling stockholder is an affiliate of a broker-dealer.

389	Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

390	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

391	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

392	Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

393	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Carolyn Frost Keenan, as manager of Wolf Canyon LC, the general partner of Wolf Canyon Ltd. — Special, has the power to vote and dispose of the common shares being registered on behalf of Wolf Canyon Ltd. — Special.

394	Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Dror Zadok has the power to vote and dispose of the common shares being registered on behalf of Zadok Jewelers.

395	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Dror Zadok has the power to vote and dispose of the common shares being registered on behalf of the Zadok Jewelry Inc. 401K Profit Sharing Plan.

396	Includes 1,500,000 shares of common stock and warrants to acquire an additional 750,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Stuart Zimmer and Craig Lucas have the power to vote and dispose of the common shares being registered on behalf of ZLP Master Opportunity Fund, Ltd.

397	Includes 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Glenn Gurr, President of 1053361 Alberta Ltd. has sole voting and investment power over these shares, and also holds 175,000 shares of common stock and warrants to acquire an additional 87,500 shares of common stock at an exercise price of $1.25 per share, acquired in the Offering.

398	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

399	Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering.

400	Includes 870, 647 shares of common stock issued to Crosby Capital LLC as consideration for our acquisition of Argosy Energy International. Jay Allen Chaffee has the power to vote and dispose of the common shares being registered on behalf of Crosby Capital LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During 2006, there have been no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.
     In June 2006, we completed the sale of 50,000,000 units for gross proceeds totaling $75,000,000, less issue costs of $6,306,699. Each unit consisted of one share of our common stock at $1.50 per share and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share. Participating in this financing were the following related parties of our company:

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	66,667	$100,001
Jeffrey Scott (2)	100,000	$150,000
William Scott (3)	100,000	$150,000
Verne G. Johnson (4)	100,006	$150,009
Perfco Investments Ltd. (5)	200,000	$300,000
Nadine C. Smith and John Long, Jr. (6)	100,000	$150,000
Rafael Orunesu (7)	80,000	$120,000
Max Wei (8)	26,656	$39,984
Greywolf Capital Management LP (9)	6,666,667	$10,000,001
Millennium Global Investments Limited (10)	3,335,000	$5,002,500
US Global Investors, Inc. (11)	3,333,333	$5,000,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. William Scott is the father of Jeffrey Scott, a director and chairman of our company.

(4)	Mr. Johnson is a director of our company.

(5)	Perfco Investments Ltd. is a company, the sole owner of which is Mr. Walter Dawson, a director of our company.

(6)	Ms. Smith is a director of our company. John Long Jr. is the husband of Ms. Smith.

(7)	Mr. Orunesu is the President of Gran Tierra Energy Argentina, our Argentinean subsidiary.

(8)	Mr. Wei is our Vice President, Operations.

(9)	Consists of 4,800,000 units purchased by Greywolf Capital Overseas Fund LP, and 1,866,667 units purchased by Greywolf Capital Partners II, LP. See Note 8 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.

(10)	Consists of 2,668,000 units purchased by Millennium Global High Yield Fund Limited, and 667,000 units purchased by Millennium Global Natural Resources Fund Limited. See Note 9 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.

(11)	Consists of 3,100,000 units purchased by US Global Investors — Global Resources Fund, and 233,333 units purchased by US Global Investors — Balanced Natural Resources Fund . See Note 10 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.
     During 2005, there were no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	29,985	$23,988
Jeffrey Scott (2)	449,981	$359,985
Verne G. Johnson (3)	124,985	$99,988
Walter Dawson/Perfco Investments Ltd.(4)	550,000	$440,000
Nadine C. Smith and John Long, Jr. (5)	625,000	$500,000
Bank Sal. Oppenheim Jr. & Cie (Switzerland) Ltd.	2,125,000	$1,700,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. Johnson is a director of our company.

(4)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.

(5)	Ms. Smith is a director of our company. John Long Jr. is the husband of Ms. Smith.
     In connection with our acquisition of Goldstrike, which occurred on November 10, 2005, the following related parties received the following numbers of exchangeable shares. Each had the option to receive exchangeable shares or shares of our common stock. None of the parties elected to receive shares of our common stock.

Name	# Exchangeable Shares	Original Purchase Price
Dana Coffield (1)	1,689,683	$111,825
James Hart (2)	1,689,683	$111,825
Max Wei (3)	1,689,683	$111,825
Rafael Orunesu (4)	1,689,683	$111,825
Jeffrey Scott (5)	1,688,889	$186,733
Verne G. Johnson/KristErin Resources Inc. (6)	1,292,063	$186,733
Walter Dawson/Perfco Investments Ltd. (7)	1,688,889	$161,733
411209 Alberta	1,587,302	$175,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Hart is a director and is former Chief Financial Officer of our company.

(3)	Mr. Wei is our Vice-President, Operations.

(4)	Rafael Orunesu is President of our operations in Argentina.

(5)	Jeffrey Scott is a director and is Chairman of our Company.

(6)	Verne Johnson is a director of our company and is sole owner of KristErin Resources Inc.

(7)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.
     We have not engaged in any transactions with promoters or founders in which a promoter or founder has received any type of consideration from us.
Policies and Procedures
     Our company discourages related party transactions. Potential related party transactions are to be referred to our Chief Executive Officer, and brought to the attention of the Board if material.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock
     The Certificate of Amendment to our Articles of Incorporation filed with the Secretary of State of Nevada on June 1, 2006, authorized the issuance of 325,000,001 shares of our capital stock, of which 300 million were designated as common stock, par value $0.001 per share, 25 million were designated as preferred stock, par value $0.001 per share, and 1 share was designated as special voting stock, par value $0.001 per share.
Capital Stock Issued and Outstanding
     As of April 2, 2007, there were issued and outstanding 95,455,765 shares of common stock (including 15,873,014 shares of common stock issuable upon exchange of exchangeable shares), no shares of preferred stock and 1 special voting share.
     The following description of our capital stock is derived from various provisions of our Articles of Incorporation and our First Amended and Restated Bylaws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of our Articles of Incorporation and our First Amended and Restated Bylaws.
Description of Common Stock
     We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share, 79,582,751 of which was outstanding as of April 2, 2007. Holders of the common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.
     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.
Preferred Stock
     We are authorized to issue 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which as of April 2, 2007 was designated, issued or outstanding. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the board of directors, without the necessity of obtaining approval of the stockholders.
Special Voting Stock
     The one share of our special voting stock was designated to allow the holders of exchangeable shares issued in connection with the transaction between the former shareholders of Gran Tierra Canada and Goldstrike to vote at our stockholder meetings. The holder of the share of special voting stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of our common stock are entitled to vote and to cast that number of votes equal to the number of exchangeable shares outstanding that are not owned by us or our affiliates. In connection with the share exchange transaction involving the former shareholders of Gran Tierra

Canada, the share of special voting stock was issued to Olympia Trust Company as trustee for the holders of exchangeable shares. The trustee may only cast votes with respect to the share of special voting stock based on instructions received from the holders of exchangeable shares. The exchangeable shares are described more fully below.
Exchangeable Shares
     In the share exchange transaction involving the former shareholders of Gran Tierra Canada and Goldstrike, the Gran Tierra Canada stockholders were permitted to elect to receive, for each share of Gran Tierra Canada’s common stock held before the share exchange, 1.5873016 exchangeable shares of Goldstrike Exchange Co. The exchangeable shares are a means to defer taxes paid in Canada. Each exchangeable share can be exchanged by the holder for one share of our common stock at any time, and will receive the same dividends payable on our common stock. At the time of exchange, taxes may be due from the holders of the exchange shares. The exchangeable shares have voting rights through special voting stock described above, and the holders thereof are able to vote on all matters on which the holders of our common stock are entitled to vote.
     In order to exchange exchangeable shares for shares of common stock a holder of exchangeable shares must submit a retraction request to Goldstrike Exchange Co. together with the share certificate representing the exchangeable shares. 120367 Alberta Inc. is a corporation incorporated under the laws of Alberta and is a wholly-owned subsidiary of Gran Tierra. Pursuant to a Voting Exchange and Support Agreement included as Exhibit 10.4 to the registration statement of which this prospectus forms a part, 120367 Alberta Inc. has an overriding right to purchase any exchangeable shares for which a retraction request has been submitted by providing the holder of the exchangeable shares subject to a retraction request with one share of common stock for each exchangeable share. Pursuant to the Voting Exchange and Support Agreement between 120367 Alberta Inc. and Gran Tierra, Gran Tierra is obligated to deliver shares of its common stock to 120367 Alberta Inc. in order to satisfy the obligations of 120367 Alberta Inc.
     Holders of exchangeable shares have the right to instruct the trustee to cause 120367 Alberta Inc. to purchase exchangeable shares for shares of common stock if Goldstrike Exchange Co becomes insolvent or institutes insolvency proceedings. In addition, 120367 Alberta Inc. will be deemed to have purchased the exchangeable shares for shares of common stock if we are subject to liquidation, wound up or dissolved.
     The exchangeable shares are subject to retraction by Goldstrike Exchange Co. for shares of common stock at the earlier of: (i) November 10, 2012; (ii) the date that less than 10% of the issued and outstanding exchangeable shares are held by parties not affiliated with us; (iii) the date when the holders of exchangeable shares fail to approve a sale of all or substantially all of the assets of Goldstrike Exchange Co when requested to do so by us; (iv) the date when holders of exchangeable shares fail to approve a change in the terms of the exchangeable shares that is required to maintain their economic equivalence to shares of common stock; or (v) if there is a change of control transaction with respect to us. 120367 Alberta Inc has the right to purchase all exchangeable shares for common stock on the of the occurrence of any of these retraction events or if Goldstrike Exchange Co is being liquidated. In addition, we have the right to purchase (or to cause 120367 Alberta Inc. to purchase) all exchangeable shares if there is a change of law that permits holders of exchangeable shares to exchange their exchangeable shares for shares of common stock on a basis that will not require holders to recognize a capital gain for Canadian tax purposes.
Options
     As of April 2, 2007, options representing the right to purchase 3,540,000 shares of common stock are issued and outstanding at a weighted average exercise price of $1.21. The outstanding options were granted pursuant to our 2005 Equity Incentive Plan to certain of our employees, officers and employee-directors and are exercisable for 10 years from the date of grant. Of these options, 2,020,000 were issued subject to shareholder approval of an increase in the reserve under the 2005 Plan and, if shareholder approval is not obtained, then they will be rescinded.

Warrants
As of April 2, 2007, the following warrants were issued and outstanding:
•	Warrants representing the right to purchase 7,236,311 shares of our common stock. The outstanding warrants were issued on varying dates between September 2005 and February 2006, and are exercisable for 5 years from the date of issuance at an exercise price of $1.25 per share. The shares of common stock underlying the outstanding warrants are being registered under this registration statement.

•	Warrants representing the right to purchase 27,920,604 shares of our common stock. The outstanding warrants are exercisable until June 2011 at an exercise price of $1.75 per share. The warrants can be called by us if our common stock trades above $3.50 for 20 consecutive days.
Indemnification; Limitation of Liability
     Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.
     Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.
     Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, employees and former directors, officers and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.
     Our articles of incorporation and bylaws provide a limitation of liability in that no director or officer shall be personally liable to Gran Tierra or any of its shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.
     Our employment agreements with certain of our executive officers contain provisions which require us to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such and (ii) actions by or on behalf of the Company to which the executive officer is made a party. We are required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.
     We have also entered into an indemnity agreement with all of our officers and directors. The agreement provides that the we will indemnify officers and directors to the fullest extent permitted by law, including indemnification in third party claims and derivative actions. The agreement also provides that we will provide an advancement for expenses incurred by the officers or directors.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law
     We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.
     The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.
     The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.
     If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.
     Nevada’s control share law may have the effect of discouraging corporate takeovers.
     In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.
     The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Gran Tierra from doing so if it cannot obtain the approval of our board of directors.
PLAN OF DISTRIBUTION
     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.
     We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS
     The validity of the common stock being offered hereby has been passed upon by Kummer Kaempfer Bonner & Renshaw.
EXPERTS
     The consolidated financial statements of Gran Tierra Energy as of December 31, 2005 and 2006, and for the period of incorporation from January 26, 2005 to December 31, 2005, and for the year ended December 31, 2006, in this prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein (which report to the financial statements expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences relating to substantial doubt on the Company’s ability to continue as a going concern) and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The schedules of revenues, royalties and operating costs corresponding to the 14% interest in the Palmar Largo joint venture included in this prospectus have been audited by Deloitte & Co. SRL, an independent registered public accounting firm, as stated in their reports appearing herein and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 referred to therein were prepared by Huddleston & Co., Inc.
     The financial statements of Argosy Energy International, LP as of December 31, 2005 and 2004, and for each of the years then ended, have been included herein in reliance upon the report of KPMG Ltda., independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
     The information regarding Gran Tierra’s oil and gas reserves has been reviewed by Gaffney, Cline & Associates, independent consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Available Information
     We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.
     Our Internet website is www.grantierra.com.. On the Investor Relations page of that website, we provide access to all of our reports and amendments to these reports that we furnish or file with the SEC free of charge as soon as reasonably practicable after filing with the SEC. Additionally, our SEC filings are available at the SEC’s website (www.sec.gov).
     Our common stock is traded on the OTC Bulletin Board under the symbol GTRE.OB. In addition, reports, proxy statements and other information concerning our company can be inspected at our offices at 300, 611-10th Avenue S.W. Calgary, Alberta, Canada, T2R 0B2. Our Internet website at www.grantierra.com contains information concerning us. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

GRAN TIERRA ENERGY INC.
(FORMERLY GOLDSTRIKE, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page(s)
Consolidated Financial Statements for the year ended December 31, 2006 and for the period from incorporation on January 26, 2005 to December 31, 2005:

Report of Independent Registered Chartered Accountants	F-3
Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences	F-3
Consolidated Statement of Operations and Deficit	F-4
Consolidated Balance Sheet	F-5
Consolidated Statement of Cash Flows	F-6
Consolidated Statement of Shareholders’ Equity	F-7
Notes to the Consolidated Financial Statements	F-8 - F-22
Supplementary Data (unaudited)	F-23 - F-26

Pro Forma Financial Statements for the years ended December 31, 2006 and 2005:	F-27

Pro Forma Statement of Operations for the year ended December 31, 2006	F-28
Pro Forma Statement of Operations for the period January 1, 2005 to December 31, 2005	F-29
Notes to Pro Forma Consolidated Financial Statements	F-30– F-32

Financial Statements for Argosy Energy International, LP as of March 31, 2006 and for the period ended March 31, 2006 (Unaudited)	F-33

Statement of Income	F-33
Balance Sheet	F-34
Statement of Cash Flows	F-35
Statement of Partner’s Equity	F-36
Notes to Financial Statements	F-37 - F-50

Financial Statements for Argosy Energy International, LP as of December 31, 2005 and 2004	F-51

Independent Auditor’s Report	F-52
Statements of Income	F-53
Balance Sheets	F-54
Statement of Cash Flows	F-55
Statement of Partner’s Equity	F-56
Notes to Financial Statements	F-57 - F-73
Supplemental Oil and Gas Information	F-74 - F-76

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the eight-month period ended August 31, 2005:	F-77

Report of Independent Registered Public Accounting Firm	F-77
Schedule of Revenues, Royalties and Operating Cost	F-78
Notes to the Schedule of Revenues, Royalties and Operating Costs	F-79 - F-81

Page(s)
Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited):
F-82

Report of Independent Registered Public Accounting Firm	F-82
Schedule of Revenues, Royalties and Operating Cost	F-83
Notes to the Schedule of Revenues, Royalties and Operating Cost	F-84 - F-87

Report of Independent Registered Chartered Accountants
To the Board of Directors and Shareholders of
Gran Tierra Energy Inc.
We have audited the consolidated balance sheet of Gran Tierra Energy Inc. as at December 31, 2006 and 2005 and the consolidated statements of operations and accumulated deficit, cash flows and shareholders’ equity for the year ended December 31, 2006, and the period from incorporation on January 26, 2005 to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Gran Tierra Energy Inc. as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006, and the period from incorporation on January 26, 2005 to December 31, 2005 in accordance with accounting principles generally accepted in the United States of America.
The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Calgary, Canada	/s/ Deloitte & Touche LLP
March 23, 2007	Independent Registered Chartered Accountants
     Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences
The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when the consolidated financial statements are affected by conditions and events that cast a substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the Board of Directors dated March 23, 2007 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

Calgary, Canada	/s/ Deloitte & Touche LLP
March 23, 2007	Independent Registered Chartered Accountants

Gran Tierra Energy Inc.
Consolidated Statement of Operations and Accumulated Deficit
For the Year ended December 31, 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)

REVENUE AND OTHER INCOME
Oil sales	$11,645,553	$946,098
Natural gas sales	75,488	113,199
Interest	351,872	—

	12,072,913	1,059,297

EXPENSES
Operating	4,233,470	395,287
Depletion, depreciation and accretion	4,088,437	462,119
General and administrative	6,998,805	2,482,070
Liquidated damages	1,527,988	—
Foreign exchange loss	370,538	(31,271)

	17,219,237	3,308,205

LOSS BEFORE INCOME TAX	(5,146,324)	(2,248,908)
Income tax	(677,380)	29,228

NET LOSS	$(5,823,704)	$(2,219,680)

ACCUMULATED DEFICIT, beginning of period	(2,219,680)	—

ACCUMULATED DEFICIT, end of year	$(8,043,384)	$(2,219,680)

NET LOSS PER COMMON SHARE - BASIC & DILUTED	(0.08)	(0.16)
Weighted average common shares outstanding - basic & diluted	72,443,501	13,538,149
(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Balance Sheet

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)
ASSETS
Current assets
Cash and cash equivalents	$24,100,780	$2,221,456
Restricted cash	2,291,360	400,427
Accounts receivable	5,089,561	808,960
Inventory	811,991	447,012
Taxes receivable	404,120	108,139
Prepaids	676,524	42,701

Total Current Assets	33,374,336	4,028,695

Oil and gas properties, using the full cost method of accounting
Proved	37,760,231	7,886,914
Unproved	18,333,054	—

Total Oil and Gas Properties	56,093,285	7,886,914

Other assets	614,104	426,294

Total Property, Plant and Equipment	56,707,389	8,313,208

Long term assets
Deferred tax asset (Note 8)	444,324	29,228
Long term investment	379,678	—
Goodwill	15,005,083	—

Total Long Term Assets	15,829,085	29,228

Total Assets	$105,910,809	$12,371,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,729,839	$1,142,930
Accrued liabilities (Note 9)	9,199,820	121,122
Liquidated damages	1,527,988	—
Current taxes payable	1,642,045	—

Total Current Liabilities	19,099,692	1,264,052

Long term liabilities	412,929	—
Deferred tax liability (Note 8)	7,153,112	—
Deferred remittance taxes (Note 8)	2,722,545	—
Asset retirement obligation	327,752	67,732

Total Long Term Liabilities	10,616,338	67,732

Shareholders’ equity
Common shares (Note 6)	95,455	43,285
(78,789,104 common shares and 16,666,661 exchangeable shares, par value $0.001 per share, issued and outstanding)
Additional paid in capital	71,311,155	11,807,313
Warrants	12,831,553	1,408,429
Accumulated deficit	(8,043,384)	(2,219,680)

Total Shareholders’ Equity	76,194,779	11,039,347

Total Liabilities and Shareholders’ Equity	$105,910,809	$12,371,131

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statement of Cash Flow
For the Year ended December 31, 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)
Operating Activities
Net loss	$(5,823,704)	$(2,219,680)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation and accretion	4,088,437	462,119
Deferred tax liability	2,535,043	(29,228)
Deferred remittance taxes	(1,642,045)	—
Stock based compensation	260,495	52,911
Net changes in non-cash working capital
Accounts receivable	(4,280,601)	(808,960)
Inventory	(364,983)	(447,012)
Prepaids and other current assets	(633,823)	(42,701)
Accounts payable and accrued liabilities	5,327,542	1,264,052
Taxes receivable	(295,981)	(108,139)

Net cash provided by (used in) operating activities	(829,618)	(1,876,638)

Investing Activities
Restricted cash	(1,020,489)	(400,427)
Oil and gas property expenditures	(18,300,518)	(8,707,595)
Argosy business acquisition	(38,217,930)	—
Change in non-cash working capital due to investing activities	10,866,053	—

Net cash used in investing activities	(46,672,884)	(9,108,022)

Financing Activities
Restricted cash	(1,280,993)	—
Proceeds from issuance of common stock	70,662,820	13,206,116

Net cash provided by financing activities	69,381,827	13,206,116

Net increase in cash and cash equivalents	21,879,325	2,221,456
Cash and cash equivalents, beginning of period	2,221,456	—

Cash and cash equivalents, end of year	$24,100,781	$2,221,456

Supplemental cash flow disclosures:
Cash paid for interest	$211,118	$—
Cash paid for taxes	$741,380	$—

	$952,498	$—

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statement of Shareholders’ Equity
For the Year ended December 31, 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2006	2005
	(Expressed in U.S. dollars)
Share Capital
Balance beginning of period	$43,285	$—
Issue of common shares	52,170	43,285

Balance End of Period	$95,455	$43,285

Additional paid-in-capital
Balance beginning of period	11,807,313	—
Issue of common shares	59,190,352	11,754,402
Redemption of warrants	52,991	—
Stock based compensation expense	260,495	52,911

Balance End of Period	$71,311,152	$11,807,313

Warrants
Balance beginning of period	1,408,429	—
Issue of warrants	11,476,118	1,408,429
Redemption of warrants	(52,991)	—

Balance End of Period	$12,831,556	$1,408,429

Accumulated Deficit
Balance beginning of period	(2,219,680)	—
Net loss	(5,823,704)	(2,219,680)
Balance End of Period	$(8,043,384)	$(2,219,680)

Total Shareholders’ Equity	$76,194,779	$11,039,347

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
1. Description of Business and Going Concern
     Gran Tierra Energy Inc., a Nevada corporation (the “Company” or “Gran Tierra”) is a publicly traded oil and gas exploration and production company with operations in Argentina, Colombia and Peru. On November 10, 2005, Goldstrike, Inc., the previous public reporting entity (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation (“Gran Tierra Canada”), and the holders of Gran Tierra Canada’s capital stock entered into a share purchase agreement, and Goldstrike and Gran Tierra Goldstrike Inc. (“Goldstrike Exchange Co.”) entered into an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either Goldstrike common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Immediately following the transactions, Goldstrike Exchange Co. acquired the remaining shares of Gran Tierra Canada outstanding after the initial share exchange for shares of common stock of Gran Tierra Energy Inc. using the same exchange ratio as used in the initial exchange. This two step process was part of a single transaction whereby Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike. Additionally, Goldstrike changed its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remains incorporated in the State of Nevada.
     The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and natural gas interests and generate profitable operations from its oil and natural gas interests in the future. The Company’s financial statements as at and for the year ended December 31, 2006 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $5,823,704, used $829,618 of cash flow in its operating activities for the year ended December 31, 2006, and had an accumulated deficit of $8,043,384 as at December 31, 2006. The Company expects to incur substantial expenditures to further its capital investment programs and the Company’s existing cash balance and cash flow from operating activities may not be sufficient to satisfy its current obligations, including liquidated damages obligations, and meet its capital investment commitments.
     To provide financing for Gran Tierra’s ongoing operations, the Company secured a $50 million credit facility with Standard Bank Plc on February 28, 2007, which will provide additional financing for the Company’s future operations. No funds have been withdrawn from the facility, at this time.
     The Company’s intention is to build a portfolio of oil and natural gas production, development, and exploration opportunities using the capital raised during 2006, cash provided by future operating activities and the available credit facility.
     Should the going concern assumption not be appropriate and the Company is not able to realize its assets and settle its liabilities and commitments in the normal course of operations, these consolidated financial statements would require adjustments to the amounts and classifications of assets and liabilities, and these adjustments could be significant.
2. Significant Accounting Policies
     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the reporting period. The Company believes that the information and disclosures presented are adequate to ensure the information presented is not misleading.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Significant accounting policies are:
Basis of consolidation
These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated. The Company proportionately consolidates its undivided interest in oil and gas exploration and development joint ventures.
Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reserves, impairment, stock option expense, deferred taxes and any assumptions associated with valuation of oil and gas properties are all subject to estimation in the Company’s financial results.
Foreign currency translation
The functional currency of the Company, including its subsidiaries in Argentina, Colombia and Peru, is the United States dollar. The balance sheet accounts of the Company’s foreign operations are translated into US dollars using the period-end exchange rate, while income, expenses and cash flows are translated at the average exchange rate for the period. Gains and losses resulting from foreign currency transactions, which are transactions denominated in a currency other than the entity’s functional currency, are included in the consolidated statement of operations and deficit.
Fair value of financial instruments
The Company’s financial instruments are cash and cash equivalents, accounts receivable, taxes receivable, accounts payable, current taxes payable, and accrued liabilities. The fair values of these financial instruments, other than taxes receivable, approximate their carrying values due to their immediate or short-term nature. The fair value of taxes receivable is not expected to differ significantly from its carrying value.
Restricted cash
Restricted cash consists primarily of two deposits:
a)	Standard Bank holds a $1,009,009 restricted deposit for the Company. The funds were held as a guarantee for two letters of credit issued in Peru for work commitments for Gran Tierra’s land holdings, blocks 122 and 128. Export Development Canada, issued a guarantee on Gran Tierra’s behalf in February 2007, which effectively replaced these guaranteed funds and these the funds were returned to Gran Tierra as unrestricted cash in February, 2007.

b)	Funds are being held in escrow, by Bank of America, pending a request from Gran Tierra to the Alberta Securities Commission requesting an exemption from prospectus requirements for the trading of common shares of Gran Tierra for purchasers resident in Alberta under available “accredited investor” exemptions in the private placement completed in June 2006. There is $1,280,951 in funds being held in escrow awaiting satisfaction of this condition, which may require repayment to these shareholders.
Inventory
Inventory consists of crude oil in tanks and is valued at the lower of cost or market value. The cost of inventory is determined using the weighted average method. Inventory costs include expenditures incurred to produce, upgrade and transport the product to the storage facilities.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Taxes receivable & payable
The Company calculates two taxes for its business activities in Argentina. First, a minimum presumed income is calculated by applying a one percent tax rate to taxable assets as of the end of the period. If the tax on minimum presumed income exceeds income tax payable during the year, the excess is considered a prepayment of future income taxes due over the next ten year period. Secondly, a ‘third party tax substitutable’ is recorded. The government ensures each company, with foreign ownership, withholds taxes based on the assumption that profits will be transferred to the owners. If profits are not transferred, the taxes paid may be used to offset tax liabilities in the future.
Oil and natural gas properties
The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Separate cost centers are maintained for each country in which the Company incurs costs. Under this method, the Company capitalizes all acquisition, exploration and development costs incurred for the purpose of finding oil and natural gas reserves, including salaries, benefits and other internal costs directly attributable to these activities. Costs associated with production and general corporate activities, however, are expensed in the period incurred. Interest costs related to unproved properties and properties under development are also capitalized to oil and natural gas properties. Unless a significant portion of the Company’s proved reserve quantities in a particular country are sold (greater than 25 percent), proceeds from the sale of oil and natural gas properties are accounted for as a reduction to capitalized costs, and gains and losses are not recognized.
The Company computes depletion of oil and natural gas properties on a quarterly basis using the unit-of-production method based upon production and estimates of proved reserve quantities. Unproved properties are excluded from the amortizable base until evaluated. The cost of exploratory dry wells is transferred to proved properties and thus subject to amortization immediately upon determination that a well is dry in those countries where proved reserves exist. Future development costs are added to the amortizable base.
In countries where the Company has not recorded proved reserves, all costs associated with a prospect are considered quarterly for impairment upon full evaluation of such prospect or play. This evaluation considers among other factors, seismic data, requirements to relinquish acreage, drilling results, remaining time in the commitment period, remaining capital plans, and political, economic, and market conditions. Geological and geophysical (“G&G”) costs are recorded in proved properties for development projects and therefore subject to amortization as incurred.
In exploration areas, G&G costs are capitalized in unproved property and evaluated as part of the total capitalized costs associated with a prospect.
The Company performs a ceiling test calculation each quarter in accordance with SEC Regulation S-X Rule 4-10. In performing its quarterly ceiling test, the Company limits, on a country-by-country basis, the capitalized costs of proved oil and natural gas properties, net of accumulated depletion and deferred income taxes, to the estimated future net cash flows from proved oil and natural gas reserves discounted at ten percent, net of related tax effects, plus the lower of cost or fair value of unproved properties included in the costs being amortized. If capitalized costs exceed this limit, the excess is charged as additional depletion expense. The Company calculates future net cash flows by applying end-of-the-period prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.
Unproved properties are assessed quarterly for possible impairments. If an impairment has occurred, the impairment is transferred to proved properties. For prospects where a reserve base has not yet been established, the impairment is charged to earnings.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Asset retirement obligations
The Company provides for future asset retirement obligations on its oil and natural gas properties based on estimates established by current legislation. The asset retirement obligation is initially measured at fair value and capitalized to capital assets as an asset retirement cost. The asset retirement obligation accretes until the time the asset retirement obligation is expected to settle while the asset retirement cost is amortized over the useful life of the underlying capital assets.
The amortization of the asset retirement cost and the accretion of the asset retirement obligation will be included in depletion, depreciation and accretion. Actual asset retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the period of settlement.
Capital assets
Capital assets, including additions and replacements, are recorded at cost upon acquisition. The cost of repairs and maintenance is charged to expense as incurred. Depreciation is provided using the declining-balance-basis at the following annual rates:

Computer equipment	30%
Furniture and Fixtures	30%
Automobiles	30%
Revenue recognition
     Revenue from the production of crude oil and natural gas is recognized when title passes to the customer and when collection of the revenue is probable. For the Company’s Colombian operations, Gran Tierra’s customers take title when the crude oil is transferred to their pipeline at the plant gate. In Argentina, Gran Tierra transports product from the field to the customer’s refinery by truck. Revenue represents the Company’s share and is recorded net of royalty payments to governments and other mineral interest owners.
Goodwill
Goodwill represents the excess of purchase price of business combinations over the fair value of net assets acquired and is tested for impairment at least annually unless business events indicate an impairment test is required. For example, an impairment test would be conducted if an asset of significant value was sold or disposed of in the cost center. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then the goodwill is written down to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for the Company’s reporting units, the fair values of the reporting units are estimated based upon several valuation analyses, including comparable companies, comparable transactions and premiums paid. The goodwill on the Company’s financial statements was a result of the Argosy acquisition, and relates entirely to the Colombia reporting segment.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Income taxes
Deferred income taxes are recognized using the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax base, and operating loss and tax credit carry forwards. Valuation allowances are provided if, after considering available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
Loss per share
Basic loss per share calculations are based on the loss attributable to common shareholders for the period divided by the weighted average number of common shares issued and outstanding during the period. The diluted loss per share calculation is based on the weighted average number of common shares outstanding during the period, plus the effects of dilutive common share equivalents. This method requires that the dilutive effect of outstanding options and warrants issued should be calculated using the treasury stock method. This method assumes that all common share equivalents have been exercised at the beginning of the period (or at the time of issuance, if later), and that the funds obtained thereby were used to purchase common shares of the Company at the average trading price of common shares during the period. At December 31, 2006, 2,700,000 options and 70,313,830 warrants to purchase 35,156,915 common shares were excluded from the diluted loss per share calculation as the instruments were anti-dilutive.
Stock-based compensation
The Company follows the fair-value method of accounting for stock options granted to directors, officers and employees pursuant to Financial Accounting Standards Board Statement 123 (Revised). Stock-based compensation expense is included in general and administrative expense with a corresponding increase to contributed surplus. Compensation expense for options granted is based on the estimated fair value at the time of grant and the expense is recognized over the expected life of the option.
New Accounting Pronouncements
Effective January 1, 2006, the Company adopted the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. The adoption of SAB 108 did not have a material impact on the Company’s consolidated financial statements.
In February 2006, the FASB issued Statement 155, Accounting for Certain Hybrid Instruments, which amends Statement 133, Accounting for Derivative Instruments and Hedging Activities, and Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from its host contract in accordance with Statement 133. Statement 155 also clarifies other provisions of Statement 133 and Statement 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect adoption of this statement will have a material impact on its results of operations or financial position.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
In July 2006, FASB issued FIN 48 (FASB Interpretation Number) Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect adoption of this statement will have a material impact on its results of operations or financial position.
In September 2006, FASB issued Statement 157, Fair Value Measurements. Statement 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.
In December 2006, FASB issued Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. This FSP is effective for fiscal years beginning after December 15, 2006. The Company early adopted this FSP during the year ended December 31, 2006 and recorded $1,258,000 in liquidated damages as an expense in the consolidated statement of operations and deficit and the same amount in accrued liabilities at December 31, 2006.
In February 2007, the FASB issued FAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (FAS 159). FAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. FAS 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position
3. Business Combination
Gran Tierra entered into a Securities Purchase Agreement dated May 25, 2006 with Crosby Capital LLC (“Crosby”) to acquire all of the limited partnership interests of Argosy Energy International (“Argosy) and all of the issued and outstanding capital stock of Argosy Energy Corp. On June 20, 2006 Gran Tierra closed the Argosy acquisition and paid consideration to Crosby consisting of $37.5 million cash, 870,647 shares of the Company’s common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. The value of the overriding and net profit interests was based on the present value of expected future cash flows. All of Argosy Energy International’s assets are in Colombia.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
The acquisition has been accounted for using the purchase method, and the results of Argosy Energy International have been consolidated with Gran Tierra Energy from June 20, 2006. The following table shows the allocation of the purchase price based on the fair values of the assets and liabilities acquired:

December 31, 2006

Cash Paid	$36,414,385
Common Shares Issued	1,305,971
Transaction Costs	497,574

Total Purchase Price	38,217,930

Purchase Price allocated:
Oil and Gas Assets	32,553,211
Goodwill (1)	15,005,083
Accounts Receivable	5,361,887
Inventories (2)	567,355
Long Term Investments	6,772
Accounts Payable and Accrued Liabilities (3)	(6,085,109)

Long Term Liabilities	(49,763)

Deferred Tax Liabilities	(9,141,506)

Total Purchase Price allocated	$38,217,930

(1)	Goodwill is not deductible for tax purposes.

(2)	Inventory is comprised of $497,000 operational equipment and $70,000 of oil inventory.

(3)	Colombia does not attract a reclamation liability because the producing lands are returned to the government at the end of the production contract and any remaining production and reclamation are not the responsibility of the Company.
The pro forma results for the period ended December 31, 2005 and December 31, 2006 are shown below, as if the acquisition had occurred on January 26, 2005 and January 1, 2006. Pro forma results are not indicative of actual results or future performance.

	December 31,
	2006	2005

Revenue	$18,775,357	$12,950,000
Net Income (loss)	294,105	1,569,000
Earnings per share (Basic)	0.01	0.04
Earnings per share (Diluted)	0.01	0.03

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
4. Segment and Geographic Reporting
The Company’s reportable segments are Argentina and Colombia. The Company is primarily engaged in the exploration and production of oil and natural gas. Peru is not a reportable segment because the level of activity on these land holdings is insignificant at this time.
The Colombia assets were acquired on June 20, 2006, and the Argentina assets were acquired on September 1, 2005. Therefore the comparable segmented information for 2005 includes only four months of operations for Argentina, and there is no comparable 2005 information for Colombia.
The following tables present information on the Company’s reportable geographic segments:

		Year Ended December 31, 2006			Year Ended December 31, 2005

	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Revenues	$351,872	$6,612,190	$5,108,851	$12,072,913	$—	$1,059,297	$1,059,297
Depreciation, Depletion & Accretion	43,576	2,494,317	1,550,544	4,088,437	9,097	453,022	462,119
Segment Income (Loss) before income tax	(6,006,622)	1,394,419	(534,121)	(5,146,324)	(2,136,463)	(112,445)	(2,248,908)
Segment Capital Expenditures	256,482	34,053,289	14,084,410	48,394,181	131,200	8,182,008	8,313,208

		Year Ended December 31, 2006				Year Ended December 31, 2005

	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Property, Plant & equipment	$387,682	$34,053,289	$22,266,418	$56,707,389	$131,200	$8,182,008	$8,313,208
Goodwill	—	15,005,083	—	15,005,083	—	—	—

Total	387,682	49,058,372	22,266,418	71,712,472	131,200	8,182,008	8,313,208

The following is a reconciliation of income (loss) before income taxes for reportable segments to consolidated loss before income taxes:

	Dec 31, 2006	Dec 31, 2005

Income (loss) before taxes,
Colombia	$1,364,419	$—
Argentina	(534,121)	(112,445)
Corporate	(5,976,622)	(2,136,463)

Consolidated Loss Before Taxes	(5,146,324)	(2,248,908)

The following is a reconciliation of reportable net property, plant and equipment to consolidated net property, plant and equipment:

	Dec 31, 2006	Dec 31, 2005

Total Capital by Segment,
Colombia, PP&E	$34,053,289	$—
Argentina, PP&E	22,266,418	8,182,008
Corporate	387,682	131,200

Consolidated PP&E	56,707,389	8,313,208

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
5. Capital Assets

	December 31, 2006			December 31, 2005

		Accumulated	Net Book		Accumulated	Net Book
	Cost	DD&A	Value	Cost	DD&A	Value

Oil and natural gas properties
Proven	$41,191,275	$(3,431,044)	$37,760,231	$8,331,767	$(444,853)	$7,886,914
Unproven	18,333,054		18,333,054			—
Materials and supplies	—		—	300,177		300,177
Furniture and Fixtures	289,353	(47,637)	241,716	20,167	(4,805)	15,362
Computer equipment	912,645	(592,646)	319,999	73,682	(2,649)	71,033
Automobiles	69,499	(17,110)	52,389	49,534	(9,812)	39,722

Total Capital Assets	60,795,826	(4,088,437)	56,707,389	8,775,327	(462,119)	8,313,208

The unproven oil and natural gas properties consist of lands held in both Colombia and Argentina. The Company has $14.4 million in unproved assets in Colombia and $3.9 million of unproved assets in Argentina. These properties are being held for their exploration value. The Company has capitalized $138,383 of general and administrative in the Colombian asset value and $3,921 of capitalized general and administrative expenses in the Argentina asset value.
6. Share Capital

	Number of	Amount
	Shares	USD

Balance, January 1, 2005	—	$—

Original Goldstrike shares	9,000,006	9,000
Issued in connection with Goldstrike acquisition	1,269,841	1,270
Exchangeable shares issued in connection with Goldstrike acquisition	18,730,159	18,730
Private placement – September and October 2005	12,941,884	12,942
Private placement – December 2005	1,343,222	1,343

Balance, December 31, 2005	43,285,112	43,285

Private placement – February 2006	762,500	763
Private placement – June 2006	50,000,000	50,000
Issued on exercise of warrants	287,506	288
Exchangeable shares retracted	(2,063,498)	(2,063)
Issued on retraction of exchangeable shares	2,063,498	2,063
Issued on Argosy acquisition	870,647	870
Issued as private placement fees	250,000	250

Balance, December 31, 2006	95,455,765	95,455

Share capital
Share capital consists of 79,789,104 common voting shares of the Company and 16,666,661 exchangeable shares of Goldstrike Exchange Co. (collectively, “common stock”). Each exchangeable share is exchangeable only into one common voting share of the Company. The holders of common stock are

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
entitled to one vote for each share on all matters submitted to a stockholder vote and are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. The holders of common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the common stock.
Warrants
At December 31, 2006, the Company had 14,472,622 warrants outstanding to purchase 7,236,311 common shares for $1.25 per share and 55,841,208 warrants outstanding to purchase 27,920,604 common shares for $1.75 per share.
Registration Rights Payments
The shares and warrants have registration rights associated with their issuance pursuant to which the Company agreed to register for resale the shares and warrants. In the event that the registration statements are not declared effective by the SEC by specified dates, the Company is required to pay liquidated damages to the purchasers of the shares and warrants.
The 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 have liquidated damages payable in the amount of 1% of the purchase price for each unit per month payable each month the registration statement is not declared effective beyond the mandatory effective date (July 10th, 2006). The total amount recorded at December 31, 2006 for these liquidated damages was $269,923. There are no further liabilities associated with these shares. As of February 14, 2007 the first registration statement was declared effective by the SEC.
The 50,000,000 units issued on June 20, 2006 have liquidated damages payable each month the registration statement is not declared effective beyond November 17, 2006, calculated as follows:
– 1% of the purchase price for the 1st month after the mandatory effective date
– 1.5% of the purchase price for the 2nd and 3rd month after the mandatory effective date
– 2% of the purchase price for the 4th and 5th months after the mandatory effective date and
– 1/2% increase each quarter thereafter
The investors have the right to take the liquidated damages either in cash or in shares of the Company’s common stock, at their election. If the Company fails to pay the cash payment to an investor entitled thereto by the due date, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The total amount of liquidated damages shall not exceed 25% of the purchase price for the units or $18,750,000.
The Company filed the second registration statement but the registration statement has not yet become effective and, as a result, the Company had incurred the obligation to pay approximately $1,258,000 in liquidated damages as at December 31, 2006, which amount has been recorded as liquidated damages expense in the consolidated statement of operations.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
Stock options
The only equity compensation plan approved by the Company’s stockholders is its 2005 Equity Incentive Plan, under which the Company’s board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of the Company’s common stock. On November 8, 2006, the Company’s board of directors granted options to acquire 1,180,000 shares of common stock at an exercise price of $1.27 per share, which options cannot be exercised, and will be rescinded, if the Company’s stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options.
The Company has granted options to purchase common shares to certain directors, officers, employees and consultants. Each option permits the holder to purchase one common share at the stated exercise price. The options vest over three years and have a term of ten years, or end of service to the Company, which ever occurs first. At the time of grant, the exercise price equals the market price. The following options have been granted:

	Number of	Weighted Average
	Outstanding	Exercise Price
	Options	$/Option

Outstanding, beginning of period	1,940,000	$1.14
Granted, Nov 8, 2006	1,180,000	$1.27
Cancelled	(420,000)	$(1.84)

Outstanding, end of period	2,700,000	$1.09

The table below summarizes unexercised stock options at December 31, 2006:

	Number of	Weighted
	Outstanding	Average
Exercise Price ($/option)	Options	Expiry Years
$0.80	1,420,000	9.0
$1.27	1,180,000	10.0
$2.62	100,000	9.0
Total	2,700,000	9.4
Two stock option grants have been made subsequent to December 31, 2006. On January 2, 2007, 225,000 stock options were granted to a new officer of the Company as part of his initial compensation package. On February 22, 2007, 415,000 stock options were granted to a group of key employees in Argentina and Colombia, as part of their 2007 compensation package. In total, the Company has 2,700,000 stock options granted and outstanding. No stock options have been exercised at this time.
Total stock-based compensation expense included in general and administrative expense in the consolidated statement of operations was $260,495. The Black-Scholes option pricing model was used to determine the fair value of the option grants with the following assumptions:

Dividend yield ($ per share)	$0.00
Volatility (%)	68%
Risk-free interest rate (%)	2.33%
Expected life (years)	3
Forfeiture percentage (% per year)	10%
The weighted average fair value per option is $0.43.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
7. Asset Retirement Obligations
Changes in the carrying amounts of the asset retirement obligations associated with the Company’s oil and natural gas properties are as follows:

	December 31,
	2006	2005

Balance, beginning of period	67,732	—

Obligations assumed with property acquisitions	209,314	66,931
Expenditures made on asset retirements	5,061	—
Accretion	75,645	801

Balance, end of period	357,752	67,732

8. Income Taxes
The Company has accumulated losses of approximately $8,043,384 that can be carried forward and applied against future taxable income. A valuation allowance has been taken for the potential income tax benefit associated with the losses incurred by the Company, due to uncertainty of utilization of the tax losses.

	Argentina	Colombia	Total

Opening Balance, January 1, 2006	$—	$—	$—
Argentina - Deferred Remittance Tax (1)	198,545	2,524,000	2,722,545
Colombia - Deferred Tax Liability (2)		7,153,112	7,153,112

Closing Balance, December 31, 2006	198,545	9,677,112	9,875,657

(1)	Deferred Remittance Tax: Presumptive income and equity taxes are based on equity levels in Colombia and Argentina and can be recovered against income taxes in future periods, and can be carried forward for five years.

As of January 1, 2007, the remittance tax requirement was eliminated in Colombia. A review is underway to determine whether the Company can remove the liability from its financial records. A decision will be reached by the end of the first quarter, 2007.

Based on tax reforms made effective January 1, 2007, tax losses may be carried forward without limitation to offset taxable income; the presumptive income rate was reduced from six percent to three percent on the prior tax year’s net tax equity; the seven percent remittance tax was eliminated; a 1.2 percent equity tax was introduced, the income tax rate was reduced from 38 .5 percent to 34 percent in 2007, and to 33 percent for subsequent years; and, the special deduction for the acquisition or construction of real fixed assets was increased to 40 percent from 30 percent.

(2)	Deferred tax liability is the unamortized portion of the Argosy purchase price allocation.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
The income tax expense (recovery) reported differs from the amount computed by applying the statutory rate to loss before income taxes for the following reasons:

	December 31,
	2006	2005

Loss before income taxes	$(5,146,324)	$(2,248,908)
Statutory income tax rate	34%	34%
Income tax benefit expected	(1,749,750)	(764,628)
Stock-based compensation	260,495	17,990
Tax losses in other jurisdictions, not recognized	811,875	717,410

Income tax expense	(677,380)	(29,228)

The deferred income tax liability of $7,153,112 on the balance sheet is related entirely to Colombia assets, for the following items:

December 31,
2006

Property, Plant and Equipment *	$22,145,657
Colombia Tax Rate	35%
Total Deferred Tax	7,750,980
Less Amortization	(597,868)

Net Deferred Tax	$7,153,112

*	Change in NBV due to acquisition of Argosy assets.
9. Accrued Liabilities and Accounts Payable
The changes in accrued liabilities and accounts payable are comprised of the following:

	Year Ended December 31, 2006				Year Ended December 31, 2005
	Corporate	Colombia	Argentina	Total	Corporate	Argentina	Total

Capital Expenditures	$—	$5,344,339	$5,521,714	$10,866,053	$—	$893,372	$893,372
Payroll related expenses	664,957	333,679	313,589	1,312,225	220,680	150,000	370,680
Audit, legal, consultants	715,332	—	290,915	1,006,247	—	—	—
Due Joint Venture Partners	—	2,745,134	—	2,745,134	—	—	—
Liquidated Damages	1,527,988	—	—	1,527,988	—	—	—

Total	2,908,277	8,423,152	6,126,218	17,457,647	220,680	1,043,372	1,264,052

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
10. Commitments and contingencies
Leases
Gran Tierra holds three categories of operating leases: office, vehicle and housing. The Company pays $11,846 office lease costs per month, $4,692 vehicle lease costs per month and $1,739 to lease a house as an employee benefit in Colombia each month.
Future lease payments at December 31, 2006 are as follows:

Year	Cost

2007	$176,675
2008	118,550
2009	87,739
2010	81,888
2011	81,888

Total Lease Payments	546,740

The company entered into four capital leases in 2006 for office equipment in Calgary, Canada. The leases expire between 2008 and 2011. As of December 31, 2006 capital assets were valued at $34,405 (net of amortization of $8,620). Total monthly payments for 2007 are approximately $1,140.
Future lease payments under the office equipment leases at December 31, 2006 are as follows:

Year	Payments

2007	$13,680
2008	8,958
2009	4,366
2010	3,874
2011	646

Total minimum lease payments	31,524

Interest expense incurred under these capital leases to December 31, 2006 was $2,346.
Guarantees
Corporate indemnities have been provided by the Company to directors and officers for various items including, but not limited to, all costs to settle suits or actions due to their association with the Company and its subsidiaries and/or affiliates, subject to certain restrictions. The Company has purchased directors’ and officers’ liability insurance to mitigate the cost of any potential future suits or actions. Each indemnity, subject to certain exceptions, applies for so long as the indemnified person is a director or officer of one of the Company’s subsidiaries and/or affiliates. The maximum amount of any potential future payment cannot be reasonably estimated.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
Years ended December 31, 2006 and 2005
Expressed in US dollars, unless otherwise stated
The Company may provide indemnifications in the normal course of business that are often standard contractual terms to counterparties in certain transactions such as purchase and sale agreements. The terms of these indemnifications will vary based upon the contract, the nature of which prevents the Company from making a reasonable estimate of the maximum potential amounts that may be required to be paid. Management believes the resolution of these matters would not have a material adverse impact on the Company’s liquidity, consolidated financial position or results of operations.
Contingencies
As of December 31, 2006 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International, are working to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extend test production up to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is the recovery an amount equal to 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is outstanding pending agreement among the parties or determination through legal proceedings. The estimated value of disputed extended test production is $2,361,188 which possible loss is shared 50% ($1,180,594) with the Company’s joint venture partner in the contract. No amount has been accrued in the financial statements related to this disagreement because the Company believes the probability of incurring this liability is low, at this time.
11. Financial Instruments and Credit Risk
The Company’s financial instruments recognized in the balance sheet consist of cash, accounts receivable, taxes receivable, accounts payable, current taxes payable, and accrued liabilities. The estimated fair values of the financial instruments have been determined based on the Company’s assessment of available market information and appropriate valuation methodologies; however, these estimates may not necessarily be indicative of the amounts that could be realized or settled in a market transaction. The fair values of financial instruments approximate their book amounts due to the short-term maturity of these instruments. Most of the Company’s accounts receivable relate to oil and natural gas sales and are exposed to typical industry credit risks. The Company manages this credit risk by entering into sales contracts with only credit worthy entities and reviewing its exposure to individual entities on a regular basis. The book value of the accounts receivable reflects management’s assessment of the associated credit risks.
12. Subsequent Events
On February 28, 2007, the Company entered into a Credit Facility with Standard Bank Plc. The Facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of the Company’s petroleum reserves up to maximum of $50 million. The initial borrowing base is $7 million and the borrowing base will be re-determined semi-annually based on reserve evaluation reports. The Facility includes a letter of credit sub-limit of up to $5 million. Amounts drawn down under the Facility bear interest at the Eurodollar rate plus 4%. A stand-by fee of 1% per annum is charged on the un-drawn amount of the borrowing base. The Facility is secured primarily on the Company’s Colombian assets. The Company is required to enter into a hedging agreement for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of its projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. Under the terms of the Facility, the Company is required to maintain compliance with specified financial and operating covenants. In accordance with the terms of the Facility, the Company entered into a costless collar hedging contract for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010.

Supplementary Data (Unaudited)
Oil and Gas Producing Activities
          The following oil and gas information is provided in accordance with the FASB Statement No. 69 Disclosures about Oil and Gas Producing Activities.
A. Reserve Quantity Information
          Our net proved reserves and changes in those reserves for operations are disclosed below. The net proved reserves represent management’s best estimate of proved oil and natural gas reserves after royalties. Reserve estimates for each property are prepared internally each year and 100% of the reserves have been assessed by independent qualified reserves consultants.
          Estimates of crude oil and natural gas proved reserves are determined through analysis of geological and engineering data, and demonstrate reasonable certainty that they are recoverable from known reservoirs under economic and operating conditions that existed at year end. See Critical Accounting Estimates in Item 6 for a description of Gran Tierra’s reserves estimation process.
          PROVED RESERVES NET OF ROYALTIES (2)

Crude oil is in Bbl and	Argentina		Colombia		Total
natural gas is in million cubic feet	Oil	Gas	Oil	Gas	Oil	Gas

Extensions and Discoveries	—	—	—	—	—	—

Purchases of Reserves in Place	618,703	85	—	—	618,703	85

Production	(36,011)	(60)	—	—	(36,011)	(60)

Revisions of Previous Estimates	—	—	—	—	—	—

Proved developed and undeveloped reserves, December 31, 2005	582,692	24	—	—	582,692	24

Extensions and Discoveries	—	—	—	—	—	—

Purchases of Reserves in Place	1,302,720	732	1,229,269	—	2,531,989	732

Production	(127,712)	(30)	(134,269)	—	(261,981)	(30)

Revisions of Previous Estimates (3)	137,300	739	—	—	137,300	739

Proved developed and undeveloped reserves, December 31, 2006	1,895,000	1,465	1,095,000	—	2,990,000	1,465

Proved developed reserves, December 31, 2005 (1)	463,892	24	—	—	463,892	24

Proved developed reserves, December 31, 2006 (1)	1,413,000	1,465	1,034,000	—	2,448,720	1,465

(1)	Proved developed oil and gas reserves are expected to be recovered through existing wells with existing equipment and operating methods.

(2)	Proved oil and gas reserves are the estimated quantities of natural gas, crude oil, condensate and natural gas liquids that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions. Reserves are considered “proved” if they can be produced economically, as demonstrated by either actual production or conclusive formation testing.

(3)	Gas reserves at Nacatimbay were increased significantly as a result of the installation of new facilities in 2006. Oil reserves at Palmar Largo increased primarily due to the successful completion of the Ramon Lista-1 well which began producing during the first quarter of 2006.

B. Capitalized Costs

	Proved	Unproved	Accumulated	Capitalized
	Properties	Properties	DD&A	Costs

Capitalized Costs, December 31, 2005	$8,319,179	$12,588	$(444,853)	$7,886,914
Argentina	9,473,680	3,921,255	(1,281,946)	12,112,989
Colombia	24,121,832	14,399,211	(2,427,661)	36,093,382
Peru	—	—	—	—

Capitalized Costs, December 31, 2006	$41,914,691	$18,333,054	$(4,154,460)	$56,093,285

C. Costs Incurred – Period Ended December 31, 2006

	Oil and Gas
	Argentina	Colombia	Total
Total Costs Incurred before DD&A
Property Acquisition Costs
> Proved	$7,087,858	$—	$7,087,858
> Unproved	12,588	—	12,588
Exploration Costs	—	—	—
Development Costs	1,231,231	—	1,231,231

Year ended December 31, 2005	$8,331,677	—	$8,331,677

Property Acquisition Costs
> Proved	$8,440,090	$18,344,514	$26,784,604
> Unproved	3,921,255	14,399,211	18,320,466
Exploration Costs	—	5,777,318	5,777,318
Development Costs	1,033,680	—	1,033,680

Year ended December 31, 2006	$21,726,702	$38,521,043	$60,247,745

The Company has $138,383 of capitalized general and administrative expenses in the Colombian asset value and $3,921 of capitalized general and administrative costs in the Argentina asset value. No interest costs were capitalized.
D. Results of Operations for Producing Activities – Period Ended December 31, 2006

	Oil and Gas
	Argentina	Colombia	Total
Year ended December 31, 2005
Net Sales	$1,059,297	—	$1,059,297
Production Costs	(395,287)	—	(395,287)
Exploration Expense	—	—	—
DD&A	(444,853)	—	(444,853)
Other expenses/(income)	—	—	—
Income Taxes	(76,705)	—	(76,705)

Results of Operations	$142,452	—	$142,452

Year ended December 31, 2006
Net Sales	$5,108,851	$6,612,190	$11,721,041
Production Costs	(2,846,705)	(1,386,765)	(4,233,470)
Exploration Expense	—	—	—
DD&A	(1,550,543)	(2,494,317)	(4,044,860)
Other expenses/(income)	—	—	—
Income Tax Provision	132,357	(809,737)	(677,380)

Results of Operations	$(843,960)	$1,921,371	$2,765,331

E. Standardized Measure of Discounted Future Net Cash Flows and Changes
      The following disclosure is based on estimates of net proved reserves and the period during which they are expected to be produced. Future cash inflows are computed by applying year end prices to Gran Tierra’s after royalty share of estimated annual future production from proved oil and gas reserves. The calculated weighted average oil prices at December 31, 2006 were $48.66 for Colombia and $36.78 for Argentina. The weighted average oil price used for Argentina at December 31, 2005 was $20.42. Future development and production costs to be incurred in producing and further developing the proved reserves are based on year end cost indicators. Future income taxes are computed by applying year end statutory tax rates. These rates reflect allowable deductions and tax credits, and are applied to the estimated pre-tax future net cash flows.
      Discounted future net cash flows are calculated using 10% mid-period discount factors. The calculations assume the continuation of existing economic, operating and contractual conditions. However, such arbitrary assumptions have not proved to be the case in the past. Other assumptions could give rise to substantially different results.
      The Company believes this information does not in any way reflect the current economic value of its oil and gas producing properties or the present value of their estimated future cash flows as:
•	no economic value is attributed to probable and possible reserves;
•	use of a 10% discount rate is arbitrary; and
•	prices change constantly from year end levels

	Argentina	Colombia	Total

December 31, 2005
Future Cash Inflows	$25,445,000	—	$25,445,000
Future Production Costs	(11,965,000)	—	(11,965,000)
Future Development Costs	—	—	—
Future Site Restoration Costs	—	—	—
Future Income Tax	(1,575,000)	—	(1,575,000)

Future Net Cash Flows	11,905,000	—	11,905,000
10% Discount Factor	(2,725,000)	—	(2,725,000)

Standardized Measure	$9,180,000	—	$9,180,000

December 31, 2006
Future Cash Inflows	$72,151,000	$53,332,000	$125,483,000
Future Production Costs	(24,385,000)	(14,958,000)	(39,343,000)
Future Development Costs	(9,102,000)	(2,307,000)	(11,409,000)
Future Site Restoration Costs	(872,000)	—	(872,000)
Future Income Tax	(12,849,280)	(12,262,780)	(25,112,060)

Future Net Cash Flows	24,942,720	23,804,220	48,746,940
10% Discount Factor	(7,685,627)	(6,193,490)	(13,879,117)

Standardized Measure	$17,257,093	$17,610,730	$34,867,823

Changes in the Standardized Measure of Discounted Future Net Cash Flows
The following are the principal sources of change in the standardized measure of discounted future net cash flows:

	2006	2005

Beginning of Year	$9,180,000	$—

Sales and Transfers of Oil and Gas Produced, Net of Production Costs	(7,487,571)	(664,010)
Net Changes in Prices and Production Costs Related to Future Production	1,943,293	—
Extensions, Discoveries and Improved Recovery, Less Related Costs	—	—
Development Costs Incurred during the Period	1,033,680
Revisions of Previous Quantity Estimates	1,522,696	—
Accretion of Discount	1,190,500	—
Purchases of Reserves in Place	29,514,395	9,844,010
Sales of Reserves in Place	—	—
Net change in Income Taxes	(2,029,170)	—
Other	—	—

End of Year	$34,867,823	$9,180,000

GRAN TIERRA ENERGY, INC.
PRO FORMA FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
On June 20, 2006, Gran Tierra Energy Inc. (“Gran Tierra” or “the Company”) acquired all of the limited partnership interest of Argosy Energy International (“Argosy”) and all of the issued and outstanding capital stock of Argosy Energy Corp. (“AEC”), a Delaware corporation and the general partner of Argosy. Gran Tierra paid US $37.5 million in cash, issued 870,647 shares of the Company’s common stock and granted participation rights (including overriding royalty interests and net profits interests) in Argosy’s assets valued at $1,000,000. The value of the royalty and net profits interests was deemed appropriate by both parties based on the present value of expected future cash flows.
The accompanying unaudited pro forma consolidated financial statements (“pro forma statements”) reflect the above acquisition as well as the acquisition of the Palmar Largo Property which occurred on September 1, 2005 for $6,969,659, assuming they occurred on January 1, 2005.
The pro forma statements have been prepared for inclusion in a Form S-1 to be filed by the Company and have been prepared from, and should be read in conjunction with, the following:
•	Gran Tierra’s audited consolidated financial statements for the period from incorporation on January 26, 2005 to December 31, 2005;

•	Gran Tierra’s audited consolidated financial statements for the year ended December 31, 2006;

•	Argosy’s audited financial statements for the year ended December 31, 2005;

•	Audited schedules of revenues, royalties and operating costs of the Palmar Largo Property for the eight months ended August 31, 2005.

Gran Tierra Energy Inc.
Pro Forma Statement of Operations (unaudited)
For the year ended December 31, 2006
Stated in thousands of US dollars

	Gran Tierra	Argosy	Pro forma	Pro forma
	Energy	Energy	Adjustments	Consolidated
Revenue
Oil and natural gas sales	11,721	7,226	—	18,947
Interest Revenue	352	—	—	352

	12,073	7,226	—	19,299

Expenses
Operating	4,233	891	—	5,124
General and administrative	6,999	520	—	7,519
Other income and expenses, net	—	(235)	—	(235)
Liquidated damages	1,528	—	—	1,528
Depletion, depreciation and accretion (Note 2a)	4,088	372	1,523	5,983
Foreign exchange loss	371	—	—	371

	17,219	1,548	1,523	20,290

Earnings (loss) before income taxes	(5,146)	5,678	(1,523)	(991)

Provision for income taxes (Note 2b)	(678)	(1,966)	533	(2,111)

Net Earnings (loss) for the period	(5,824)	3,712	(990)	(3,102)

Basic and diluted loss per share	(0.08)			(0.03)

Weighted average shares - basic	72,443,501		25,870,647	98,314,148

Gran Tierra Energy Inc.
Pro Forma Statement of Operations (unaudited)
For the period January 1 to December 31, 2005
Stated in thousands of US dollars

				Pro Forma	Palmar
	Gran Tierra	Argosy	Pro Forma	Consolidated	Largo	Pro Forma
	Energy	Energy	Adjustment	Subtotal	Property	Consolidated
Revenue	1,059	11,891	—	12,950	2,560	15,510

Operating expense (Note 2c)	395	2,452	—	2,847	1,081	3,928

	664	9,439	—	10,103	1,479	11,582

Other expenses
General and administrative	2,482	1,082	—	3,564	—	—
Depreciation, depletion and accretion (Note 2d)	462	697	2,322	3,481	—	—
Foreign exchange gain	(31)			(31)	—	—
Other income, net		(449)	—	(449)	—	—

	2,913	1,330	2,322	6,565	—	—

Earnings (loss) before income taxes	(2,249)	8,109	(2,322)	3,538	—	—
Provision for income and remittance taxes (Note 2e)	29	(2,892)	894	(1,969)	—	—

Earnings (loss) for the period	(2,220)	5,217	(1,428)	1,569	—	—

Basic earnings per share (Note 4)	(0.06)	—	—	0.04	—	—
Diluted earnings per share (Note 4)	(0.06)	—	—	0.03	—	—
Weighted average shares - basic	13,538,149		25,870,647	39,408,796
Weighted average shares - diluted	20,680,702		25,870,647	46,551,349

GRAN TIERRA ENERGY, INC.
Notes to the Pro forma Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
1. BASIS OF PRESENTATION
These pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and Gran Tierra’s accounting policies, as disclosed in Note 2 of the audited consolidated financial statements of Gran Tierra for the period ended December 31, 2006.
The pro forma consolidated financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP.
Omitted Financial Information — Historical financial statements, reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America, are not presented for the Palmar Largo property as such information is not available on an individual property basis and not meaningful to the Palmar Largo Properties. Historically, no allocation of general and administrative, interest, corporate taxes, accretion of asset retirement obligations, depreciation, depletion and amortization was made to the Palmar Largo Property. Accordingly, the statements of revenue, royalty and operating expenses are presented in lieu of the financial statements required under Rule 3-01 of the Securities and Exchange Commission Regulation S-X.
The accompanying audited statements of revenues, royalties and operating expenses were derived from historical accounting records and reflect the revenues, royalties and direct operating expenses of the Palmar Largo property. Production and direct operating cost information was acquired from Plus Petrol, the operator. Price, royalty, transportation and selling cost information was acquired from Dong Won Corporation (the seller). Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis
These pro forma consolidated financial statements are not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. These pro forma statements do not include any cost savings or other synergies that may result from the transaction. Moreover, these pro forma statements are not intended to be indicative of the results of operations or financial position which may be obtained in the future.

GRAN TIERRA ENERGY, INC.
Notes to the Pro forma Consolidated Financial Statements
For the years ended December 31, 2006 and 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
2. PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS
The following adjustments have been made to reflect the transactions described above as if the transactions had occurred on January 1, 2005 for purposes of the pro forma consolidated statement of operations for the year ended December 31, 2006:
a.	Depreciation, depletion and accretion expense (DD&A) has been increased by $1,523,000 to reflect the additional DD&A from the Argosy asset purchase from January 1 to June 20, 2006. Additional DD&A is due to the increased cost basis of Argosy assets from recording them at full value on the acquisition date (of January 1, 2005 for pro forma purposes.)
b.	Provision for income taxes has been decreased by $533,000 to account for the tax effects of operating income and DD&A adjustment related to the Argosy acquisition.
The following adjustments have been made to reflect the transactions described above as if the transactions had occurred on January 1, 2005 for purposes of the pro forma consolidated statement of operations for the period January 1 to December 31, 2005:
c. Costs incurred to operate and maintain wells and related equipment and facilities.
d.	DD&A has been adjusted to reflect the effect of the Argosy acquisition in the amount of $2,322,000. An adjustment of $704,000 would be associated with the Palmar Largo acquisition. Additional DD&A is due to the increased cost basis of Argosy and Palmar Largo assets from recording them at full value on the acquisition date (of January 1, 2005 for pro forma purposes.)
e.	Provision for income taxes has been decreased by $894,000 to account for the tax effects of operating income and DD&A adjustment related to the Argosy acquisition.
3. PURCHASE PRICE ALLOCATION
The total purchase price has been allocated to the Palmar Largo and Argosy Assets based on their estimated fair values.

GRAN TIERRA ENERGY, INC.
Notes to the Pro forma Consolidated Financial Statements
For the Nine-Month Period Ended September 30, 2006 and the
Year Ended December 31, 2005
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
Argosy Acquisition:

$
Cash paid, net of cash acquired	36,414
Shares issued	1,306
Transaction costs	498

38,218

Purchase price allocated
Oil and natural gas assets	32,553
Goodwill	15,005
Accounts receivable	5,362
Inventories	568
Long term investments	7
Accounts payable and accrued liabilities	(6,085)
Long term payable	(50)
Deferred tax liabilities	(9,142)

38,218

The purchase price allocation has changed from the preliminary allocation performed on June 21, 2006 as the Company was awaiting the results of an independent reserve audit which was received in September 2006.
Palmar Largo Acquisition:

$
Cash paid	7,000

Purchase price allocated
Oil and natural gas properties	7,110
Asset retirement obligations	(110)

7,000

4. BASIC AND DILUTED EARNINGS PER SHARE
Basic earnings per share are calculated using 98,314,148 shares of common stock at December 31, 2006 and 39,408,796 shares of common stock at December 31, 2005. Diluted earnings per share are calculated using 98,314,148 shares of common stock at December 31, 2006 and 46,551,349 shares of common stock at December 31, 2005. Using diluted shares of common stock would be anti-dilutive as the Company had a pro-forma loss in 2006. The numbers of shares include 25,870,647 shares valued at $1.50 per share, issued in conjunction with the Argosy Acquisition, added as if they were issued on January 1, 2005.

ARGOSY ENERGY INTERNATIONAL, LP
Financial Statements
March 31, 2006 and the period ended March 31, 2006 (Unaudited)
ARGOSY ENERGY INTERNATIONAL, LP
Statements of Income (Unaudited)
For the Three Months Ended March 31, 2006 and 2005
(Expressed in thousands of US dollars)

	2006	2005
Oil sales to Ecopetrol	$3,575	1,521

Operating cost (note 8)	367	364
Depreciation, depletion and amortization	190	80
General and administrative expenses	282	148

	839	592

Operating profit	2,736	929

Other income, net	79	116

Income before income and remittance taxes	2,815	1,045

Current income tax (note 9)	1,017	370
Deferred remittance tax	109	42

Total income and remittance taxes	1,126	412

Net income	$1,689	633

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Balance Sheets (Unaudited)
March 31, 2006 and December 31, 2005
(Expressed in thousands of US dollars)

	March 31,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents (note 3)	$2,670	7,124
Accounts receivable, net (note 4)	3,898	951
Accounts receivable reimbursement Ecopetrol	1,186	1,186
Inventories:
Crude oil	211	218
Materials and supplies	626	557

	837	775

Total current assets	8,591	10,036

Other long-term assets	25	16
Property, plant and equipment (note 5):
Unproved properties	3,831	3,622
Proved properties	5,305	5,401

	9,136	9,023

Total assets	$17,752	19,075

Liabilities and Partners’ Equity

Current liabilities:
Accounts payable	4,852	4,979
Tax payable	1,721	1,326
Employee benefits	97	103
Accrued liabilities	547	522

Total current liabilities	7,217	6,930

Long-term accounts payable (note 10)	686	686
Deferred income tax	473	475
Deferred remittance tax	1,210	1,104
Pension plan	—	—

Total liabilities	9,586	9,195

Partners’ equity (note 7)	8,166	9,880

Total liabilities and partners’ equity	$17,752	19,075

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2006 and 2005
(Expressed in thousands of US dollars)

	2006	2005
Cash flows from operating activities:
Net income	$1,689	633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	190	80
Deferred remittance tax	109	42
Changes in assets and liabilities:
Accounts receivable	(3,147)	(839)
Inventories	(62)	58
Accounts payable	(127)	202
Tax payable	395	99
Employee benefits	(6)	48
Accrued Liabilities	25	491
Deferred income tax	(2)	1
Deferred remittance tax	(3)	4
Pensions	—	(5)

Net cash (used in) provided by operating activities	(939)	814

Cash flows from investing activities:
Increase in long term investments	(9)	(1)
Payments from Petroleum Equipment International - Talora	200	—
Additions to property, plant and equipment	(303)	(767)

Net cash used in investing activities	(112)	(768)

Cash flows from financial activities:
Bank overdrafts	—	106
Distributions to partners	(3,250)	—
Aviva redemption shares	(153)	—

Net cash (used in) provided by financial activities	(3,403)	106

(Decrease) increase in cash and cash equivalents	(4,454)	152
Cash and cash equivalents at beginning of year	7,124	6,954

Cash and cash equivalents at end of the period	$2,670	7,106

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Partners’ Equity (Unaudited)
For the Three Months Ended March 31, 2006 and the Year Ended December 31, 2005
(Expressed in thousands of US dollars)

	Limited	General	Total
	partners’	partners’	partners’
	capital	capital	equity
Balance as of December 31, 2005	9,810	70	9,880
Redemption of partnership payments interest - Aviva Overseas Inc. (note 10)	(152)	(1)	(153)
Distributions to partners	(3,227)	(23)	(3,250)
Net income	1,677	12	1,689

Balance as of March 31, 2006	$8,108	58	8,166

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
March 31, 2006 and 2005
(Expressed in thousands of US dollars)
(1)	Business Activities

Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.

Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).

There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company’s properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.

Operations

As of March 31, 2006, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase
Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration
The first four contracts have been signed with ECOPETROL and the last two with ANH.

An association contracts are those where the Government participate as partner of the field through the national oil company — ECOPETROL.

Exploration and production contracts (E&P) are those signed with the ANH — “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
The main terms of the above-mentioned contracts are as follows:

Santana Association Contract

On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.

Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.

Aporte Putumayo - Association Contract

The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Environmental Ministry and the wells abandonment have to be approved by Ecopetrol and the Ministry of Mines.

Río Magdalena Association Contract

On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena Valley of Colombia in the provinces of Cundinamarca and Tolima.

The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of the exploration period. The exploratory well, Popa-1 was drilled during June and July, 2006 and is on the completion stage.

Upon finalization of each phase, Argosy has the option to relinquish the contract, once completed the obligations for each phase.

BT Letter Agreement

On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations.

As of March 31, 2006 BT had not paid their obligations under this agreement and outstanding accounts receivable of $355 related to their share of cost related to the Río Magdalena Association Contract were provisioned as bad debts.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Guayuyaco Association Contract

On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area called Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.

The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.

During the second exploration phase, two wells were drilled (Guayuyaco-1 and Guayuyaco-2) which were successful. Therefore, on December 28, 2005 Ecopetrol accepted the Commerciality of the field.

Solana Petroleum Exploration Commercial Agreement

Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Well Prospect (Santana Association Contract) and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.

The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.

Talora Exploration and Exploitation Contract

On September 16, 2004 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Talora Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Argosy and Petroleum Equipment International (PEI) signed a commercial agreement on March 9, 2006. Through fulfillment of certain obligations PEI could earn an 80% of Argosy’s interest under the ANH contract on the Talora Block. In conjunction with such assignment, Argosy shall designate PEI as the operator previous approval of the ANH.

Contractual Commitments:

Phase	Starting date	Obligations
3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

Chaza Exploration and Exploitation Contract

On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The ANH’s Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.

Contractual Commitments:

Phase	Starting date	Obligations
2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 27, 2008	One exploratory well.
5	December 27, 2009	One exploratory well.
6	December 27, 2010	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
(2)	Summary of Significant Accounting Policies and Practices
   (a) Foreign Currency Translation
The transactions and accounts of the Company’s operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.
   (b) Cash Equivalents
Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.
   (c) Inventories
Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.
   (d) Property, Plant and Equipment
The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.

Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.

Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of the reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.

Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.

(e)	Environmental Liabilities and Expenditures

Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.
   (f) Asset Retirement Obligations
Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.
   (g) Concentration of Credit Risks
All of the Company’s production is sold to Ecopetrol; the sale price is agreed between both parts, according to local regulations in Colombia.
   (h) Income Taxes
Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
   (i) Financial Instruments Fair Value
The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.
   (j) Employee Benefits
The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the “Employee benefits” account as current liabilities at the closing of the period.
   (k) Defined Benefit Pension Plan
The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.
   (l) Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.
   (m) Revenue Recognition
The Company recognizes revenue when the crude oil is delivered to Ecopetrol.

Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.
   (n) Management Fee
The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
   (o) Comprehensive Income
For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.

(3)	Cash and Cash Equivalents

The following is a summary of cash and cash equivalents as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Held in United States dollars	$2,040	6,329
Held in Colombian pesos	157	394
Short-term investments	473	401

	$2,670	7,124

(4)	Accounts Receivable

The following is a summary of accounts receivable as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Trade	$3,248	675
B.T.O. Río Magdalena Agreement	355	355
Vendor Advances	177	172
Petroleum Equipment Investments - Talora	300	—
Other	173	104

	4,253	1,306
Less allowance for bad debts	(355)	(355)

	$3,898	951

(5)	Property, Plant and Equipment

The following is a summary of property, plant and equipment as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Oil properties:
Unproved	$3,831	3,622
Proved	59,190	59,096

	63,021	62,718
Less accumulated depreciation, depletion, and amortization	53,885	53,695

	$9,136	9,023

Capitalized Cost Unproved

Excluded From the Capitalized Cost Being Amortized

									Month
									Anticipated
									to be
									included
			Exploration Cost			Cost Incurred			in
AFE	Contract	Detail	Dec-04	Dec-05	Mar-06	2004	2005	2006	Amortization
MARY WELLWEST PROSPECT	Santana	Geological & Geophysical Data	287	287	287	287			Dec-06
MARY WEST WELL TESTING	Santana	Geological & Geophysical Data	93	93	93	93			Dec-06
Expl. 100% NEW PROJECTS	New Projects	Geological & Geophysical Data	253	363	375	253	110	12	Dec-06
Expl. 100% SANTANA	Guayuyaco	Geological & Geophysical Data	1,044	1,044	1,044	1,044			Dec-06
Expl. 100% RIO MAGDALENA	Rio Magdalena	Seismic Program	634	808	889	634	174	81	Mar-07
TALORA PROJECT	Talora	Seismic Program	1	89	134	1	88	44	Sep-07
SEISMIC GUAYUYACO	Guayuyaco	Seismic Program	0	431	431		431		Dec-06
SEISMIC CHAZA	Chaza	Seismic Program	0	505	538		505	33	Sep-07
POPA-1 WELL EXPLORATORY	Rio Magdalena	Road and Location Well	0	0	32			32	Mar-07
JUANAMBU-1 WELL EXPLORATORY	Guayuyaco	Road and Location Well	0	2	8		2	6	Jun-07
				0	0

Total Unproved Exploration Costs			2,312	3,622	3,831	2,312	1,310	208

All capital excluded from capital costs being amortized relates to exploration cost. No acquisition costs, development costs or capitalized interest costs are identified.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
(6)	Pension Plan

The following is a detail of the components of pension cost as of March 31, 2006 and 2005:

	March 31,	March 31,
	2006	2005
Interest cost	$8	8
Expected return of assets	(13)	(6)
Amortization of unrecognized net transition obligation (asset)	1	1

Net periodic pension cost	$(4)	3

(7)	Equity

Stockholders’ Capital

The following is a detail of the stockholders’ participation in the capital as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
Stockholder	2006	2005
Crosby Capital L.L.C.	$98.75	98.75
Argosy Energy Corp. **	0.71	0.71
Dale E. Armstrong	0.41	0.41
Richard S. McKnight	0.13	0.13

	$100.0	100.00

**	Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.
Foreign Exchange Restrictions

In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.

Distributions to Partners

On March 30, 2006 the partners of Argosy Energy International resolved, with the majority vote of its partners, distribute the amount of $2,500 on March 1, 2006 and $750 on March 30, 2006, ratably to each of its partners.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
(8)	Operating Cost

The following is a summary of operating cost incurred for the period ended March 31, 2006 and 2005:

	March 31,	March 31,
	2006	2005
Direct labor	$111	86
Maintenance, materials and lubricants	86	49
Repairs - third party	123	196
General expenses – other	47	33

	$367	364

(9)	Income Taxes

All of the income and income tax was derived from activities of the Branch in Colombia.
   Deferred Remittance Tax
Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.

The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.

Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.

Tax Reconciliation

Income tax expense attributable to income from continuing operations was $1,126 and $412 for the periods ended March 31, 2006 and 2005, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	March 31, 2006		March 31, 2005
	Amount	%	Amount	%
Income before taxes	$2,815	100.00	1,045	100.00
Computed “Expected” tax expense	985	35.00	366	35.00
Tax expense	1,126	40.00	412	39.43

Difference	$141	5.00	46	4.43

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

			March 31, 2006			March 31, 2005
	Basis		Amount	%	Basis	Amount	%
Explanation:
Difference in principles and translation		$(312)	(109)	(3.88)	(86)	(30)	(2.87)
Surcharge tax (10%)			92	3.28		34	3.25
Remitance tax expense (7%)			146	5.19		42	4.02
Inflation adjustment		(23)	(8)	(0.28)		—	—
No deductible expenses		9	3	0.11		—	—
No deductible taxes (Industry and commerce, stamp tax )		41	14	0.51		—	—
Assessments to financial movements		6	2	0.07		—	—
Income not taxable		4	1	0.00		—

	$		141	5.00		46	4.43

The deferred tax is originated in the following temporary differences as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Accrued liabilities	$201	201
Property, plant and equipment	(674)	(676)

Net deferred tax liability	$(473)	(475)

Roll forward of deferred taxes:
Beginning balance	475	223
Increase in year	—	352
Translation	(2)	(100)

	$473	475

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at March 31, 2006. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
Major Changes Introduced by Law 863 (December 29, 2003)
1)	An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1st of each year. This applies to equities of 3.000 million pesos in 2004, 3.183 million pesos in 2005 and 3.344 million pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and Property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.
(10)	Settlement Agreement with Aviva Overseas Inc.

Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:
1.	The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2.	Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29.6196%, to Argosy Energy International, LP as a redemption of such interests.

3.	Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of March 31, 2006, amounts outstanding under the agreement include $990 due on the Note and $310 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $686 in 2007.
The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
     Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.
     The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. are as follows:

		Type of
Partner	Interest	interest
Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%
(11) Disagreement Between Argosy Energy International and Ecopetrol

As of March 31, 2006 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco association Contract. Ecopetrol interprets the contract to provide that the extend test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is still pending of agreement between the parties or determination through legal proceedings.

The estimated value of disputed production is $2,361,188 which possible loss is shared 50% ($1,180,594) with Solana Petroleum Exploration (Colombia) S.A. partner in the contract and 50% Argosy.

At this time no amount has been accrued in the financial statements.

(12)	Subsequent Events
•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.
These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.
•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. McKnight interest.

•	On June 21, 2006 Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Financial Statements
December 31, 2005 and 2004
With Independent Auditors’ Report Thereon

INDEPENDENT AUDITORS’ REPORT
Partners of
Argosy Energy International, LP:
We have audited the accompanying balance sheets of Argosy Energy International, LP as of December 31, 2005 and 2004, and the related statements of income, partner’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argosy Energy International, LP as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ KPMG Ltda
Bogotá, Colombia
July 28, 2006
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Income
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Oil sales to Ecopetrol	$11,891	6,393

Operating cost (note 9)	2,452	2,060
Depreciation, depletion and amortization	697	357
General and administrative expenses	1,082	859

	4,231	3,276

Operating profit	7,660	3,117

Other income, net (note 10)	449	225

Income before income and remittance taxes	8,109	3,342

Current income tax (note 11)	2,187	1,026
Deferred income tax	352	245
Deferred remittance tax	353	146

Total income and remittance taxes	2,892	1,417

Net Income	$5,217	1,925

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Balance Sheets
December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Assets
Current assets:
Cash and cash equivalents (note 3)	$7,124	6,954
Accounts receivable, net (note 4)	951	584
Accounts receivable reimbursement Ecopetrol	1,186	—
Inventories:
Crude oil	218	154
Materials	557	248

	775	402

Total current assets	10,036	7,940

Other long-term assets	16	10
Property, plant and equipment (note 5):
Unproved properties	3,622	2,312
Proved properties, net	5,401	3,211

	9,023	5,523

Total assets	$19,075	13,473

Liabilities and Partners’ Equity

Current liabilities:
Accounts payable	4,979	1,745
Tax payable	1,326	826
Employee benefits	103	88
Accrued liabilities	522	375

Total current liabilities	6,930	3,034

Long-term accounts payable (note 6)	686	—
Deferred income tax	475	223
Deferred remmittance tax	1,104	714
Pension plan (note 7)	—	35

Total liabilities	9,195	4,006
Partners’ equity (note 8)	9,880	9,467

Total liabilities and Partners’ equity	$19,075	13,473

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Cash Flows
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Cash flows from operating activities:
Net income	$5,217	1,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	697	357
Bad debt allowance	116	239
Deferred income tax	352	245
Deferred remittance tax	353	146
Pensions	24	59
Changes in assets and liabilities:
Accounts receivable	(1,669)	(191)
Inventories	(373)	339
Accounts payable	2,620	1,245
Tax payable	500	716
Employee benefits	15	28
Accrued liabilities	147	102
Deferred income tax	(100)	(4)
Deferred remmittance tax	37	58

Net cash provided by operating activities	7,936	5,264

Cash flows from investing activities:
Increase in long term investments	(65)	(70)
Additions to property, plant and equipment	(4,197)	(748)

Net cash used in investing activities	(4,262)	(818)

Cash flows used in financial activities - Redemption of partnership interest - Aviva Overseas Inc.	(3,504)	—

Net increase in cash and cash equivalents	170	4,446
Cash and cash equivalents at beginning of year	6,954	2,508

Cash and cash equivalents at end of year	$7,124	6,954

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Partners’ Equity
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	Limited	General	Total
	partners’	partners’	partners’
	capital	capital	equity
Balance as of December 31, 2003	$7,504	38	7,542

Net income	1,915	10	1,925

Balance as of December 31, 2004	9,419	48	9,467

Net income	5,180	37	5,217

Redemption of partnership interest -
Aviva Overseas Inc. (note 6)	(4,789)	(15)	(4,804)

Balance as of December 31, 2005	$9,810	70	9,880

See accompanying notes to financial statements.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in thousands of US dollars)
(1) Business Activities
Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.
Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).
There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company’s properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.
Operations
As of December 31, 2005, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase
Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration
The first four contracts have been signed with ECOPETROL and the last two with ANH.
An association contracts are those where the Government participate as partner of the field through the national oil company — ECOPETROL.
Exploration and production contracts (E&P) are those signed with the ANH — “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
The main terms of the above-mentioned contracts are as follows:
Santana Association Contract
On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.
Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.
Aporte Putumayo - Association Contract
The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Ministry of Environment and the treatment of the abandonment of the wells agreed with Ecopetrol and the Ministry of Mines.
Río Magdalena Association Contract
On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena region of Colombia in the provinces of Cundinamarca and Tolima.
The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of the exploration period. The exploratory well, Popa-1 was drilled during June and July and is on the completion stage.
Upon finalization of each phase, Argosy has the option to cancel the contract having previously completed the obligations agreed for each phase.
BT Letter Agreement
On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations. As of December 31, 2005 BT had not met their obligations under this agreement and outstanding accounts receivable of $355 related to their share of costs related to the Río Magdalena Association Contract were provisioned as bad debts.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Guayuyaco Association Contract
On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area named Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.
The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.
Argosy has the obligation of carry out the exploration work in two phases, which were completed. In the first phase, the Branch drilled the Inchiyaco -1 exploration well which was successful. During the second exploration phase, two wells were drilled, Guayuyaco-1 and Guayuyaco-2, which were successful. Therefore, on December 28, 2005, Ecopetrol accepted the Commerciality of the field.
Solana Petroleum Exploration Commercial Agreement
Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Prospect and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.
The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.
Talora Exploration and Exploitation Contract
On September 16, 2004, (effective date), Argosy and the National Hydrocarbons Agency (ANH) signed the Talora exploration and exploitation contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.
The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Contractual Commitments:

Starting
Phase	date	Obligations
3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
Chaza Exploration and Exploitation Contract
On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza exploration and exploitation contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.
The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.
The ANH Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.
Contractual Commitments:

Starting
Phase	date	Obligations
2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 16, 2008	One exploratory well.
5	December 16, 2009	One exploratory well.
6	December 16, 2010	One exploratory well.
The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.
(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(2) Summary of Significant Accounting Policies and Practices
  (a) Foreign Currency Translation
The transactions and accounts of the Company’s operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.
  (b) Cash Equivalents
Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.
  (c) Inventories
Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.
  (d) Property, Plant and Equipment
The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.
Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.
Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of our reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.
Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.
Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.
  (e) Environmental Liabilities and Expenditures
Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.
  (f) Asset Retirement Obligations
Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.
  (g) Concentration of Credit Risks
All of the company’s production is sold to Ecopetrol in which the sale price is agreed between both parts, according to local regulations in Colombia.
  (h) Income Taxes
Deferred Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
  (i) Financial Instruments Fair Value
The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments, approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.
  (j) Employee Benefits
The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the “Employee benefits” account as current liabilities at the closing of the period.
  (k) Defined Benefit Pension Plan
The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.
  (l) Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.
  (m) Revenue Recognition
The Company recognizes revenue when the crude oil is delivered to Ecopetrol.
Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(n) Management Fee
The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.
(o) Comprehensive Income
For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.
(3) Cash and Cash Equivalents
The following is a summary of cash and cash equivalents as of December 31:

	2005	2004
Held in United States dollars	$6,329	6,454
Held in Colombian pesos	394	185
Short-term investments	401	315

	$7,124	6,954

(4) Accounts Receivable
The following is a summary of accounts receivable as of December 31:

	2005	2004
Trade	$675	81
B.T. Río Magdalena Agreement	355	239
Vendor advances	172	60
Solana joint account	—	324
Other	104	119

	1,306	823
Less allowance for bad debts	(355)	(239)

	$951	584

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(5) Property, Plant and Equipment
The following is a summary of property, plant and equipment as of December 31:

	2005	2004
Oil properties:
Unproved	$3,622	2,312
Proved	59,096	56,218

	62,718	58,530
Less accumulated depreciation, depletion, and amortization	53,695	53,007

	$9,023	5,523

Capitalized Cost Unproved
Excluded From the Capitalized Cost Being Amortized

							Month
							Anticipated
							to be
			Exploration				included
			Cost		Cost Incurred		in
AFE	Contract	Detail	Dec-04	Dec-05	2004	2005	Amortization
MARY WELLWEST PROSPECT	Santana	Geological & Geophysical Data	287	287	287		Dec-06
MARY WEST WELL TESTING	Santana	Geological & Geophysical Data	93	93	93		Dec-06
EXPL. 100% NEW PROJECTS	New Projects	Geological & Geophysical Data	253	363	253	110	Dec-06
EXPL. 100% SANTANA	Guayuyaco	Geological & Geophysical Data	1,044	1,044	1,044		Dec-06
EXPL. 100% RIO MAGDALENA	Rio Magdalena	Sesimic Program	634	808	634	174	Mar-07
TALORA PROJECT	Talora	Seismic Program	1	89	1	88	Sep-07
SEISMIC GUAYUYACO	Guayuyaco	Seismic Program	0	431		431	Dec-06
SEISMIC CHAZA	Chaza	Seismic Program	0	505		505	Sep-07
POPA-1 WELL EXPLORATORY	Rio Magdalena	Road and Location Well	0	0			Mar-07
JUANAMBU-1 WELL EXPLORATORY	Guayuyaco	Road and Location Well	0	2		2	Jun-07
				0

Total Unproved Exploration Costs			2,312	3,622	2,312	1,310

All capital excluded from capitalized cost being amortized relates to exploration cost. No acquisition costs, development costs or capitalized interest costs are identified.
(6) Settlement Agreement with Aviva Overseas Inc
Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:

1.	The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2.	Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29.6196%, to Argosy Energy International, LP as a redemption of such interests.

3.	Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of December 31, 2005, amounts outstanding under the agreement include $990 due on the Note and $310 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $686 in 2007.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.
Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.
The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. is as follows:

		Type of
Partner	Interest	interest
Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%
(7) Pension Plan
Costs of the retirement plan are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions used could change in the near term as a result of changes in expected future trends and other factors, which depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.
The components of pension cost as of December 31 are:

	2005	2004
Interest cost	$34	31
Expected return of assets	(48)	(30)
Amortization of unrecognized net transition obligation (asset)	3	3

Net periodic pension cost	$(11)	4

Changes in plan assets:
Fund assets at beginning of year	300	232
Interest earned	61	68

Fund assets at end of year	$361	300

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

	2005	2004
Funded status:
Projected benefit obligation	359	335
Assets at fair value	361	300

Funded status	2	(35)
Unrecognized net transaction obligation remaining	31	32
Unrecognized prior service cost	—	—
Adjustment additional minimum liability	(2)	(5)
Unrecognized net loss or (gain)	(29)	(27)

Prepaid (unfunded accrued) pension cost	$2	(35)

The Company’s fund asset to cover pension benefits is represented in a mutual fund amounting to $361 and $300, in 2005 and 2004, respectively.

	2005	2004
Change in benefit obligation
Benefit obligation at beginning of year	335	276
Interest Cost	34	31
Benefits Paid	(24)	(22)
Foreign Currency Exchange	14	50

Total Activity	24	59

Benefit obligation at end of year	359	335
The weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	2005	2004
	%	%
Discount rate	9.3	10.5
Rate of compensation increase	4.7	6.0
Estimated future benefit payments are expected to be paid as follows:

Year	Amount
2006	25
2007	23
2008	22
2009	20
2010	19
2011- 2016	250
No expected contributions will be made to the plan during the year 2006.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(8) Equity
Stockholders’ Capital
The following is a detail of the stockholders’ participation in the capital:

	2005	2004
Stockholders	%	%
Crosby Capital L.L.C.	98.75	69.50
Argosy Energy Corp. .**	0.71	0.50
Aviva Overseas, Inc	—	29.62
Dale E. Armstrong	0.41	0.29
Richard S. McKnight	0.13	0.09
	100.00	100.00

** Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.
Foreign Exchange Restrictions
In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.
(9) Operating Cost
The following is a summary of operating cost incurred as of December 31:

	2005	2004
Direct labor	$383	316
Maintenance, materials and lubricants	417	417
Repairs - third party	700	752
General expenses - others	952	575

	$2,452	2,060

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(10) Other Income and Expenses, net
The following is a summary of other income and expenses, net as of December 31:

	2005	2004
Oil transportation	$18	146
Financial income	171	65
Insurance reimbursement	126	—
Other income	217	162
Foreign translation gain (loss)	33	(148)
Allowance for bad debts	(116)	—

	$449	225

(11) Income Taxes
All of the income and income tax was derived from activities of the branch in Colombia.
Deferred Remittance Tax
Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.
The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.
Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.
Tax reconciliation
Income tax expense attributable to income from continuing operations was $2,892 and $1,417 for the years ended December 31, 2005 and 2004, respectively, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	2005		2004
	Basis Amount %		Basis Amount %
Income before taxes	$8,109	100.00	3,342	100.00
Computed “Expected” tax expense	2,838	35.00	1,170	35.00
Tax expense	2,892	35.66	1,417	42.40

Difference	$54	0.66	247	7.40

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

	2005				2004
	Basis		Amount	%	Basis	Amount	%
Explanation:
Difference in principles		$(593)	(207)	(2.56)	(49)	(17)	(0.51)
Surcharge tax (10%)			199	2.45		93	2.79
Remittance tax expense (7%)			353	4.35		146	4.37
Inflation adjustment		(53)	(19)	(0.23)	(21)	(7)	(0.22)
No deductible expense		32	11	0.14	16	6	0.17
No deductible tax (Stamp tax)		130	46	0.56	57	20	0.60
Assessments to financial movements		45	16	0.19	13	4	0.13
Equity tax		25	9	0.11	31	11	0.33
Deduction fixed real productive assets		(1,014)	(355)	(4.38)
Income not taxable		4	1	0.03	(23)	(9)	(0.26)

	$		54	0.66		247	7.40

The deferred tax is the following:

	2005	2004
Accrued liabilities	$201	183
Property, plant and equipment	(676)	(406)

Net deferred tax liability	$(475)	(223)

Roll forward of deferred taxes:
Net deferred tax to December 31:
Beginning balance	223	(18)
Increase in year	352	245
Translation	(100)	(4)

	$475	223

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2005 and 2004. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Major Changes Introduced by Law 863 (December 29, 2003)
1)	An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1st of each year. This applies to equities of 3.000 millions pesos in 2004, 3.183 millions pesos in 2005 and 3.344 millions pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.
(12) Disagreement Between Argosy Energy International and Ecopetrol
As of December 31, 2005 the contracting parties of the Guayuyaco Association Contract, Ecopetrol and Argosy, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long-term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in Clause 3.5 of Attachment-B to the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extended test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back-in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for the benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is pending agreement of the parties or determination through legal proceedings. At this time no amount has been accrued in the financial statements as it is not considered probable that a loss will be incurred.
The estimated value of the disputed production is US$2,361,188, which possible loss is shared 50% (US$1,180,594) with the Argosy’s Guayuyaco partner, Solana Petroleum Exploration (Colombia) S.A.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(13)	Subsequent Events
•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.
These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.
The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.
•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. McKnight interest.

•	On June 21, 2006 Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.

Supplemental Oil and Gas Information (Unaudited)
The following tables set forth Argosy’s net interests in quantities of proved developed and undeveloped reserves of crude oil. Crude oil reserves represent the Argosy-own oil reserves projected for properties located in Colombia. The reserves are stated after applicable royalties. These estimates include reserves in which Argosy holds an economic interest under production-sharing contracts. The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 were prepared by Huddleston & Co., Inc.
In accordance with SFAS No. 69 and Securities and Exchange Commission (“SEC”) rules and regulations, the following information is presented with regard oil proved reserves, all of which are located in Colombia. These rules require inclusion as a supplement to the basic financial statements a standardized measure of discounted future net cash flows relating to proved oil and gas reserves. The standardized measure, in management’s opinion, should be examined with caution. The bases for these disclosures are independent petroleum engineer’s reserve studies which contains imprecise estimates of quantities and rates of production of reserves. Revision of prior year estimates can have a significant impact on the results. Also, exploration and production improvement costs in one year may significantly change previous estimates of proved reserves and their valuation. Values of unproved properties and anticipated future price, and cost increases or decreases are not considered. Therefore, the standardized measure is not necessarily a “best estimate” of the fair value of oil and gas properties or of future net cash flows.
I-Oil Reserves Information
(In barrels)
Proved Developed and Undeveloped Reserves

Balance at December 31, 2003	1,845,654
Revision of previous estimates	168,766
Improved recovery	—
Purchases of proved reserves	—
Extension and discoveries	—
Production	(197,027)
Sales	—

Balance at December 31, 2004	1,817,393
Revision of previous estimates	(18,936)
Improved recovery	—
Purchases of proved reserves	—
Extension and discoveries	822,007
Production	(283,795)
Sales	—

Balance at December 31, 2005	2,336,669

Proved developed reserves
December 31, 2004	1,817,393

December 31, 2005	2,336,669

II- Capitalized Costs Relating to Oil And Gas Producing Activities
(In thousands)

	As of December 31,
	2005	2004
Oil & gas properties:
Unproved	$3,622	2,312
Proved	59,096	56,218
Accumulated depreciation, depletion and amortization	(53,695)	(53,007)

Net capitalized costs	$9,023	5,523

III- Cost Incurred in Oil And Gas Property Acquisition,
Exploration and Development Activities
(In thousands)

	For the year ended
	December 31,
	2005	2004
Property acquisitions costs	$—	—
Exploration costs	1,310	405
Development costs	2,878	45

Costs incurred	$4,188	450

IV- Results of operations for producing activities
(In thousands)

	For the year ended
	December 31,
	2005	2004
Revenues - Oil sales	$11,891	6,393
Production costs	(2,452)	(2,060)
Depreciation, depletion and amortization	(697)	(357)
Income tax expenses	(2,892)	(1,417)

Results of operations	$5,850	2,559

V- Standardized Measure of Discounted Future Net Cash Flows
(In thousands)

	As of December 31,
	2005	2004
Future cash inflows	$112,721	64,626
Future production and development costs	(26,756)	(21,553)
Future income tax expense	(31,844)	(15,952)

Future net cash flows	54,121	27,121
10% Annual discount factor	(15,688)	(8,188)

Standardized measure	$38,433	18,933

Changes in the Standardized Measure of Discounted Future Net Cash Flows From Proved Reserve Quantities During 2005

Balance as of December 31, 2004	$18,933
Sales and transfers of oil and gas produced, net of production costs	(9,439)
Net changes in prices and production costs	20,115
Extensions, discoveries and improved recover, net of related costs	25,626
Development costs incurred during the period	0
Revision of previous quantity estimates	(702)
Accretion of discount	1,175
Net change in income taxes	(15,892)
Other	(1,383)

Balance as of December 31, 2005	$38,433

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Dong Won Corporation and Gran Tierra Energy Inc.
We have audited the accompanying schedule of revenues, royalties and operating cost (the “financial statements”) corresponding to the 14% interest in the Palmar Largo joint venture (representing the 14% working interest acquired by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. in the “YPF S.A. - Pluspetrol S.A. - Compañía General de Combustibles S.A. - Dong Won Corporation - Palmar Largo Unión Transitoria de Empresas” (the “Palmar Largo joint venture”)) for the eight-month period ended August 31, 2005 (the “Schedule of Revenues, Royalties and Operating Cost”). The Schedule of Revenues, Royalties and Operating Cost is the responsibility of Dong Won Corporation’s management. Our responsibility is to express an opinion on this Schedule of Revenues, Royalties and Operating Cost based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Dong Won Corporation is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of Dong Won Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements present fairly, in all material respects, the revenues, royalties and operating cost corresponding to the 14% interest in the Palmar Largo joint venture on the basis of accounting described in Notes 1 and 2 for the eight-month period ended August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
Buenos Aires, Argentina
November 7, 2005
Deloitte & Co. S.R.L.
/s/ Ricardo C. Ruiz
Ricardo C. Ruiz
Partner

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the eight-month period ended August 31, 2005 (audited) (Note 1)
(Amounts expressed in U.S. Dollars - Note 2)

Eight-month period
ended
August 31, 2005
Revenues	2,913,532
Royalties	(353,228)
Operating costs	(1,081,085)

1,479,219

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14%
interest in the Palmar Largo joint venture for the eight-month period ended
August 31, 2005 (audited)
1. Basis of Presentation.
The accompanying Schedule of Revenues, Royalties and Operating Cost includes the revenues, royalties and operating cost for the eight-month period ended August 31, 2005, corresponding to the 14% working interest in the “YPF S.A. — Pluspetrol S.A. — Compañía General de Combustibles S.A. - Dong Won Corporation — Palmar Largo Unión Transitoria de Empresas” (the “Palmar Largo joint venture”) acquired on September 1, 2005 by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. from Dong Won Corporation. The Schedule of Revenues, Royalties and Operating Cost does not include any cost related to indirect general and administrative costs, income and capital taxes or any provisions related to depletion, depreciation or asset retirement obligation.
The Palmar Largo joint venture was formed on November 24, 1992 under the method foreseen in Chapter III, Section II of Argentine Law No. 19.550 (volume 1984 and their modifications). The Palmar Largo joint venture aims at exploring, exploiting and developing the hydrocarbons of the “Palmar Largo” Area.
On December 18, 1992, by Decree 2.444/92 of the Argentine Federal Executive, the production and exploration concession corresponding to “Palmar Largo” Area — Northwest Basin- Provinces of Salta and Formosa offered by the International Public Bidding No 14-280/92 was awarded to Y.P.F S.A., Pluspetrol Exploración y Producción S.A., Norcen Argentina S.A., Compañía General de Combustibles S.A. and Dong Won Co Ltd. According to Argentine laws, production concessions have a term of 25 years, which may be extended for an additional ten-year term, in accordance with the corresponding applicable legislation.
The concession is managed through the joint venture’s partners through a formal joint venture operating agreement. After giving effect to the acquisition of the 14% interest in the Palmar Largo joint venture by Gran Tierra Energy Argentina S.A. as mentioned in the first paragraph, the interest of each of the companies making up the joint venture are as follows: YPF S.A.: 30%, Pluspetrol S.A. (joint venture’s Operator): 38.15%, Compañía General de Combustibles S.A.: 17.85% and Gran Tierra Energy Argentina S.A.: 14%.
Since the Palmar Largo joint venture’s partners are the holders of the hydrocarbons produced in the Palmar Largo area, each of them withdraws the production that the Operator assigns in the measurement and delivery point.
The accompanying schedule of revenues, royalties and operating cost only represents the revenues, royalties and operating cost corresponding to the Palmar Largo joint venture’s production assigned to and commercialized by Dong Won Corporation for the eight-month period ended August 31, 2005, representing its 14% interest in the Palmar Largo joint venture’s assigned production for such period.

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14%
interest in the Palmar Largo joint venture for the eight-month period ended
August 31, 2005 (audited)
2. Significant Accounting Policies
The schedule of revenues, royalties and operating cost has been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) as follows:
Revenues
Revenues from the sale of product are recognized upon delivery to purchasers.
Royalties
A 12% royalty is payable on the estimated value at the wellhead of crude oil production and the natural gas volumes commercialized. The estimated value is calculated based upon the actual sale price of the crude oil and gas produced, less the costs of transportation and storage.
Operating cost
Operating cost includes amounts incurred on extraction of product to the surface, gathering, field processing, treating, field storage and transportation.
Translation to U.S. dollars
In preparing the Schedule of Revenues, Royalties and Operating Cost, the results have been translated from Argentine pesos to U.S. dollars using the average exchange rate for the eight-month period ended August 31, 2005. The average exchange rates from Argentine pesos to U.S. dollars was Argentine peso 2.9015 to U.S. dollar for the eight-month period ended August 31, 2005.
RESERVES QUANTITY INFORMATION
FOR THE PERIOD ENDED AUGUST 31, 2005

Proved developed and undeveloped reserves:
Beginning of year, January 1, 2005	733,857

Revisions of previous estimates	(37,381)

Production	(80,091)

End of year, August 31, 2005*	616,385

Proved Developed Reserves:
Beginning of year, January 1, 2005	577,321

End of year, August 31, 2005*	497,585

*	Denotes the date at which Gran Tierra Energy purchased the assets of Palmar Largo.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND
CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES
AT AUGUST 31, 2005

Palmar
Largo
Future Cash Inflows*	27,000,420
Future Production and Development Costs*	(14,226,418)
Future Income Tax Expense*	(1,080,530)

Future Net Cash Flows	11,693,472
10% annual discount for estimated timing of cash flows	(3,476,304)

Standardized Measure of discounted future net cash flows	8,217,168
The following are the principal sources of change in the standardized measure of discounted future net cash flows during 2005:

Sales and transfers of oil and gas produced, net of production costs	(1,848,790)
Net changes in prices, volumes and production costs	2,590,816
Extentions, discoveries and improved recovery, less related costs	656,101
Accretion of Discount	902,368
Net change in income taxes	(1,429,504)

Total Explained Variance	870,991

*	Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing proved oil and gas reserves in which the enterprise has mineral interests, including those mineral interests related to long-term supply agreements with governments for which the enterprise serves as the producer of the reserves.

Report of Independent Registered
Public Accounting Firm
To the Board of Directors of
Dong Won Corporation and Gran Tierra Energy Inc.
We have audited the accompanying schedule of revenues, royalties and operating cost (the “financial statements”) corresponding to the 14% interest in the Palmar Largo joint venture (representing the 14% working interest acquired by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. in the “YPF S.A. - Pluspetrol S.A. - Compania General de Combustibles S.A. - Dong Won Corporation - Palmar Largo Union Transitoria de Empresas” (the “Palmar Largo joint venture”)) for the years ended December 31, 2004 and 2003 (the “Schedule of Revenues, Royalties and Operating Cost”). The Schedule of Revenues, Royalties and Operating Cost is the responsibility of Dong Won Corporation’s management. Our responsibility is to express an opinion on this Schedule of Revenues, Royalties and Operating Cost based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. Dong Won Corporation is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of Dong Won Corporation’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statement presents fairly, in all material respects, the revenues, royalties and operating cost corresponding to the 14% interest in the Palmar Largo joint venture on the basis of accounting described in Notes 1 and 2 for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.
Buenos Aires, Argentina
November 7, 2005
Deloitte & Co. S.R.L.
/s/Ricardo C. Ruiz
Ricardo C. Ruiz
Partner

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited) (Note 1)
(Amounts expressed in U.S. Dollars - Note 2)

	Six-month period ended		Year ended
	June 30,	June 30,
	2005	2004	2004	2003
	(unaudited)	(unaudited)	(audited)	(audited)
Revenues	2,065,587	2,036,454	4,703,136	4,422,688
Royalties	(258,716)	(239,111)	(492,535)	(457,293)
Operating costs	(837,524)	(635,088)	(1,424,152)	(1,297,260)

	969,347	1,162,255	2,786,449	2,668,135

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited)
1. Basis of Presentation
The accompanying Schedule of Revenues, Royalties and Operating Cost includes the revenues, royalties and operating costs for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited), corresponding to the 14% working interest in the “YPF S.A. – Pluspetrol S.A. – Compañía General de Combustibles S.A. – Dong Won Corporation - Palmar Largo Unión Transitoria de Empresas” (the “Palmar Largo joint venture”) acquired on September 1, 2005 by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. from Dong Won Corporation. The Schedule of Revenues, Royalties and Operating Cost does not include any cost related to indirect general and administrative costs, income and capital taxes or any provisions related to depletion, depreciation or asset retirement obligation.
The interim financial information for the six months ended June 30, 2005 and 2004 is unaudited and has been prepared on the same basis as the audited financial statement. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. The results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.
The Palmar Largo joint venture was formed on November 24, 1992 under the method foreseen in Chapter III, Section II of Argentine Law No. 19.550 (volume 1984 and their modifications). The Palmar Largo joint venture aims at exploring, exploiting and developing the hydrocarbons of the “Palmar Largo” Area.
On December 18, 1992, by Decree 2.444/92 of the Argentine Federal Executive, the production and exploration concession corresponding to “Palmar Largo” Area - Northwest Basin - Provinces of Salta and Formosa offered by the International Public Bidding No. 14-280/92 was awarded to Y.P.F., S.A., Pluspetrol Exploración y Producción S.A., Norcen Argentina S.A., Compañía General de Combustibles S.A. and Dong Won Co. Ltd. According to Argentine laws, production concessions have a term of 25 years, which may be extended for an additional ten-year term, in accordance with the corresponding applicable legislation.
The concession is managed through the joint venture’s partners through a formal joint venture operating agreement. After given effect to the acquisition of the 14% interest in the Palmar Largo joint venture by Gran Tierra Energy Argentina S.A. as mentioned in the first paragraph, the interest of each of the companies making up the joint venture are as follows: YPF S.A.: 30%, Pluspetrol S.A. (joint venture’s Operator): 38.15%, Compañía General de Combustibles S.A.: 17.85% and Gran Tierra Energy Argentina S.A.: 14%.
Since the Palmar Largo joint venture’s partners are the holders of the hydrocarbons produced in the Palmar Largo area, each of them withdraws the production that the Operator assigns in the measurement and delivery point.
The accompanying schedule of revenues, royalties and operating cost only represents the revenues, royalties and operating cost corresponding to the Palmar Largo joint venture’s production assigned to and commercialized by Dong Won Corporation for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited), representing its 14% interest in the Palmar Largo joint venture’s assigned production for such years.

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 (audited) and for the six months ended June 30, 2005 and 2004 (unaudited)
2. Significant Accounting Policies
The schedule of revenues, royalties and operating cost has been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) as follows:
Revenues
Revenues from the sale of product are recognized upon delivery to purchasers.
Royalties
A 12% royalty is payable on the estimated value at the wellhead of crude oil production and the natural gas volumes commercialized. The estimated value is calculated based upon the actual sale price of the crude oil and gas produced, less the costs of transportation and storage.
Operating cost
Operating cost include amounts incurred on extraction of product to the surface, gathering, field processing, treating, field storage and transportation.
Translation to U.S. dollars
In preparing the Schedule of Revenues, Royalties and Operating Cost, the results have been translated from Argentine pesos to U.S. dollars using the average exchange rate for each year. The average exchange rates from Argentine pesos to U.S. dollars were Argentine peso 2.9416 and 2.9492 to U.S. dollar for the years ended December 31, 2004 and 2003, respectively and Argentine peso 2.9108 and 2.9069 to U.S. dollar for the six months ended June 30, 2005 and 2004, respectively.
RESERVES QUANTITY INFORMATION
FOR THE PERIOD ENDED DECEMBER 31, 2004

Proved developed and undeveloped reserves:
Beginning of year, January 1, 2004	868,477

Revisions of previous estimates

Production	(134,620)

End of year, December 31, 2004	733,857

Proved Developed Reserves:
Beginning of year, January 1, 2004	711,941

End of year, December 31, 2004	577,321

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND
CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES
AT DECEMBER 31, 2004

Palmar
Largo
Future Cash Inflows*	22,909,244
Future Production and Development Costs*	(13,469,358)
Future Income Tax Expense*	348,974

Future Net Cash Flows	9,788,860
10% annual discount for estimated timing of cash flows	(2,442,683)

Standardized Measure of discounted future net cash flows	7,346,177
The following are the principal sources of change in the standardized measure of discounted future net cash flows during 2004:

Sales and transfers of oil and gas produced, net of production costs	(369,103)
Net changes in prices, volumes and production costs	(191,468)
Extentions, discoveries and improved recovery, less related costs	1,590,000
Accretion of Discount	717,305
Net change in income taxes	(798,956)
Other	(23,518)

Total Explained Variance	924,259

*	Future net cash flows were computed using year-end prices and costs, and year-end statutory tax rates (adjusted for permanent differences) that relate to existing proved oil and gas reserves in which the enterprise has mineral interests, including those mineral interests related to long-term supply agreements with governments for which the enterprise serves as the producer of the reserves.
RESERVES QUANTITY INFORMATION
FOR THE PERIOD ENDED DECEMBER 31, 2003

Proved developed and undeveloped reserves:
Beginning of year, January 1, 2003	1,017,857

Revisions of previous estimates

Production	(149,380)

End of year, December 31, 2003	868,477

Proved Developed Reserves:
Beginning of year, January 1, 2003	861,321

End of year, December 31, 2003	711,941

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND
CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES
AT DECEMBER 31, 2003

Palmar
Largo
Future Cash Inflows*	24,990,646
Future Production and Development Costs*	(16,949,292)
Future Income Tax Expense*	1,147,930

Future Net Cash Flows	9,189,284
10% annual discount for estimated timing of cash flows	(2,767,366)

Standardized Measure of discounted future net cash flows	6,421,918

74,447,403 Shares
Common Stock

Prospectus
May 15, 2007